As filed with the Securities and Exchange Commission on December ___, 2001
                                                        Reg. No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            MACATAWA BANK CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

  Michigan                          6712                         38-3391345
(State or Other               (Primary Standard                (IRS Employer
Jurisdiction of                  Industrial                  Identification No.)
Incorporation or               Classification
Organization)                   Code Number)

                             348 South Waverly Road
                             Holland, Michigan 49423
                                 (616) 820-1444
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               Benj. A. Smith, III
                      Chairman and Chief Executive Officer
                                106 E. 8th Street
                             Holland, Michigan 49423
                                 (616) 396-0119
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                          Copies of communications to:

          Donald L. Johnson                             Gordon R. Lewis
Varnum, Riddering, Schmidt & Howlett, LLP         Warner Norcross & Judd LLP
    333 Bridge Street, Ste. 1700                111 Lyon Street, N.W., Suite 900
    Grand Rapids, Michigan 49504               Grand Rapids, Michigan 49503-2487
          (616) 336-6000                                (616) 752-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
       Title of Each                                          Proposed Maximum              Proposed
    Class of Securities       Amount to be Registered(1)       Offering Price          Maximum Aggregate             Amount of
      Being Registered                                          Per Share(2)           Offering Price(2)        Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
        Common Stock
       (no par value)                 2,459,905                    $6.74                 $16,569,692                 $3,961
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents a bona fide estimate of the maximum amount of Macatawa Bank Corporation Common Stock to be offered based on the amount and form of consideration to be issued pursuant to the proposed transaction and the number of options to purchase Common Stock of Grand Bank Financial Corporation outstanding as of December 26, 2001.

(2) The registration fee has been computed pursuant to Rule 457(f)(2). Pursuant to that rule, and solely for purposes of calculating the registration fee, the Maximum Officer Price Per Share and Maximum Aggregate Offering Price have been calculated on the basis of the book value of the common stock of Grand Bank Fianncial Corporation at September 30, 2001.

We hereby amend this registration statement on this date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.




                             ________________, 2002

The information in this Prospectus and Joint Proxy Statement is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.


                                                        GRAND
        MACATAWA BANK                                    GB
        CORPORATION                                     BANK






                      Prospectus and Joint Proxy Statement

                       Special Meetings of Shareholders of

                        Grand Bank Financial Corporation
                                       and
                            Macatawa Bank Corporation

                     In Connection with an Offering of up to
                       2,459,905 Shares of Common Stock of

                            Macatawa Bank Corporation

     The boards of directors of Macatawa Bank Corporation and Grand Bank Financial Corporation are furnishing this prospectus and joint proxy statement to you as a shareholder of either Macatawa or Grand to solicit your proxy to vote at a special meeting of Macatawa or Grand shareholders to be held on ____________, 2002 and _____________, 2002, respectively, and at any adjournment or postponement of these meetings. At the Macatawa special meeting, Macatawa shareholders will vote upon approval of the Agreement and Plan of Merger with Grand and the issuance of shares of Macatawa common stock pursuant to the Plan of Merger. At the Grand special meeting, Grand shareholders will vote upon the approval of the Agreement and Plan of Merger with Macatawa.

     If the Merger is completed as proposed, Grand will merge with Macatawa. Macatawa will issue 17.5979 shares of Macatawa common stock in exchange for each outstanding share of Grand's common stock and pay cash for any fractional shares of Grand common stock.

     Austin Associates, LLC, Grand's financial advisor, has furnished the Board of Directors of Grand with its written opinion that the terms of the Agreement and Plan of Merger are fair from a financial point of view. Donnelly, Penman, French, Haggarty & Co., Macatawa's financial advisor, has furnished the Board of Directors of Macatawa with its written opinion that the exchange ratio of
17.5979 a share of Macatawa common stock in exchange for each share of Grand's common stock is fair from a financial point of view.

     After careful consideration, Macatawa's Board of Directors and Grand's Board of Directors have each determined the Merger to be in the best interests of its shareholders. Macatawa's Board of Directors unanimously recommends that its shareholders vote FOR approval of the Merger Agreement and the issuance of shares of Macatawa common stock in connection with the Merger. Grand's Board of Directors recommends that Grand shareholders vote FOR approval of the Merger Agreement.

     The Merger cannot be completed unless, among other conditions, Grand's shareholders approve the Merger Agreement, Macatawa's shareholders approve the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement, and Macatawa obtains regulatory approval of the Merger.

     This prospectus and joint proxy statement and the accompanying form of proxy are being mailed on or about ____________, 2002. Your vote is important. Even if you expect to attend the special meeting in person, please sign and date the enclosed proxy card and mail it promptly in the enclosed envelope. Returning a proxy will not prevent you from later voting in person at the special meeting.

                             _______________, 2002

     Macatawa common stock is traded on The Nasdaq Stock Market under the symbol "MCBC." Macatawa common stock is not a savings account, deposit, or other obligation of any bank or nonbank subsidiary of Macatawa and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Macatawa common stock is subject to investment risks, including possible loss of value.



--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus and joint proxy statement. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------




                               ____________, 2002

                                Table of Contents

SUMMARY.....................................................1
     The Companies..........................................1
     The Merger.............................................1
     Historical Selected Financial Data (Unaudited).........5
     Unaudited Pro Forma Combined Condensed Financial
        Information.........................................6
     Comparative Per Share Information......................7
SPECIAL MEETING OF MACATAWA SHAREHOLDERS....................8
     Date, Time, and Place of the Special Meeting...........8
     Purpose of the Special Meeting.........................8
     Shareholder Special Meeting Record Date................8
     Vote Required for the Approval of the Merger
        Agreement and Issuance of Shares....................8
     Proxies and Effect on Vote.............................9
     Revocation of Proxies..................................9
     Solicitation of Proxies................................9
SPECIAL MEETING OF GRAND SHAREHOLDERS......................10
     Date, Time, and Place of the Special Meeting..........10
     Purpose of the Special Meeting........................10
     Shareholder Special Meeting Record Date...............10
     Vote Required for the Approval of the Merger
        Agreement..........................................10
     Proxies and Effect on Vote............................10
     Revocation of Proxies.................................11
     Solicitation of Proxies...............................11
THE MERGER AND MERGER AGREEMENT............................12
     What Grand Shareholders Will Receive in the Merger....12
     Structure of the Merger...............................12
     Background of the Merger..............................12
     Merger Recommendation and Reasons for the Merger......15
     Opinion of Grand's Financial Advisor..................16
     Opinion of Macatawa's Financial Advisor...............21
     Closing and Effective Time of the Merger..............26
     Regulatory Approvals..................................27
     Distribution of Macatawa Common Stock.................27
     Exclusive Commitment to Macatawa......................28
     Conduct of Grand Pending the Completion of
        the Merger.........................................28
     Management of Macatawa After the Merger...............31
     Conditions to Closing the Merger......................31
     Termination...........................................33
     Description of Macatawa Common Stock..................34
     Comparison of Rights of Macatawa and Grand
        Shareholders.......................................34
     Restrictions on Grand Affiliates......................39
     Material Federal Income Tax Consequences..............40
     No Dissenters' Rights.................................41
     Unaudited Pro Forma Condensed Combined
        Financial Statements...............................42
     Notes to Unaudited Pro Forma Condensed Combined
        Balance Sheets and Statements of Income............46
GRAND BANK FINANCIAL CORPORATION...........................48
     Description of Business...............................48
     Grand Common Stock....................................48
     Selected Financial Data...............................49
     Grand's Management's Discussion and Analysis of
        Financial Condition and Results of Operations
        for the Periods Ended September 30, 2001 and
        2000...............................................50
     Grand's Discussion and Analysis of Financial
        Condition and Results of Operations as of
        December 31, 2000 and 1999 and for the Years
        Ended December 31, 2000, 1999 and 1998.............53
     Financial Statements..................................56
VOTING AND MANAGEMENT INFORMATION..........................86
     Voting Securities and Principal Shareholders of
        Grand..............................................86
     Interests of Certain Persons in the Merger............88
GENERAL INFORMATION........................................90
     Experts...............................................90
     Legal Opinions........................................90
     Sources of Information................................90
WHERE YOU CAN FIND MORE INFORMATION........................91
FORWARD-LOOKING STATEMENTS.................................92

Agreement and Plan of Merger.......................Appendix A
Fairness Opinion of Grand's Financial Advisor......Appendix B
Fairness Opinion of Macatawa's Financial Advisor...Appendix C

                                   Summary

     This summary highlights selected information from this prospectus and joint proxy statement and may not contain all of the information that is important to you. For a more complete description of the legal terms of the Merger of Macatawa and Grand, you should read carefully this entire document and the documents that are incorporated by reference in this document. In this document, "you" and "your" refer to each holder of Macatawa common stock and Grand common stock.


                                  The Companies

Macatawa  Bank Corporation
348 South Waverly Road
Holland, Michigan 49423
(616) 820-1444

Macatawa Bank  Corporation is a bank holding company  headquartered  in Holland,
Michigan and owns Macatawa Bank. Macatawa Bank provides a wide range of commercial and consumer banking services through 14 full service branches located in Ottawa County, northern Allegan County and southwestern Kent County, Michigan. Macatawa offers commercial and personal banking services, including checking and savings accounts, certificates of deposit, safe deposit boxes, travelers' checks, money orders, trust services and commercial, mortgage and consumer loans. Since its formation in November 1997, Macatawa has grown rapidly while maintaining asset quality and attaining and improving profitability. At September 30, 2001, Macatawa had, on a consolidated basis, total assets of $633.8 million, total deposits of $502.5 million, total loans of $506.7 million, approximately 49,000 deposit accounts, and shareholders' equity of $65.8 million.

Grand Bank Financial Corporation
126 Ottawa Avenue NW
Grand Rapids, Michigan 49503
(616) 235-7000

Grand Bank Financial Corporation is a bank holding company headquartered in Grand Rapids, Michigan and owns Grand Bank. Grand Bank operates its banking business in Grand Rapids, Michigan and the surrounding area. Grand offers commercial and personal banking services, including checking and savings accounts, certificates of deposit, safe deposit boxes, travelers' checks, money orders, trust services and commercial, mortgage and consumer loans. As of September 30, 2001, Grand had, on a consolidated basis, total assets of $251.9 million, total deposits of $212.7 million, total portfolio loans of $217.9 million and shareholders' equity of $16.6 million.

                                   The Merger

What Grand Shareholders Will Receive in the Merger (See Page 11)

If the Merger is completed as planned, you will receive 17.5979 (referred to as the "Exchange Ratio") shares of Macatawa common stock for each share of Grand common stock that you own. The Exchange Ratio is fixed and will not be adjusted to reflect changes in the market price of Macatawa's common stock. The Exchange Ratio will be adjusted if either Grand or Macatawa declares a stock split or stock dividend before the completion of the Merger. No certificates representing fractional shares will be issued. Instead, you will receive a check in payment for any fractional shares, based on the market value of Macatawa common stock.

Example: If you own 10 shares of Grand common stock, you will receive 175 shares of Macatawa common stock. In addition, you will receive a check equal to 0.979 (your fractional share) multiplied by the average of the closing prices per share of Macatawa common stock reported on The Nasdaq Stock Market for the 5 consecutive full trading days ending on the business day prior to the closing of the Merger.

You should not send in your Grand stock certificates until Macatawa instructs you to do so after the Merger is completed.

Recommendation to Shareholders to Approve the Merger (See Page 14)

Macatawa Shareholders. After careful consideration, Macatawa's Board of Directors has determined the Merger to be in the best interests of Macatawa's shareholders. Macatawa's Board of Directors unanimously recommends that you vote FOR the proposal to approve the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement.

Grand Shareholders. After careful consideration, Grand's Board of Directors has determined the Merger to be in the best interests of Grand's shareholders. Grand's Board of Directors recommends that you vote FOR the proposal to approve the Merger Agreement.

Grand's Financial Advisor's Opinion that the Financial Terms of the Merger are Fair (See Page 15)

In deciding to approve the Merger, Grand's Board of Directors considered the opinion of its financial advisor, Austin Associates, LLC, that the terms of the Agreement and Plan of Merger are fair to Grand shareholders from a financial point of view. The written opinion of Austin Associates, LLC is attached as Appendix B to this document.

Macatawa's Financial Advisor's Opinion that the Exchange Ratio is Fair (See Page
21)

Macatawa's Board of Directors has received the written opinion of its financial advisor, Donnelly, Penman, French, Haggarty & Co., that the Exchange Ratio is fair to Macatawa shareholders from a financial point of view. That written opinion is attached as Appendix C to this document.

Time and Location of the Macatawa Shareholder Meeting (See Page 8)

Macatawa will hold a special meeting of its shareholders to vote on the approval of the Merger Agreement and the issuance of shares pursuant to the Merger Agreement. The special meeting will be held:

       __________, ____________, 2002
       ___________ local time
       _____________
       _________________
       Holland, Michigan 49423

Time and Location of the Grand Shareholder Meeting (See Page 10)

Grand will hold a special meeting of its shareholders to vote on the approval of the Merger Agreement. This special meeting will be held:

       __________, _________________, 2002
       ___________ local time
       _____________
       ________________
       Grand Rapids, Michigan ____________


Vote Required to Approve the Merger and Issuance of Shares

Macatawa Shareholders. (See Page 8) Only holders of record of Macatawa common stock on ______________, 2002 have the right to vote on the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement.

To approve the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement, the holders of at least a majority of the shares of Macatawa common stock that are present and voted at the special meeting must vote FOR approval of the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement.

As of the record date, Macatawa's directors, executive officers, and their affiliates beneficially owned shares (excluding shares subject to options), or approximately % of the shares of Macatawa common stock entitled to vote on the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement. Macatawa's directors, executive officers and their affiliates are expected to vote these shares in favor of approval of the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement.

As of the record date, Macatawa's directors, executive officers, and their affiliates did not own any Grand common stock.

Grand Shareholders. (See Page 10) Only holders of record of Grand common stock on ______________, 2002 have the right to vote on approval of the Merger Agreement.

To approve the Merger Agreement, the holders of at least a majority of the shares of Grand common stock issued and outstanding as of the record date must vote FOR approval of the Merger Agreement.

As of the record date, Grand's directors, executive officers, and their affiliates beneficially owned 47,142 shares (excluding shares subject to options), or approximately 33.85% of the shares of Grand common stock entitled to vote on the Merger Agreement. Grand's directors, executive officers and their affiliates are expected to vote these shares in favor of approval of the Merger Agreement.

As of the record date, Grand's directors, executive officers, and their affiliates beneficially owned ___ shares of Macatawa common stock.

How to Cast Your Vote By Proxy

Macatawa Shareholders. (See Page 9) Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares of Macatawa common stock may be represented at Macatawa's special meeting. If you properly sign and return a proxy card but do not include instructions on how to vote your shares, they will be voted FOR approval of the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement.

Grand Shareholders. (See Page 10) Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares of Grand common stock may be represented at Grand's special meeting. If you properly sign and return a proxy card but do not include instructions on how to vote your shares, they will be voted FOR approval of the Merger Agreement.

How to Cast Your Vote If Your Shares Are Held By a Broker or Other Nominee in Street Name

If your shares are held by your broker or other nominee in street name, your broker does not have authority to vote your shares unless you provide your broker instructions on how you want to vote. Your broker should send you a form to give such instructions or you may request forms from your broker.

Macatawa Shareholders. With respect to the proposal to approve the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement, your shares will not be voted if you do not provide your broker with voting instructions. Failure to vote your shares on the proposal to approve the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement will not necessarily have the same effect as voting against the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement.

Grand Shareholders. If you do not provide your broker with voting instructions, your shares will not be voted at the special meeting. Failure to vote Grand shares will have the same effect as voting against approval of the Merger Agreement.

How to Change Your Vote

If you want to change your vote, you may send the Secretary of Macatawa or Grand, as appropriate, a later-dated, signed proxy card before the special meeting or attend and vote at your company's special meeting. You may also revoke your proxy by sending written notice of revocation to the Secretary of Macatawa or Grand, as appropriate, before your company's special meeting.

Macatawa Shareholders. (See Page 9) Macatawa's shareholders should send any later-dated proxy or notice of revocation to:

    Macatawa Bank Corporation
    348 South Waverly Road
    Holland, Michigan 49423
    Attention: Secretary

Grand  Shareholders.   (See  Page  11)  Grand's  shareholders  should  send  any
later-dated proxy or notice of revocation to:

    Grand Bank Financial Corporation
    126 Ottawa Avenue NW
    Grand Rapids, Michigan 49503
    Attention: Secretary

Bank Regulators Must Approve the Merger (See Page 22)

The Board of Governors of the Federal Reserve System, referred to as the Federal Reserve Board, must approve the Merger. Macatawa filed its application for approval with the Federal Reserve Board on or about December 21, 2001.

Certain Conditions Must Be Met Before the Completion of the Merger (See Page 26)

There are a number of conditions that must be met before Macatawa and Grand will be required to complete the Merger. These conditions include the following, among others:

o Macatawa shareholders owning at least a majority of the shares of Macatawa common stock present and voting on the Merger Agreement must vote to approve the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement;

o Grand shareholders owning at least a majority of the issued and outstanding shares of Grand common stock must vote to approve the Merger Agreement;

o   the Federal Reserve Board must approve the Merger; and

o Macatawa's tax counsel must provide an opinion that the Merger will be a tax-free reorganization.

Certain conditions to the Merger may be waived by the party for whose benefit they are provided. In addition, Macatawa and Grand have certain termination rights discussed below.

If Macatawa's and Grand's shareholders have approved the Merger Agreement and all regulatory approvals have been received, the closing will take place at a time and date agreed to by Macatawa and Grand. In the absence of agreement, the closing will take place on the earliest date specified by either Macatawa or Grand upon five business days' written notice to the other.

Federal Income Tax Consequences of the Merger (See Page 35)

The Merger is structured so that Grand's shareholders are not expected to recognize any gain or loss for federal income tax purposes from the Merger, except to the extent that they receive cash in lieu of fractional shares. However, due to the complexities of federal, state, and local income tax laws, Grand shareholders are strongly advised to consult their own tax advisors concerning the tax consequences to them of the Merger.

No Dissenters' Rights (See Page 36)

Macatawa Shareholders. Under Michigan law, you are not entitled to dissenters' rights with respect to approval of the proposed Merger and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement.

Grand Shareholders. Under Michigan law, you are not entitled to dissenters' rights with respect to approval of the proposed Merger.

Interests of Grand Officers and Directors in the Merger (See Page 79)

Certain directors and officers of Grand may be considered to have interests in the Merger in addition to their interests generally as shareholders of Grand. Such interests include the right of certain directors and officers to receive severance payments and extended insurance benefits pursuant to employment agreements.

Upon the completion of the Merger, Macatawa will assume all the rights, duties, and obligations under Grand's stock option plans. Each unexercised option outstanding will become an option to purchase a number of shares of Macatawa common stock equal to the number of shares of Grand common stock subject to each option multiplied by the Exchange Ratio under the Merger Agreement. The exercise price per share for Macatawa common stock under these options will be equal to the exercise price per share of Grand common stock divided by the Exchange Ratio. As of November 20, 2001, executive officers and directors of Grand as a group held options to purchase a total of 4,404 shares of Grand common stock.

In addition, one member of Grand's Board of Directors will be added to Macatawa's Board of Directors. This member will be selected by Grand's Board of Directors and approved by Macatawa's Board of Directors.

Comparative Market Prices of Macatawa and Grand Stock

Macatawa common stock is traded on The Nasdaq Stock Market under the symbol "MCBC." There is no established public trading market for Grand common stock.

The following table sets forth the closing prices per share of Macatawa common stock (1) on November 20, 2001, the business day preceding the public announcement that Macatawa and Grand had entered into the Merger Agreement, and
(2) on ______________, 2002, the last full trading day for which closing prices were available at the time of the printing of this document.

The following table also sets forth the equivalent price per share of Grand common stock on the dates indicated. The equivalent price per share is equal to the closing price of a share of Macatawa common stock on that date multiplied by 17.5979, the number of shares of Macatawa common stock to be issued in exchange for each share of Grand common stock.

                    Macatawa
                     Common      Equivalent
      Date           Stock       per Share
----------------- ------------- -------------
Nov. 20, 2001        $16.75       $294.76
Dec. 17, 2001        $17.55       $308.84

This equivalent per share price reflects the dollar value of the Macatawa common stock that Grand shareholders would receive for each share of their Grand common stock, based on the prices stated.

Historical Selected Financial Data (Unaudited)

     The following financial information is provided to aid you in your analysis of the financial aspects of the Merger. This information is derived from Macatawa's and Grand's audited financial statements for 1996 through 2000 and their unaudited financial statements for the nine months ended September 30, 2001. This information is only a summary. You should read it in conjunction with the historical financial statements (and related notes) contained or incorporated by reference in Macatawa's annual reports on Form 10-K, quarterly reports on Form 10-Q, and other information filed with the Securities and Exchange Commission and in Grand's financial statements, related notes, Management's Discussion and Analysis, and other statistical information included in this Prospectus and Joint Proxy Statement. See "Where You Can Find More Information" below.

                                             Nine Months                         Year Ended December 31
                                                Ended       -----------------------------------------------------------------
                                           Sept. 30, 2001        2000              1999              1998          1997(1)
                                         ------------------ ----------------------------------------------------------------
Macatawa Bank Corporation                               (unaudited; dollars in thousands, except per share amounts)
   Income Statement Data:
        Net interest income                     $15,702         $16,599            $10,573          $3,614            $71
        Provision for loan losses                (1,589)         (1,931)            (1,967)         (2,023)            (8)
        Net income (loss)                        $3,644          $3,349               $693         $(2,489)         $(166)
   Balance Sheet Data (period end):
        Assets                                 $633,799        $499,813           $344,921        $189,229        $10,722
        Deposits                                502,488         398,617            279,390         166,989          2,712
        Loans                                   506,669         410,676            285,374         137,882            498
        FHLB advances                            62,588          51,000             30,000               -              -
        Shareholders' equity                     65,828          38,128             34,526          19,611          7,972

Common Share Summary: (2)
   Diluted earnings (loss) per share               $.84            $.90               $.22          $(1.18)        $(0.17)
   Dividends per share                              .21             .07                  0               0              0
   Book value per share                           12.40           10.31               9.34            7.82           8.23
   Weighted average diluted shares
       outstanding                            4,363,065       3,711,051          3,216,625       2,103,178        968,329


                                          Nine Months                           Year Ended December 31
                                             Ended        --------------------------------------------------------------------
                                         Sept. 30, 2001       2000          1999         1998          1997          1996
                                        ----------------- --------------------------------------------------------------------
Grand Bank Financial Corporation                         (unaudited; dollars in thousands, except per share amounts)
   Income Statement Data:
        Net interest income                     $6,152         $7,836       $6,470       $6,022        $4,664        $3,947
        Provision for loan losses                 (528)          (490)        (304)        (543)         (204)         (135)
        Net income                               1,871          2,251        1,777        1,564         1,145        $1,008
   Balance Sheet Data (period end):
        Assets                                $251,904       $223,930     $178,665     $149,022      $131,752      $112,932
        Deposits                               212,685        193,587      152,066      124,419       117,744       100,317
        Portfolio loans                        217,909        180,850      149,503      123,347        94,560        81,341
        FHLB advances                           15,293         10,043       10,298        8,476         2,841         2,900
        Notes payable                            4,000          2,500        1,500        1,500             -             -
        Shareholders' equity                    16,570         14,865       12,727       11,313         9,785         8,625

Common Share Summary:
   Diluted earnings per share                   $13.57         $16.35       $12.95       $11.86         $8.83         $7.84
   Dividends per share                            1.50           2.00         1.88         1.76          1.60          1.36
   Book value per share                         122.78         110.14        94.30        83.88         75.20         68.16
   Weighted average diluted shares
        outstanding                            137,883        137,664      137,232      131,938       129,579       128,555

(1) Macatawa data includes period from May 21, 1997 (date of inception) through December 31, 1997.
(2)      Restated to reflect the 3% stock dividend paid on May 4, 2001.

Unaudited Pro Forma Combined Condensed Financial Information

     Macatawa and Grand expect that the Merger will be accounted for as a purchase. The pro forma combined condensed financial information attempts to estimate the effect of the Merger on Macatawa's and Grand's historical financial positions as of the dates listed below. The pro forma combined condensed financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements, and the notes to those financial statements. Macatawa's relevant financial statements are included in or as exhibits to Macatawa's Form 10-K and 10-Q filings and are incorporated by reference. Grand's financial statements and related notes are included in this prospectus and joint proxy statement. The pro forma combined condensed financial information may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or that may be attained in the future. In addition, Macatawa will incur restructuring and Merger related expenses as a result of the transaction and anticipated cost savings after the Merger. These restructuring and Merger related expenses and anticipated cost savings are not reflected in the historical financial information. In preparing the pro forma combined condensed financial information, the fact that the Merger will be accounted for under the purchase method of accounting has been given effect.

                                                                     Nine Months                Year
                                                                        Ended                  Ended
                                                                 September 30, 2001      December 31, 2000
                                                                ----------------------  ---------------------
                                                                           (dollars in thousands)
Income Statement Data:
    Net interest income                                              $  21,854              $24,435
    Provision for loan losses                                            2,117                2,421
    Net income                                                           5,298                5,310
Balance Sheet Data (period end)(1):
     Assets                                                            911,543
     Deposits                                                          715,174
     Loans, including loans held for sale                              727,168
     FHLB advances                                                      77,881

     Shareholders' equity                                              106,624

(1) The pro forma combined condensed balance sheet data assumes the issuance of 2,374,995 shares of Macatawa common stock in exchange for all of the outstanding shares of Grand common stock, assuming an Exchange Ratio of
     17.5979 shares of Macatawa common stock for each share of Grand common stock and that none of the outstanding Grand stock options will be exercised before completion of the Merger.

     Under the "risk-based" capital guidelines presently in effect for banks and bank holding companies, minimum capital levels are based on the perceived risk in the various asset categories. Certain off-balance-sheet instruments, such as loan commitments and letters of credit, require capital allocations. Bank holding companies such as Macatawa and Grand and banks such as Macatawa Bank and Grand Bank are required to maintain minimum risk-based capital ratios. Macatawa's and Grand's ratios are above the regulatory minimum guidelines and Macatawa Bank and Grand Bank met the regulatory criteria to be categorized as "well-capitalized" institutions at September 30, 2001. The "well-capitalized" classification may permit banks to minimize the cost of Federal Deposit Insurance Corporation insurance assessments by being charged a lesser rate than those that do not meet this definition. Designation as a "well-capitalized" institution does not constitute a recommendation by federal bank regulators. The following table shows capital ratios and requirements as of September 30, 2001:

                                                                                     Risk-based Capital
                                                               Leverage            Tier 1             Total
                                                                  %                  %                  %
Macatawa's capital ratios                                        10.37             12.35              13.60
Macatawa Bank's capital ratios                                    7.70              9.14              10.39
Grand's capital ratios                                            6.82              7.09               8.34
Grand Bank's capital ratios                                       6.82              7.09              10.05
Pro forma combined capital ratios                                 9.34             10.66              11.91
Regulatory capital ratios - "well-capitalized" definition         5.00              6.00              10.00
Regulatory capital ratios minimum requirement                     4.00              4.00               8.00

Comparative Per Share Information

     The following summarizes the per share information for Macatawa and Grand on a historical, unaudited pro forma combined, and equivalent basis. The Grand "equivalent pro forma" amounts are calculated by multiplying the Macatawa "Pro forma combined" per share amounts by 17.5979, which is the number of shares of Macatawa common stock that Grand shareholders will receive in exchange for each of their shares of Grand common stock.

     The pro forma data does not show the results of future operations or the actual results that would have occurred had the Merger occurred at the beginning of the period presented, giving effect to the proposed transaction under the purchase method of accounting. In addition, Macatawa will incur restructuring and Merger related expenses as a result of the transaction and anticipates cost savings after the Merger. These restructuring and Merger related expenses and anticipated savings are not reflected in the historical financial information. As a result, the pro forma combined financial condition and results of operation of Macatawa as of and after the Effective Time of the Merger may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented. The pro forma per share data have been included in accordance with the rules of the Securities and Exchange Commission and are provided for comparative purposes only.

                                                         Nine Months
                                                            Ended                 Year Ended
                                                        Sept. 30, 2001          Dec. 31, 2000
                                                    ----------------------- -----------------------
           Macatawa Common Stock
           Earnings per share - basic (2):
                Historical (1)                              $0.84                  $0.91
                Pro forma combined (3)                       0.79                   0.87

           Earnings per share - diluted (2):
                Historical(1)                                0.84                   0.90
                Pro forma combined (3)                       0.78                   0.87

           Book value per share - end of period:
                Historical(1)                               12.40                  10.31
                Pro forma combined (4)                      13.88                  13.00

           Cash dividends declared per share:
                Historical(1)                                0.21                   0.07
                Pro forma combined (5)                       0.21                   0.07

           Grand Common Stock

           Earnings per share - basic (2):
                Historical                                  13.86                  16.68
                Equivalent pro forma (6)                    13.90                  15.31

           Earnings per share - diluted (2):
                Historical                                  13.57                  16.35
                Equivalent pro forma (6)                    13.72                  15.31

           Book value per share - end of period:
                Historical                                 122.78                 110.14
                Equivalent pro forma (4)                   244.26                 228.77

           Cash dividends declared per share:
                 Historical                                  1.50                   2.00
                 Equivalent pro forma (4)                    3.70                   1.23

-------------------------------

(1)  Restated to reflect the 3% stock dividend paid on May 4, 2001.

(2) In calculating pro forma earnings per share, no adjustments to the pro forma amounts have been made to reflect potential expense reductions, revenue enhancements or Merger expenses that may result from the Merger.

(3) Gives effect to the Merger as if it had occurred at the beginning of each period presented.

(4) Gives effect to the Merger as if it had occurred at the end of each period presented. The pro forma book value per share does not include the impact of merger-related charges that may result from the proposed Merger.

(5) The Macatawa pro forma combined dividends per share amounts represent historical per share dividends on Macatawa common stock only.

(6) The equivalent pro forma computations assume that for each share of Grand common stock outstanding, Grand shareholders will receive 17.5979 shares of Macatawa common stock.

                    Special Meeting of Macatawa Shareholders

Date, Time, and Place of the Special Meeting

     The special meeting of shareholders of Macatawa is scheduled to be held as follows:

                          __________, ___________, 2002
                          __________ local time
                          _______________________
                          _______________________
                          Holland, Michigan 49423

Purpose of the Special Meeting

     The Macatawa special meeting is being held so that shareholders of Macatawa may consider and vote upon (1) a proposal to approve the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger
Agreement, and (2) any other business that properly comes before the special meeting or any adjournment or postponement of that meeting. Approval of the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement, will also constitute approval of the Merger and the other transactions contemplated by the Merger Agreement.

Shareholder Special Meeting Record Date

     Macatawa has fixed the close of business on ___________________, 2002 as the record date for determination of its common shareholders entitled to receive notice of and to vote at the special meeting. On the record date, there were __________ shares of Macatawa common stock outstanding, held by approximately
__________ holders of record.

Vote Required for the Approval of the Merger Agreement and Issuance of Shares

     The Michigan Business Corporation Act does not require that Macatawa's shareholders approve the Merger. However, the rules of the National Association of Securities Dealers, Inc., which govern companies traded on The Nasdaq Stock Market, require that Macatawa's shareholders approve the issuance of shares of Macatawa common stock pursuant to the Merger Agreement. Under those rules, the affirmative vote of a majority of the shares of Macatawa common stock present and voting at the special meeting is sufficient to approve the Merger and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement. Approval of the Merger Agreement by Macatawa's shareholders is not required by law, but is requested as a ratification and approval of adoption of the Merger Agreement by Macatawa's Board of Directors and is a condition to the Merger. The affirmative vote of a majority of shares present and voting is considered to be sufficient for this purpose. You are entitled to one vote for each share of Macatawa common stock held by you on the record date on each proposed shareholder action.

     As of the record date for the special meeting, directors and executive officers of Macatawa and their affiliates beneficially owned __________ shares of Macatawa common stock, which represents approximately ___% of all outstanding shares of Macatawa common stock entitled to vote at the special meeting.

Proxies and Effect on Vote

     All shares of Macatawa common stock represented by properly completed proxies received before or at the special meeting and not revoked will be voted according to the instructions indicated on the proxy card. If a properly completed proxy is returned and no instructions are indicated, the Macatawa common stock represented by the proxy will be (1) considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote and (2) voted FOR approval of the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement. You are urged to mark the box on the proxy to indicate how to vote your shares.

     If a properly completed proxy is returned and the shareholder has specifically abstained from voting on the proposal to approve the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement, the Macatawa common stock represented by the proxy will be considered present and entitled to vote at the special meeting for purposes of determining the existence of a quorum, but will not be considered to have been voted in favor of or against the proposal. If a broker or other nominee holding shares of Macatawa common stock in street name signs and returns a proxy, but indicates on the proxy that it does not have discretionary authority to vote certain shares on the proposal, those shares will be considered present and entitled to vote at the special meeting. They will, therefore, be counted for purposes of determining the presence of a quorum but will not be considered to have been voted for or against approval of the proposal.

     Because approval of the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement, requires the affirmative vote of a majority of the shares of Macatawa common stock present and voting at the special meeting, abstentions, failures to vote, and broker non-votes will not be counted as shares voted, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

     Macatawa does not expect that any matter other than the approval of the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement will be brought before the special meeting. If, however, other matters are presented, the persons named as proxies will (subject to applicable law) vote in accordance with their judgment with respect to those matters.

Revocation of Proxies

     You may revoke your proxy at any time before it is voted at the special meeting by:

   o   notifying the Secretary of Macatawa in writing that the proxy is revoked;

   o sending a later-dated proxy to the Secretary of Macatawa or giving a later-dated proxy to a person who attends the special meeting; or

   o   appearing in person and voting at the special meeting.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy. You should send any later-dated proxy or notice of revocation of a proxy to:

                         Macatawa Bank Corporation
                         Attention:  Secretary
                         348 South Waverly Road
                         Holland, Michigan 49423

Solicitation of Proxies

     For Macatawa shareholders, the proxy that accompanies this document is being solicited by Macatawa's Board of Directors. In addition to solicitations by mail, directors, officers, and regular employees of Macatawa and its subsidiaries may solicit proxies from shareholders personally or by telephone or other electronic means. Such individuals will not receive any additional compensation for doing so. Macatawa will bear its own costs of soliciting proxies, which Macatawa expects will be less than $7,500. Macatawa also will make arrangements with brokers and other custodians, nominees and fiduciaries to send this document to beneficial owners of Macatawa common stock and, upon request, will reimburse those brokers and other custodians for their reasonable expenses in forwarding these materials.

                      Special Meeting of Grand Shareholders

Date, Time, and Place of the Special Meeting

         The special meeting of shareholders of Grand is scheduled to be held as follows:

                      __________, ______________, 2002
                      ___:00 ___.m. local time
                      ___________________________
                      Grand Rapids, Michigan __________

Purpose of the Special Meeting

     The Grand special meeting is being held so that shareholders of Grand may consider and vote upon the proposal to approve the Merger Agreement and any other business that properly comes before the special meeting or any adjournment or postponement of that meeting. Approval of the Merger Agreement will also constitute approval of the Merger and the other transactions contemplated by the Merger Agreement.

Shareholder Special Meeting Record Date

     Grand has fixed the close of business on ________________, 2002 as the record date for the determination of Grand's common shareholders entitled to receive notice of and to vote at the special meeting. On the record date, there were 134,959 shares of Grand common stock outstanding, held by approximately 122 holders of record.

Vote Required for the Approval of the Merger Agreement

     A majority of the outstanding shares of Grand common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. Under the Michigan Business Corporation Act, the affirmative vote of the holders of at least a majority of the shares of Grand common stock outstanding and entitled to vote at the special meeting is required to approve the Merger Agreement. You are entitled to one vote for each share of Grand common stock held by you on the record date.

     As of the record date for the special meeting, directors and executive officers of Grand beneficially owned approximately 47,142 shares of Grand common stock, which represents approximately 33.85% of all outstanding shares of Grand common stock entitled to vote at the special meeting.

Proxies and Effect on Vote

     All shares of Grand common stock represented by properly completed proxies received before or at the special meeting and not revoked will be voted in accordance with the instructions indicated on the proxy card. If a properly completed proxy is returned and no instructions are indicated, the Grand common stock represented by the proxy will be (1) considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, and (2) voted FOR approval of the Merger Agreement.

     If a properly completed proxy is returned and the shareholder has specifically abstained from voting on the proposal to approve the Merger Agreement, the common stock represented by the proxy will be considered present and entitled to vote at the special meeting for purposes of determining the presence of a quorum and will not be considered to have been voted for approval of the Merger Agreement. If a broker or other nominee holding shares of Grand common stock in street name signs and returns a proxy but indicates on the proxy that it does not have discretionary authority to vote certain shares on the approval of the Merger Agreement, those shares will be considered present for purposes of determining the presence of a quorum but will not be considered to have voted for approval of the Merger Agreement.

     Because approval of the Merger Agreement requires the affirmative vote of at least a majority of all shares of Grand common stock outstanding and entitled to vote as of the record date, abstentions, failures to vote, and broker non-votes will have the same effect as a vote against approval of the Merger Agreement.

     Grand does not expect that any matter other than the approval of the Merger Agreement will be brought before the special meeting. If, however, other matters are presented, the persons named as proxies will (subject to applicable law) vote in accordance with their judgment with respect to those matters.

Revocation of Proxies

     You may revoke your proxy at any time before it is voted at the special meeting by:

     o    notifying the Secretary of Grand in writing that the proxy is revoked;

     o sending a later-dated proxy to the Secretary of Grand or giving a later-dated proxy to a person who attends the special meeting; or

     o    appearing in person and voting at the special meeting.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy. You should send any later-dated proxy or notice of revocation of a proxy to:

                        Grand Bank Financial Corporation
                        Attention:  Secretary
                        126 Ottawa Avenue, N.W., Suite 100
                        Grand Rapids, Michigan 49503

Solicitation of Proxies

     For Grand shareholders, the proxy that accompanies this document is being solicited by Grand's Board of Directors. In addition to solicitations by mail, directors, officers, and regular employees of Grand and its subsidiary may solicit proxies from shareholders personally or by telephone or other electronic means. Such individuals will not receive any additional compensation for doing so. Grand will bear its own costs of soliciting proxies, which Grand estimates will be less than $2,500. Grand also will make arrangements with brokers and other custodians, nominees and fiduciaries to send this document to beneficial owners of Grand common stock and, upon request, will reimburse those brokers and other custodians for their reasonable expenses in forwarding these materials.

     You should not send in any stock certificates with your proxies. A transmittal form with instructions for the exchange of your Grand stock certificates will be mailed to you as soon as practicable after completion of the Merger.

                         The Merger and Merger Agreement

     The Agreement and Plan of Merger, attached as Appendix A (referred to as the "Merger Agreement") is incorporated in this prospectus and joint proxy statement by reference and should be carefully considered. Various provisions of the Merger Agreement have been summarized in this document for your information. However, the Merger Agreement, not this summary, is the definitive statement of the terms of the Merger.

What Grand Shareholders Will Receive in the Merger

     If Macatawa's and Grand's shareholders approve the Merger Agreement and the Merger is completed, Grand will merge with and into Macatawa and, as a result, Macatawa will own Grand Bank and all of the assets of Grand. In exchange, Grand shareholders will receive 17.5979 shares of Macatawa common stock for each of their shares of Grand common stock (referred to as the "Exchange Ratio"). Macatawa will not issue fractional shares of Macatawa common stock in the Merger. Instead, if a Grand shareholder would otherwise be entitled to receive a fraction of a share of Macatawa common stock, the shareholder will receive an amount of cash determined by multiplying the amount of the fractional share by the average closing price per share of Macatawa common stock on The Nasdaq Stock Market for the five consecutive trading days ending on the business day before the date of the closing of the Merger.

     The Exchange Ratio is fixed and will not be adjusted to reflect changes in the market price of Macatawa's common stock. The Exchange Ratio is subject to certain upward or downward adjustments based upon the occurrence of certain events between the date of this prospectus and joint proxy statement and the completion of the Merger that would result in changes in the number of shares of Macatawa or Grand common stock outstanding. The purpose of any such adjustment is to prevent dilution of the respective interests of the shareholders of Macatawa and Grand. If Macatawa declares a stock dividend or stock split and the record date occurs before the completion of the Merger, the parties will adjust the Exchange Ratio by multiplying it by (1) the total number of shares of Macatawa common stock that are outstanding as of the record date for the stock dividend or split plus the additional number of shares to be issued as part of the stock dividend or split, (2) divided by the total number of shares of Macatawa common stock outstanding as of the record date for the stock dividend or split.

     The Merger Agreement also provides that the Exchange Ratio may be adjusted for other transactions, such as a reclassification, consolidation, or merger. If one of these types of transactions occurs, Grand shareholders will be entitled to an adjustment in the Exchange Ratio that is equitable under the circumstances. Macatawa and Grand do not expect that any events necessitating such an adjustment to the Exchange Ratio will occur.

     At the Effective Time of the Merger, Macatawa will assume all outstanding options to purchase shares of Grand common stock. As a result, such options will then represent the right to purchase a number of shares of Macatawa common stock equal to the number of shares of Grand common stock that were subject to such option multiplied by the Exchange Ratio and rounded to the nearest whole share. The exercise price per share of Macatawa common stock under each such option shall be equal to the exercise price per share of the Grand common stock that could have been purchased under that option divided by the Exchange Ratio (rounded to the nearest whole cent). This right to purchase the amount stated above only applies to those options that are outstanding at the Effective Time of the Merger and that remain unexercised at and after the completion of the Merger.

Structure of the Merger

     Grand will be merged with and into Macatawa with Macatawa being the surviving corporation in accordance with the Merger Agreement and the Michigan Business Corporation Act.

Background of the Merger

     Grand Bank was formed in 1987 and reorganized as a holding company in 1988. Grand's Board of Directors has periodically reviewed Grand's strategic alternatives for enhancing profitability and maximizing shareholder value, giving consideration to the changes and ongoing consolidation of the financial services industry.

     In April 2001, Benj. A. Smith, III, Chairman and Chief Executive Officer of Macatawa, contacted Thomas Wesholski, President of Grand, to inquire as to Grand's interest in an affiliation with Macatawa. Mr. Wesholski discussed the question with Charles Stoddard, Chairman of Grand, who in turn brought the matter to the attention of Grand's Board of Directors.

     In May 2001, Mr. Smith met with Mr. Stoddard and Mr. Wesholski and expressed Macatawa's interest in pursuing a business combination. On June 5, 2001, the Executive Committee of Grand's Board of Directors delivered to Macatawa a list of issues that would be important to Grand. Macatawa responded to this list on approximately June 13, 2001 and sent a formal written proposal to Grand on July 12, 2001.

     On July 26, 2002, Grand engaged Austin Associates, LLC (referred to as "Austin Associates") to advise the Board of Directors in connection with its consideration of a strategic merger with Macatawa. Austin Associates had provided on-going consulting and investment banking services to Grand. Grand's Board of Directors was familiar with the experience and expertise of Austin Associates in advising companies on strategic alternatives, as well as responding to business combination proposals such as the strategic merger with Macatawa.

     On July 31, 2001, Macatawa and Grand entered into mutual confidentiality agreements.

     On August 8, 2001, the Board of Directors reviewed information concerning a possible affiliation with Macatawa as well as other strategic alternatives, including continuing Grand's current niche strategy but accelerating growth, expanding by establishing multiple branch facilities, growing by acquisitions, and reducing the number of shareholders. The Board of Directors also reviewed the potential purchaser list prepared by Austin Associates, merger-pricing information, information on Macatawa's performance and an analysis of Grand's historical performance and projections. The Board of Directors authorized Austin Associates to respond to Macatawa outlining the financial terms by which Grand would be willing to enter into further merger discussions.

     By letter dated August 9, 2001, Austin Associates presented Grand's financial terms to Macatawa. On August 22, 2001, Austin Associates met with representatives of Macatawa to discuss the terms of the potential merger. Various telephone conferences and correspondence resulted in a revised proposal from Macatawa on August 27, 2001.

     Discussions continued during August and September 2001. On September 18, 2001, Macatawa provided a letter outlining new pricing terms for the proposed Merger.

     In late September 2001, Grand received an unsolicited inquiry from another bank holding company (referred to as the "Other Bidder") with an interest in expanding its Kent County presence through the acquisition of Grand. After preliminary discussions and a review of financial information on Grand, the Other Bidder verbally communicated a range of pricing and other terms to Austin Associates.

     The range of terms from the Other Bidder and the revised terms of the September 18, 2001 Macatawa letter were discussed with Grand's Executive Committee at a meeting held on October 9, 2001. Austin Associates presented an analysis, which included information on and proposals by Macatawa and the Other Bidder as well as comparisons of their relative financial and stock performance. At this time, the Executive Committee concluded that the Macatawa merger, including the financial terms, were superior. The Executive Committee determined to pursue discussions with Macatawa and to cease further discussions with the Other Bidder.

     At the request of Austin Associates, Macatawa made a revised written proposal to Grand on October 10, 2001. Grand's Board of Directors met on October 17, 2001 to consider this revised proposal. As a result of this meeting, another meeting was scheduled between certain directors of Grand and Macatawa, and a representative of Austin Associates. This meeting was held on October 29, 2001, at which time a number of social and pricing issues were discussed. Subsequent to this meeting, and acting at the direction of Grand's Executive Committee, Austin Associates delivered a letter dated October 31, 2001, outlining revised terms under which Grand's Board of Directors would be willing to consider a merger with Macatawa.

     By letter dated November 6, 2001, Macatawa increased its proposal to one in which Grand shareholders would receive approximately 2,375,000 shares of Macatawa common stock for all of the shares of Grand common stock. This offer represented an exchange ratio of 17.5979 shares of Macatawa common stock for every share of Grand common stock. On November 7, 2001, Austin Associates presented the updated proposal to the Board of Directors. Austin Associates also presented a detailed analysis of Macatawa which included an economic evaluation, business and financial information concerning the characteristics of the combined organizations, and an evaluation of the prospective future value of the separate and combined organizations. Based on reports of efforts made by Austin Associates and the Executive

Committee, the Grand Board of Directors determined that Macatawa's revised proposal represented the highest and best offer available from Macatawa and authorized management to negotiate a definitive agreement.

     Negotiations continued and the parties reached agreement on the key terms of the transaction, on or about November 9, 2001. At this time, Macatawa's legal counsel began preparing the Agreement and Plan of Merger and due diligence was performed by both parties. Throughout the week of November 12 through November 19, 2001, details were negotiated and finalized. Macatawa's Board of Directors met during the afternoon of November 20, 2001, reviewed the Merger Agreement, authorized the Merger, and adopted the Merger Agreement with Grand.

     The Executive Committee of Grand met on November 19, 2001 to review the Merger Agreement and the terms of the proposed transaction. The Executive Committee determined to recommend the Merger Agreement to Grand's Board of Directors.

     On November 20, 2001, Grand's management, along with Austin Associates and legal counsel, presented to the Grand Board of Directors the proposed form of Merger Agreement by and between Macatawa and Grand pursuant to which Grand would be merged with and into Macatawa. Legal counsel reviewed the fiduciary duties of the Board of Directors when considering such proposals and the obligations imposed upon the Board of Directors under Article XI of Grand's articles of incorporation. Grand's legal counsel then presented a detailed review and analysis of the proposed Merger Agreement. At this meeting, Austin Associates provided the Board of Directors with a comprehensive analysis of the proposed Merger. The proposed combination with Macatawa was contrasted with Grand's likely future prospects on a stand alone basis. Austin Associates concluded by advising the Board of Directors that it was that firm's opinion that the terms of the proposed Agreement and Plan of Merger were fair to Grand and its shareholders from a financial point of view. Grand's Board of Directors then discussed the proposed Merger and voted to approve and authorize the Merger and the Merger Agreement and all incidental actions.

     The Merger Agreement was executed on November 20, 2001. A joint press release regarding the Merger was issued prior to the opening of the stock market on November 21, 2001.

     The decision of the Board of Directors of Grand to select the Macatawa proposal and to authorize and approve the Merger, the Merger Agreement, and the related agreements was the result of extensive discussion and lengthy deliberation. As required by Article XI of Grand's articles of incorporation, the Board of Directors evaluated the proposal and determined, in its judgement that the proposal would be in substantial compliance with all applicable laws. In reaching that judgment, the Board of Directors sought and relied upon the advice of legal counsel. The Board of Directors also considered each factor required to be considered by Article XI of its articles of incorporation. In brief summary, these factors include: the fairness of the consideration to be received by the shareholders of Grand; possible social and economic impact of the proposed offer and its consummation on Grand, Grand's employees, customers, and suppliers, and the communities in which Grand and its subsidiaries operate; the business and financial conditions and earnings prospects of Macatawa; the competence, experience, and integrity of Macatawa and its management; and the intentions of Macatawa regarding the use of the assets of Grand.

     In reaching its decision, the Board of Directors of Grand gave particular consideration to the following factors:

     o the financial value of Macatawa's proposal and the premium that value represents over the then recent sales of Grand common stock;

     o the social and economic impact of Macatawa's proposal and its consummation on the corporation and its employees, customers, and suppliers, and the communities in which the corporation and subsidiaries operate;

     o Macatawa's agreement to retain Grand's separate charter and name for two years after the Merger;

     o    Grand's   imminent  need  to  raise  capital  if  it  were  to  remain independent and continue to grow, and Macatawa's relative abundance of capital; and

     o the Board of Directors' perception of the strategic and synergistic business opportunities for the combined Macatawa-Grand organization to grow into an organization that provides greater value to its shareholders than the sum of the two previously separate corporations.

     Based on this consideration, the Board of Directors determined that Macatawa's proposal would be in the best interests of Grand and its shareholders. In the proposed Merger, Grand's shareholders would receive approximately 2,375,000 shares of Macatawa common stock, based on an exchange ratio of 17.5979 shares of Macatawa common stock for each share of Grand common stock. This exchange ratio was equivalent to approximately $294.76 in market value per Grand share based on Macatawa's closing price of $16.75 on November 20, 2001.

Merger Recommendation and Reasons for the Merger

Grand

     The Grand Board of Directors, with the assistance of outside financial and legal advisors, evaluated the financial, legal, and market considerations impacting the decision to proceed with the Merger. The terms of the Merger, including the Exchange Ratio, are the result of arm's-length negotiations between the representatives of Grand and Macatawa. In deciding to proceed with the transaction, the Board of Directors considered a number of material factors with a view to maximizing shareholder value in the intermediate and long-term, including the following:

     o the future prospects of Grand if it were to continue to operate as an independent, stand-alone entity;

     o the fact that the market value of the consideration to be received by Grand's shareholders in the Merger represented a premium over prices in sales of Grand's common stock in transactions known to its management;

     o the fact that Grand shareholders would benefit from the increased liquidity of the shares to be received;

     o the fact that Grand shareholders should not recognize any gain or loss for federal income tax purposes upon the receipt of Macatawa common stock in the Merger;

     o the historical performance of Macatawa and its perceived future prospects;

     o the apparent competence, experience, community banking philosophy and integrity of Macatawa's management; and

     o the opinion of Austin Associates that the financial terms of the Merger are fair to Grand shareholders from a financial point of view.

     The Board of Directors of Grand also believes that, by becoming part of a larger organization with greater resources, Grand will be able to better serve its customers and communities and provide a broader array of products and services that will be competitive with other financial service providers in Western Michigan.

                 Grand's Board of Directors recommends that you vote FOR the approval of the Merger Agreement.

Macatawa

     Macatawa believes the proposed Merger with Grand will enable Macatawa to establish a prominent position in the Grand Rapids, Michigan banking market. Macatawa believes that this more rapid expansion into the Grand Rapids market will allow Macatawa to capitalize on the opportunities in the Grand Rapids market due to the customer dislocation associated with the recent acquisition of the bank holding company with the largest market share in the area. The expansion will also help Macatawa be more accessible to its current and future customers and increase its opportunity and capacity to invest in technology to better compete in the increasingly competitive financial services markets.

   Macatawa's Board of Directors recommends that you vote FOR the approval of the Merger Agreement and the issuance of shares of Macatawa common stock pursuant to the Merger Agreement.

Opinion of Grand's Financial Advisor

     Grand retained Austin Associates to provide financial advisory services in connection with the Merger. Austin Associates is an investment banking and consulting firm specializing in community bank mergers and acquisitions. Grand selected Austin Associates as its financial advisor on the basis of Austin Associates' past relationship with Grand, and Austin Associates' experience and expertise in representing community banks in similar transactions.

     In conjunction with Grand's board meeting held on November 20, 2001 to consider the Merger and approve the Agreement, Austin Associates rendered an oral opinion (subsequently confirmed in writing) to Grand's Board of Directors that the terms provided for in the Merger Agreement were fair, from a financial point of view, to the shareholders of Grand.

     The preparation of a fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. Austin Associates believes that a partial review of the analyses and the facts considered in its analyses could create an incomplete or inaccurate view of the process used and the conclusions reached by Austin Associates in rendering its opinion. You should consider the following when reading the discussion of Austin Associates' opinion:

     o The opinion should be read in its entirety for a full understanding of the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by Austin Associates in connection with its opinion. The summary of Austin Associates' opinion set forth in this prospectus and joint proxy statement is qualified in its entirety by reference to the full text of the opinion that is attached as Appendix B to this document.

     o Austin Associates expressed no opinion as to the price at which Macatawa common stock would actually be trading at any time.

     o Austin Associates' opinion rendered in connection with the Merger does not constitute a recommendation to any Grand shareholder as to how he or she should vote at the special meeting.

     o No limitations were imposed on Austin Associates by the Grand Board of Directors or its management with respect to the investigations made or the procedures followed by Austin Associates in rendering its opinion.

     In performing its analyses, Austin Associates made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Grand and Macatawa and may not be realized. Any estimates contained in Austin Associates' analyses do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Austin Associates was assigned a greater significance by Austin Associates than any other. The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

     Austin Associates has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Austin Associates did not undertake any independent evaluation or appraisal of the assets and liabilities of Grand or Macatawa. Austin Associates has not reviewed any individual credit files of Grand or Macatawa and has assumed that Grand's and Macatawa's loan loss reserves are, in the aggregate, adequate to cover losses. Austin Associates' opinion is based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which may not necessarily be indicative of current market conditions.

In rendering its opinion, Austin Associates made the following assumptions:

     o the Merger will be accounted for using purchase accounting in accordance with generally accepted accounting principles;

     o all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on Grand, Macatawa or on the anticipated benefits of the Merger;

     o Grand and Macatawa had provided all of the information that might be material to Austin Associates in its review; and

     o management's financial projections were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of Grand and Macatawa as to the future operating and financial performance of Grand and Macatawa, respectively.

In connection with its opinion, Austin Associates reviewed:

     o    the Merger Agreement;

     o audited financial statements of Macatawa for the three years ended December 31, 2000 and unaudited financial statement summaries as of September 30, 2001;

     o audited financial statements of Grand for the five years ended December 31, 2000 and unaudited financial statement summaries as of September 30, 2001;

     o financial and operating information with respect to the business, operations and prospects of Grand and Macatawa.

In addition, Austin Associates:

     o reviewed the historical market prices and trading activity for the common stock of Macatawa, and compared the market activity of Macatawa's common stock with that of certain publicly traded companies which it deemed to be relevant;

     o compared the results of operations of Macatawa with those of certain financial institutions which it deemed to be relevant;

     o    compared the financial  terms of the Merger with the financial  terms,
          to  the  extent   publicly   available,   of  other  recent   business
          combinations of financial institutions;

     o analyzed the pro forma equivalent financial impact of the Merger to Grand per share data; and

     o conducted such other studies, analyses, inquiries and examinations, as Austin Associates deemed appropriate.

     The following is a summary of all material analyses performed by Austin Associates in connection with its opinion provided to the Grand Board of Directors as of November 20, 2001. The summary does not purport to be a complete description of the analyses performed by Austin Associates.


     Summary of Financial Terms of Agreement. Austin Associates reviewed the financial terms of the proposed transaction, including the form of consideration, the exchange ratio, and the resulting price per share to Grand common shareholders pursuant to the proposed Merger. Under the terms of the Merger Agreement, each outstanding share of Grand common stock shall be converted into 17.5979 shares of Macatawa common stock. The exchange ratio shall remain fixed through closing and is not subject to adjustment based on price movements in Macatawa's stock. The Merger Agreement further provides that stock options previously granted by Grand be converted into and become options to purchase Macatawa common stock. The exchange ratio was the result of negotiation between Macatawa and Grand and was not proposed or recommended by Austin Associates.

     Contribution Analysis. Based on 134,959 shares of Grand common stock outstanding as of the date of the Merger Agreement and the fixed exchange ratio of 17.5979, the number of shares issued to common stock holders would equal approximately 2,375,000. Without consideration of the stock options, Grand's shareholders would own, in the aggregate,

30.9 percent of the resulting company. On a fully-diluted basis (by assuming the exercise of all outstanding stock options at both Grand and Macatawa), ownership to Grand would approximate 31.5 percent. Austin Associates compared the pro forma ownership interest in Macatawa that Grand shareholders would receive, in the aggregate, to Grand's contribution of certain balance sheet and income statement measures.

     The following table compares the pro forma ownership of Grand and Macatawa shareholders in the combined company, on a fully-diluted basis, to each company's respective contribution of various selected measures:

                                                                  Fully Diluted Basis(1)               Ratio of
                                                                  ----------------------             Ownership to
                                                                Grand              Macatawa          Contribution
                                                                -----              --------          ------------
     Pro Forma Ownership                                        31.5%               68.5%                100%

     Income Statement(2)                                              % Contribution
                                                                      --------------
      3rd Quarter 2001 Actual Core Net Income                   32.4%               67.6%                97.2%
      Estimated 2001 Core Net Income                            32.9%               67.1%                95.7%
      Estimated 2002 Core Net Income                            30.8%               69.2%               102.2%

     Balance Sheet as of September 30, 2001
      Total Assets                                              28.4%               71.6%               110.9%
      Total Deposits                                            29.7%               70.3%               106.1%
      Shareholders' Equity                                      20.1%               79.9%               156.7%

     (1) Considers exercise of outstanding stock options of both Grand and Macatawa.
     (2) Core net income adjusted for nonrecurring income and expense and a portion of Grand's charitable contributions.

     Merger Value. In rendering its opinion on November 20, 2001, Austin Associates considered the stock trading values of Macatawa and the Merger value to Grand's shareholders. Based on Macatawa's closing stock price on November 19, 2001 of $16.36, the value per share to Grand common shareholders was $287.90 ($16.36 multiplied by 17.5979). The aggregate value to common shareholders, as of November 19, 2001, equaled $38.9 million ($287.90 multiplied by 134,959 shares outstanding at Grand).

     In addition, Macatawa agreed to assume and convert the 4,825 outstanding options of Grand into options of Macatawa. These options are exercisable at a weighted average price of $79.21 per share. Based on the $16.36 per share value to Grand shareholders, the "in-the-money" value of the options measures approximately $1.0 million in the aggregate. Therefore, when including the value of consideration for the options of Grand, the aggregate value of the transaction at November 19, 2001 was approximately $39.9 million.

     Austin Associates calculated that the indicated value of $39.9 million represented:

    o    241 percent of book value at September 30, 2001;
    o 16.0 times net income for the last twelve months ended September 30, 2001; and
    o    9.2 percent premium over tangible equity as a percent of total assets.

     Comparable Transaction Analysis. Austin Associates reviewed certain information relating to bank sale transactions nationally announced from January 1, 2000 to November 19, 2001. The following chart highlights the criteria used to select transactions for comparison to the Merger.

                                                                  Seller              Seller
              Key Seller Criteria                                Group 1              Group 2
              -------------------                                -------              -------
              Seller's Asset Size ($mils)                      $100 - $500          $100 - $500
              YTD ROAA                                            > 0.0%                 -
              YTD ROAE                                              -                 > 15.0%
              Most Recent Annual Asset Growth                       -                 > 10.0%
              # of Transactions Included                           113                  11

         Austin Associates compared the prices paid in these transactions as compared to the transaction multiples being paid by Macatawa for Grand.

                                                                   Seller         Seller        Macatawa/
              Key Median Results                                   Group 1        Group 2         Grand
              ------------------                                   -------        -------       ---------
              Price/Earnings Multiple                              17.6 x         16.6 x          16.0x
              Price/Tangible Book Value Ratio                       210%           241%            241%
              Premium over Tangible Equity/Assets                   9.1%           12.3%           9.2%

     Austin Associates concluded that the multiples proposed to be paid by Macatawa for Grand either approximate or exceed the median multiples paid for comparable bank transactions since January 1, 2000.

     Comparative Analysis of Macatawa Financial Performance. In connection with rendering its opinion, Austin Associates compared selected results of Macatawa's operating performance to those of four selective peer groups. The following chart highlights the criteria used to selective companies for each peer group:

                                                     Peer              Peer            Peer          Peer
         Key Criteria for Selection (1)            Group 1           Group 2         Group 3       Group 4
         ------------------------------            -------           -------         -------       -------
         Date Formed                              1995-1999             -               -             -
         Asset Size ($Billions)                       -             $0.3-$1.0       $0.5-$1.0     $0.5-$1.0
         LTM Core ROAA                              > 0.0%         0.75%-1.50%        > 0.0%        > 0.0%
         LTM Core ROAE                                -              < 12.0%            -             -
         1999-2000 Core EPS Growth                  > 0.0%              -            > 10.0%       > 10.0%
         Tangible Equity/Assets                       -               > 9.0%            -             -
         1999-2000 Asset Growth                       -                 -               -          > 15.0%
         # of Companies Included                      25                35              63            27

          (1) Core = Net income excluding nonrecurring income and expenses. LTM = Last twelve months.

     Austin Associates noted the following selected financial measures for the peer group banks as compared to Macatawa:

                                                               Median Results
                                                -------------------------------------------
         Key Performance Measures               Peer 1      Peer 2       Peer 3      Peer 4       Macatawa
         ------------------------               ------      ------       ------      ------       --------
         Asset Size ($mils)                      $150         $450        $665         $649          $634
         LTM Core ROAA                          0.69%        1.12%       1.01%        1.03%         0.87%
         LTM Core ROAE                          6.95%        9.94%      13.14%       13.24%        10.11%
         99-00 Core E.P.S. Growth               69.4%         3.6%       11.4%        28.4%        328.6%
         LTM Efficiency Ratio                   67.7%        60.1%       62.0%        61.9%         61.8%
         Tangible Equity/Assets                 9.25%       11.16%       7.60%        7.72%        10.39%
         NonperformingAssets/Assets             0.32%        0.53%       0.54%        0.41%         0.10%

     Austin Associates noted that Macatawa had performed better than a comparable group of banks formed during 1995 to 1999 (Peer 1) in terms of growth, profitability and asset quality. Compared with Peer Groups 2-4, Macatawa's relatively high asset growth has resulted in a slightly lower ROAA result. While Macatawa's higher capital position has resulted in a lower ROE result, Macatawa's ROE is higher than the median for peer group 2. Macatawa's asset quality measures compare very favorably to each peer group. Austin Associates concluded that Macatawa's financial performance compared favorably to the industry and is particularly favorable to banks formed within the last five years.

     Comparative Analysis of Macatawa's Stock Performance. Austin Associates also reviewed stock trading information for Macatawa, as of November 19, 2001 to each of the previously defined peer groups. The following represents a summary of this review:

                                                                                                 Macatawa
         Key Stock                                              Median Results                   @$16.36
         Performance Measures                      Peer 1      Peer 2     Peer 3      Peer 4     Per Share
         --------------------                      ------      ------     ------      ------     ---------
         Market Price to Core EPS                  16.7 x      13.2 x     12.2 x      12.0 x       14.6x
         Market Price to Tangible BVPS              129%        132%       151%        163%         132%
         Dividend Yield                             0.0%        3.7%       2.0%        1.7%         1.8%
         Avg. Daily Trading Volume                   351        956        3,563      5,542        8,356

     Austin Associates noted that Macatawa's market price to core EPS is above three of the peer groups. The disparity in P/E multiples is considered reasonable given the higher EPS growth rate at Macatawa. The market price to tangible book ratio approximates peer groups 1-2 and is below peer groups 3-4. Macatawa's recent stock offering has resulted in a lower price/book multiple than most of the peer companies. Macatawa's stock trading volume is higher than the median results for each peer group. Austin Associates concluded that Macatawa's stock price was in a reasonable range for the financial condition and performance of the company, relative to other comparable banking companies.

     Pro Forma Merger Analysis. Austin Associates performed a pro forma merger analysis by combining the projected balance sheets and income statements to determine the financial impact of the Merger on Grand and Macatawa shareholders. Austin Associates made certain assumptions regarding the accounting treatment, acquisition adjustments and cost savings to calculate the financial impact the Merger would have on key performance measures of the pro forma company. The pro forma merger analysis was based in part on published earnings estimates, Austin Associates' long-term estimated earnings and growth rates, and on management's estimates of earnings growth and the expected cost savings. Austin Associates assumed 100 percent of the expected cost savings would be achieved in 2002. The following chart highlights the key results:

                                             Stand-Alone   Stand-Alone                   Equivalent         %
                                              Grand(1)      Macatawa      Pro Forma    Per Share to    Change to
2002 Projected Performance Results                                        Company(2)        Grand         Grand
----------------------------------           -----------   ------------   ----------   -------------   ----------
ROAA                                            1.11%         0.98%          1.08%            -             -
ROAE                                           16.92%        10.29%          9.98%            -             -
Net Income ($mils)                              $3.2          $7.2           $10.9            -             -
Basic Earnings Per Share                       $23.45         $1.35          $1.42         $25.06          6.9%
Dividends Per Share                             $2.35         $0.34          $0.34          $5.95         153.2%
Book Value Per Share                           $149.19       $13.65         $14.80         $260.53        74.6%
Tangible Book Value Per Share                  $149.19       $13.65         $11.99         $211.00        41.4%

  (1)    Excludes portion of charitable contributions in calculating net income.
  (2)    Includes estimated cost savings and amortization expense.

     Pro Forma Equivalent Earnings and Book Value. This analysis indicates that the Merger is expected to increase Grand's equivalent stand-alone 2002 earnings per share by 6.9 percent. Grand's equivalent 2002 tangible book value per share would equal $211.00 in the pro forma company representing a 41.4 percent increase over its stand-alone projection of $149.19.

     Pro Forma Equivalent Dividends. Austin Associates reviewed the projected cash dividends to be paid by Macatawa and Grand. Based on the exchange ratio, Grand's estimated equivalent dividends from Macatawa would equal $5.95 per share in 2002, compared to estimated stand-alone dividends of $2.35 for 2002. This represents a 153 percent increase over the stand-alone 2002 dividend of Grand.

     Discounted Cash Flow Analysis. The discounted cash flow value analysis is a widely used valuation methodology but relies on numerous assumptions, including asset and earnings growth rates, implied price to earnings multiples and discount rates. The analysis does not purport to be indicative of the actual values or expected values of Grand's or Macatawa's common stock.

     Austin Associates estimated the present value of future cash flows assuming that Grand would remain independent and the shareholder held the stock for five years and sold it at the end of that period. Austin Associates also estimated the present value of future cash flows that would accrue to a holder of Macatawa. Finally, Austin Associates estimated the equivalent present value of future cash flows in the pro forma company to Grand shareholders, assuming the Merger were to close at year-end 2001, and assuming the shareholder held the stock through 2006 and sold it at the end of 2006.

     The following chart highlights the key assumptions and results of the discounted cash flow analyses:

                                                    Stand-Alone   Stand-Alone    Equivalent DCF       % Change
                                                       Grand        Macatawa     Value to Grand       to Grand
Discounted Cash Flow Key Assumptions                                                                Shareholders
------------------------------------                -----------   -----------    --------------     ------------
Annual Growth Rate in Earnings                           16%           19%             -
Dividend Growth Rate                                     16%           20%             -
Discount Rate                                          12.5%         13.0%           13.0%
Implied Price/EPS Multiple                             11.1 x        11.1 x          11.1 x
Discounted Cash Flow Value                            $262.79        $17.63         $293.10            11.5%

     Projected cash flows were discounted at rates between 12.5 percent and 13.0 percent. These rates were selected based on Austin Associates' experience and the expected risk-adjusted rate of return that investors in Grand and Macatawa would require. Based on the results from the discounted cash flow analysis, Grand shareholders would receive an approximate 11.5 percent increase in value with the pro forma company as compared to remaining independent.

     Additional Limiting Conditions. The opinion expressed by Austin Associates was based on market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the financial condition of either Macatawa or Grand could materially affect the assumptions used in preparing this opinion.

     Grand has agreed to pay Austin Associates a cash fee of .75 percent of the aggregate merger value with $60,000 paid through the execution of the Merger Agreement. In addition, Grand has agreed to reimburse Austin Associates for its reasonable out-of-pocket expenses, and to indemnify Austin Associates against certain liabilities, including liabilities under securities laws. During the past two years, Grand engaged Austin Associates on one prior occasion in connection with an earlier consideration by Grand of acquisition prospects and strategic alternatives. On that occasion, Grand paid Austin Associates a total of $12,246.81 for its services. Except for the foregoing, Austin Associates has not had any material relationship with Grand, Macatawa, any of their affiliates and no future relationship is now mutually contemplated.

Opinion of Macatawa's Financial Advisor

     Macatawa retained Donnelly, Penman, French, Haggarty & Co. ("DPFH") to act as Macatawa's financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as its general familiarity with Macatawa.

     At the November 20, 2001 special meeting of the Board of Directors of Macatawa, the Board of Directors conditioned its approval of the Merger upon receipt of an opinion dated as of the date of the Merger Agreement stating that the terms of the Merger are fair to Macatawa's shareholders from a financial point of view. On December 28, 2001, DPFH rendered its oral opinion to senior management of Macatawa, that, as of the date of the Merger Agreement, the Exchange Ratio pursuant to the Merger Agreement was fair to the shareholders of Macatawa from a financial point of view. DPFH intends to confirm its oral opinion with a written opinion to the Board of Directors of Macatawa. No limitations were imposed by Macatawa on the scope of DPFH's investigation or on the procedures followed by DPFH in rendering its opinion.

     DPFH was retained by the Macatawa Board to express an opinion as to the fairness, from a financial point of view, to the holders of Macatawa common stock of the Exchange Ratio. DPFH did not address Macatawa's underlying business decision to proceed with the Merger and did not make any recommendation to the Macatawa Board of Directors or to the shareholders of Macatawa with respect to any approval of the Merger.

     The full text of the opinion of DPFH, which will set forth, among other things, assumptions made, procedures followed, matters considered and limits on the review of stock undertaken by DPFH, will be attached as Appendix C to this prospectus and joint proxy statement. Holders of Macatawa common stock are urged to read the opinion in its entirety. DPFH's opinion is directed only to the Exchange Ratio in the Merger and does not constitute a recommendation to any Macatawa shareholder as to how such shareholder should vote at the Macatawa Shareholder Meeting. The summary set forth in this prospectus and joint proxy statement of the opinion of DPFH is qualified in its entirety by reference to the full text of the opinion to be attached hereto as Appendix C.

     In arriving at its opinion, DPFH reviewed: (i) the Merger Agreement; (ii) certain publicly-available information for Macatawa, including each of the Annual Reports on Form 10-K for the years ended December 31, 1998, December 31, 1999 and December 31, 2000 of Macatawa and each of the quarterly reports of Macatawa on Form 10-Q for each of the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; (iii) audited financial statements of Grand for the fives years ended December 31, 2000 and unaudited financial statement summaries as of September 30, 2001 (iv) certain information, including financial forecasts, relating to earnings, assets, liabilities and prospects of Macatawa and Grand furnished to DPFH by senior management of Macatawa and Grand, as well as the amount and timing of the cost savings, revenue enhancements and other synergies expected to result from the Merger ("Expected Synergies") furnished to DPFH by senior management of Macatawa; (v) certain third party analysts' estimates as to the future financial performance of Macatawa and internal estimates as to the financial performance of Grand; (vi) discussions that DPFH had with certain members of the management of each of Macatawa and Grand concerning the historical and current business operations, financial conditions and prospects of Macatawa and Grand and such other matters as DPFH deemed relevant; (vii) the respective financial conditions of Macatawa and Grand as compared to the financial conditions of certain other companies that DPFH deemed relevant; (viii) certain financial terms of the Merger as compared to the financial terms of selected other business combinations that DPFH deemed relevant; and (ix) such other information, financial studies, analyses and investigations and such other factors that DPFH deemed relevant for the purposes of its opinion.

     In conducting its review and arriving at its opinion, as contemplated under the terms of its engagement by Macatawa, DPFH, with the consent of Macatawa, relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Macatawa or Grand, respectively, or publicly available information. DPFH did not undertake any responsibility for the accuracy, completeness or reasonableness of, or any obligation independently to verify, such information. DPFH further relied upon the assurance of management of Macatawa that they were unaware of any facts that would make the information provided or available to Macatawa incomplete or misleading in any respect. With respect to the financial forecast information and Expected Synergies furnished to or discussed with DPFH by Macatawa or Grand, DPFH has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of Macatawa and Grand as to the future financial performance of Macatawa, Grand or the combined entity, as the case may be. DPFH did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Macatawa or Grand, nor was DPFH furnished with such materials. DPFH has not reviewed any individual credit files of Grand or Macatawa and has assumed, without independent verification, that the aggregate allowances for credit losses for Macatawa and Grand were adequate to cover such losses. DPFH's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and evaluated by DPFH on the date of its opinion. DPFH does not have any obligation to update its opinion, unless requested by Macatawa in writing to do so, and DPFH expressly disclaimed any responsibility to do so in the absence of any such request.

     In connection with rendering its opinion to the Board of Directors of Macatawa, DPFH performed a variety of financial analyses, which are summarized below. DPFH believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without consideration of all factors and analyses, could create a misleading view of the analyses and the processes underlying DPFH's opinion. DPFH arrived at its opinion based on the results of all the analyses it undertook assessed as a whole, and it did not draw conclusions from or with regard to any one method of analysis. The preparation of a fairness opinion is a complex process involving subjective judgments, and is not necessarily susceptible to partial analysis or summary description. With respect to the comparable company analysis and comparable merger transaction analysis summarized below, no public company utilized as a comparison is identical to Macatawa or Grand, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the financial institutions and other factors that could affect the acquisition or public trading values of the financial institutions concerned. The financial forecast information and Expected Synergies furnished by management of Macatawa or Grand contained in or underlying DPFH's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such forecasts and estimates. The forecasts and estimates were based on numerous variables and assumptions that are inherently uncertain, including without limitation factors related to general economic and competitive conditions. In that regard, DPFH assumed, with Macatawa's consent, that the financial forecasts, including, without limitation, the Expected Synergies had been reasonably prepared on a basis reflecting the best currently available judgments of Macatawa and Grand, and that such forecasts will be realized in the amounts and at the times contemplated thereby. The estimates contained in such analyses and the range of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Estimates of values of financial institutions or assets do not purport to be appraisals or necessarily reflect the prices at which financial institutions or their securities actually may be sold. Accordingly, actual results could vary significantly from those assumed and the financial forecasts and related analyses. None of the analyses performed by DPFH were assigned a greater significance by DPFH than any other.

     The following is a brief summary of the analyses performed by DPFH in connection with its oral opinion delivered to Macatawa's senior management on December 28, 2001, which DPFH intends to confirm later in writing.:

 Analysis of Comparable Merger Transactions

     DPFH analyzed Midwest bank acquisition transactions announced and completed since January 1, 1999 ("Midwest Transactions") in which each selling bank had total assets of between $150 million and $1 billion, a return on average assets between 1.0% and 1.5%, a return on average equity between 10.0% and 17.0% and a total shareholders equity to total assets ratio of less than 10.0%. This analysis also showed that the Exchange Ratio represented a multiple of: (i) 2.4x Grand's reported book value per share, compared to a high multiple of 4.2x, a mean multiple of 2.9x, a median multiple of 3.0x and a low multiple of 1.1x;
(ii) 2.4x Grand's tangible book value per share, compared to a high multiple of 4.2x, a mean multiple of 3.6x, a median multiple of 3.6x and a low multiple of 3.1x; (iii) 16.3x Grand's latest 12 months fully diluted normalized earnings per share, compared to a high multiple of 32.5x, a mean multiple of 23.9x, a median multiple of 27.2x and a low multiple of 9.0x; and represented (iv) 18.8% of Grand's total deposits, compared to a high of 40.3%, a mean of 30.7%, a median of 33.5% and a low of 15.3%. DPFH recognized that no transaction reviewed was identical to the Merger and that, accordingly, any analysis of comparable transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the parties to the transactions being compared.

     DPFH also analyzed national bank acquisition transactions announced and completed since January 1, 1999 ("National Transactions") in which each selling bank had total assets between $150 million and $1 billion and a return on average assets between 1.0% and 1.5% and a return on average equity between 10.0% and 17.0% and a total shareholders equity to total assets ratio of less than 10.0%. This analysis also showed that the Exchange Ratio represented a multiple of: (i) 2.4x Grand's reported book value per share, compared to a high multiple of 4.3x, a mean multiple of 2.6x, a median multiple of 2.6x and a low multiple of 1.1x; (ii) 2.4x Grand's tangible book value per share, compared to a high multiple of 4.4x, a mean multiple of 2.8x, a median multiple of 2.7x and a low multiple of 1.4x; (iii) 16.3x Grand's latest 12 months fully diluted normalized earnings per share, compared to a high multiple of 32.5x, a mean multiple of 21.1x, a median multiple of 20.2x and a low multiple of 9.0x; and represented (iv) 18.8% of Grand's total deposits, compared to a high of 40.3%, a mean of 26.0%, a median of 25.9% and a low of 12.1%. DPFH recognized that no transaction reviewed was identical to the Merger and that, accordingly, any analysis of comparable transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the parties to the transactions being compared.

     DPFH also analyzed national merger of equal bank acquisition transactions completed since January 1, 1999 ("Merger of Equal Transactions") with a deal value between $12 million and $90 million. For purposes of this analysis, the data refers to the selling institutions in each Merger of Equal Transactions as the "seller." This analysis showed: (i) Grand's (the seller) earnings contribution of 32.9% compared to the high of 87.6%, the mean of 55.3%, the median of 52.2% and the low of 32.3%; (ii) Grand's pro forma ownership of 31.5% compared to the high of 64.7%, the mean of 50.0%, the median of 48.0% and the low of 30.9%; and (iii) Grand's ownership to earnings contribution of 95.7% compared to the high of 132.5%, the mean of 96.0%, the median of 96.2% and the low of 47.8%. DPFH recognized that the Merger may not be considered a true Merger of Equals and that no transaction reviewed was identical to the Merger and that, accordingly, any analysis of comparable transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the parties to the transactions being compared.

Analysis of Selected Comparable Companies

     DPFH compared selected operating results of Grand to two groups including the following: 13 banks from 13 selected Midwestern states whose total assets were between $150 million and $1 billion; return on average assets was between 1.0% and 1.5%; return on average equity was between 10.05% and 17.0%; and the total shareholder equity divided by total assets ratio was less than 10.0%. This group is referred to as the "Midwest Companies." DPFH applied the exact same criteria to all banks nationally. This group is referred to as the "National Companies." This comparison showed, among other things, that for the nine months ended September 30, 2001 (i) Grand's net interest margin was 3.8%, compared with a mean of 4.3% for the Midwest Companies and 4.5% for the National Companies,
(ii) Grand's efficiency ratio was 61.5%, compared with a mean of 58.0% for the Midwest Companies and 59.3% for the National Companies, (iii) Grand's annualized return on average assets was 1.1%, compared to a mean of 1.2% for the Midwest Companies and 1.2% for the National Companies and (iv) Grand's annualized return on average equity was 15.9%, compared to a mean of 14.0% for the Midwest Companies and 14.0% for the National Companies. This comparison also indicated that (i) at September 30, 2001, Grand's ratio of nonperforming assets to total assets was .24%, compared with a mean of .44% for the Midwest Companies and .42% for the National Companies.

     No financial institution used in the above analyses as a comparison is identical to Grand. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of Grand and the financial institutions to which it is being compared.

Discounted Cash Flow Analysis

     DPFH prepared a discounted dividend stream analysis of Grand, which estimated the future after tax cash flows ("net income available for dividends") that Grand might produce over the period from January 1, 2002 through December 31, 2006 assuming Grand continued to operate as an independent company. These estimates were derived from discussions with Grand management and were deemed reasonable by Grand management. The estimates assumed that Grand would grow its earnings at a compound rate of approximately 14% annually, from 2002 to 2006. DPFH further assumed, with Grand management's consent, that a 12% dividend payout ratio would be utilized. This payout ratio was utilized in part to maintain certain minimum capital levels deemed appropriate by Grand management. These dividend cash flows were then discounted to a present value using different discount rates (ranging from 12% to 14%) chosen to reflect different required rates of return of holders or prospective buyers of Grand common stock assumed to be reasonable. DPFH also estimated the terminal values for Grand common stock (ranging from 15.3 to 19.3 times Grand's 2006 estimated net income). This range of multiples was chosen based on recent multiples of selected mergers and acquisitions transactions for banks with assets of between $250 million and $1 billion, as reported by SNL Securities, LP. This discounted dividend analysis indicated an implied value range of $305.43 to $373.23 per share for Grand common stock, compared to the Exchange Ratio value of $294.76 per share for Grand. The analysis was based upon Grand and Macatawa's senior management's projections of Grand's future performance on a stand alone basis, which were based upon many factors and assumptions deemed reasonable by Grand and Macatawa management. This analysis did not purport to be indicative of actual values or actual future results and did not purport to reflect the prices at which any securities may trade at the present or at any time in the future. DPFH included this analysis because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

Pro Forma Merger Analysis

     DPFH analyzed the financial impact of the Merger on the holders of Macatawa common stock and Grand common stock. This analysis showed that the Exchange Ratio would result in a pro forma ownership, including converted options, of the combined entity of approximately 68.5% by shareholders of Macatawa and approximately 31.5% by shareholders of Grand.

Accretion/(Dilution) Analyses

     DPFH analyzed the pro forma financial impact of the Merger on Macatawa's earnings per share and cash earnings per share. For purposes of these analyses, DPFH utilized financial forecasts, relating to earnings, assets, liabilities and prospects of Macatawa and Grand furnished to DPFH by senior management of Macatawa and Grand, as well as the amount and timing of the cost savings, revenue enhancements and other synergies expected to result from the Merger furnished to DPFH by senior management of Macatawa. DPFH's analyses of the Merger from Macatawa's perspective showed that the Merger, compared to continued operation of Macatawa on a stand-alone basis, would be accretive to Macatawa's estimated earnings and cash earnings starting in 2002 assuming the financial forecast (including Expected Synergies) provided to DPFH by Grand and Macatawa would be achieved, although there is no assurance that such financial forecasts will be achieved.

Summary Contribution Analysis

     DPFH computed the contribution of each of Macatawa and Grand to the combined entity's income statement, balance sheet and market capitalization, excluding any Merger related adjustment. This analysis showed that Macatawa contributed 66.1% and Grand contributed 33.9% to the combined entity's net income for the nine months ended September 30, 2001 and that Macatawa contributed 67.3% and Grand contributed 32.7% to the combined entity's forecasted net income for 2001. This analysis further showed that, at September 30, 2001, Macatawa contributed 71.6% of combined assets, 70.3% of combined deposits and 79.9% of combined equity of the combined entity, before any purchase accounting adjustments are made.

     The Macatawa Board retained DPFH based upon the recognized experience and expertise of DPFH's financial institutions group. DPFH is a recognized investment banking and advisory firm. DPFH, as a part of its investment banking and advisory business, is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Macatawa selected DPFH as its financial adviser because of its reputation and because of its substantial experience in transactions such as the Merger.

Closing and Effective Time of the Merger

     Macatawa and Grand have agreed to schedule the closing of the Merger on a mutually agreed upon date and anticipate that the closing will occur in March or April 2002. If they cannot agree upon a date, either party may schedule the closing by giving the other party five business days' prior written notice of the desired closing date. However, neither party may give such notice unless and until (1) all applicable consents to or government approvals of the Merger have been obtained (including the expiration of any applicable waiting periods), and
(2) Grand's shareholders have approved the Merger Agreement, and (3) Macatawa's shareholders have approved the Merger Agreement and the issuance of Macatawa common stock pursuant to such agreement.

     The "Effective Time of the Merger" is the date and time following the closing that the Merger is legally completed. The Effective Time of the Merger will be specified in the Certificate of Merger filed with the state of Michigan and will be a time and date selected by Macatawa. The Effective Time of the Merger may not be later than three business days after the closing occurs.

Regulatory Approvals

     Before Macatawa and Grand may complete the Merger, Macatawa must receive the approval of the Federal Reserve Board. In addition, if and when the Federal Reserve Board approves the Merger, Macatawa and Grand must wait an additional 30 days before completing the Merger to allow the U.S. Department of Justice to take further action to delay or block the Merger. However, if the Department of Justice does not issue adverse comments during the first 15 days of this period, Macatawa and Grand may complete the Merger at that time. Macatawa filed its application for approval of the Merger with the Federal Reserve Board on or about December 21, 2001. While Macatawa expects to receive Federal Reserve Board approval, no assurance can be made as to whether or when the approval will be given.

Distribution of  Macatawa Common Stock

     At the Effective Time of the Merger, Grand's shareholders will cease to own shares of Grand. Old Grand stock certificates that represented shares of Grand common stock outstanding immediately before the Merger will then represent the right to receive (1) shares of Macatawa common stock and (2) cash in lieu of fractional shares.

     If Macatawa declares a dividend on the Macatawa common stock payable to shareholders of record of Macatawa as of a record date after the Merger, holders of the old Grand stock certificates will be entitled to receive that dividend. However, holders of old Grand stock certificates will not actually receive dividends payable to holders of record of Macatawa common stock after the Merger until they physically deliver the old Grand stock certificates with properly submitted transmittal materials. Upon physical exchange of the old Grand stock certificates, former Grand shareholders will be entitled to receive from Macatawa an amount equal to all such dividends declared and paid with respect to those shares (without interest and less the amount of taxes, if any, that may have been imposed or paid).

     As soon as practicable after the Merger, Macatawa will cause Registrar and Transfer Company or another bank or trust company that Macatawa may designate as the Exchange Agent to send former Grand shareholders transmittal materials to be used to exchange the old Grand stock certificates. Holders of the old Grand stock certificates may then elect (1) to receive Macatawa common stock certificates; or (2) to enroll in Macatawa's dividend reinvestment program. If you elect to enroll in Macatawa's dividend reinvestment program, your shares of Macatawa common stock will be credited to your account under the dividend reinvestment program and any cash payable to you for fractional shares will be invested in Macatawa common stock at the next regular investment date under the dividend reinvestment program. The transmittal materials will contain instructions with respect to the surrender of old Grand stock certificates and the selection of these exchange options. In the absence of a selection by you of any of these options, you will receive Macatawa common stock certificates for your old Grand stock certificates without enrolling in Macatawa's dividend reinvestment program. Macatawa will deliver to the Exchange Agent that number of shares of Macatawa common stock issuable in the Merger and the amount of cash payable for fractional shares in the Merger.

     Promptly after former Grand shareholders deliver their old Grand stock certificates to the Exchange Agent, the Exchange Agent will register the shares of Macatawa common stock issuable to them in the name and at the address appearing on Grand's stock records as of the time of the Merger or such other name or address as is requested by them in the transmittal materials. The Exchange Agent will not be required to register the shares in that manner until it has received all of your old Grand stock certificates (or an affidavit of loss and indemnity bond for such certificate or certificates), together with properly executed transmittal materials. Such old Grand stock certificates, transmittal materials, and affidavits must be in a form and condition reasonably acceptable to Macatawa and the Exchange Agent. The Exchange Agent will have discretion to determine reasonable rules and procedures relating to the exchange (or lack thereof) of old Grand stock certificates and the payment for fractional shares.

     After the Merger, ownership of shares represented by old Grand stock certificates may be transferred only on the stock transfer records of Macatawa. After the Merger, Macatawa will not transfer any shares of Grand common stock that were issued and outstanding immediately before the Merger on the stock transfer books of Grand. If, after the Merger, a former Grand shareholder properly presents old Grand stock certificates to the Exchange Agent for transfer, the Exchange Agent will cancel and exchange the old Grand stock certificates for shares of Macatawa common stock as provided in the Merger Agreement.

Exclusive Commitment to Macatawa

Board Recommendation

     In the Merger Agreement, the Board of Directors of Grand has agreed to recommend approval of the Merger Agreement and the Board of Directors of Macatawa has agreed to recommend approval of the Merger Agreement and the issuance of Macatawa common stock pursuant to the Merger Agreement to their respective shareholders. However, Grand's Board of Directors may abstain from recommending the approval of the Merger Agreement to its shareholders if a "Superior Proposal" has been received in writing and is still pending. A
"Superior Proposal" means any bona fide unsolicited offer, proposal, or expression of interest made by a third party on terms that the Grand Board of Directors determines in good faith, having considered the written advice of Austin Associates or another financial advisor of recognized reputation, to be materially more favorable to Grand shareholders than the Merger Agreement from a financial point of view.

     Withdrawal or modification of the Grand Board of Directors' recommendation of the Merger will not be a breach of the Merger Agreement if a "Fiduciary Event" has occurred and Grand provides Macatawa at least ten business days' advance notice. A "Fiduciary Event" will be considered to have occurred if and when the Grand Board of Directors has:

  o  received in writing a Superior Proposal that is then still pending;

  o determined in good faith (having considered the advice of legal counsel) that its fiduciary duties to Grand's shareholders under applicable law would require the Board of Directors to so withdraw, modify, or change its recommendation; and

  o  determined  to  accept  and  recommend  the  Superior   Proposal  to  Grand
     shareholders.

If Grand terminates the Merger Agreement after the occurrence of a Fiduciary Event, Macatawa will have the right to be paid a $2,000,000 fee pursuant to the Merger Agreement. The existence of such a right under the Merger Agreement may reduce the likelihood that a Superior Proposal will be received (see "Payment after Certain Events" below).

No Negotiations with Third Parties

     In addition to the commitment of the Board of Directors of Grand to recommend the Merger to its shareholders, Grand has agreed that it (and its directors, officers, employees, attorneys, investment bankers, and other agents) will not directly or indirectly invite, initiate, solicit or encourage any other party to make any proposal involving the sale of Grand or Grand Bank. Further, Grand has agreed that it (and its directors, officers, employees, attorneys, investment bankers, and other agents) will not negotiate with any other party regarding a possible sale of Grand or, except as required by applicable law, provide any nonpublic information about itself or any of Grand's subsidiaries to any party other than Macatawa, unless a Fiduciary Event has occurred and is continuing or there is a reasonable likelihood that a Superior Proposal would result. Before disclosing any information to a party other than Macatawa under such circumstances, Grand must obtain from such party a confidentiality agreement with terms no less favorable to Grand than the terms of the confidentiality agreement between Macatawa and Grand, and Grand can provide to such person only information that has been previously disclosed to Macatawa.

Payment after Certain Events

     If, after the Plan of Merger is executed, the Board of Directors of Grand or the shareholders of Grand accept or approve any Acquisition Proposal or Superior Proposal which competes or is otherwise inconsistent with the transactions contemplated by the Merger Agreement or terminates the Merger Agreement due to a Fiduciary Event, then Grand shall promptly pay to Macatawa a fee of $2,000,000.

Conduct of Grand Pending the Completion of the Merger

     In the Merger Agreement, Grand made certain covenants to Macatawa. These covenants, which remain in effect until the Merger is completed or until the Merger Agreement has been terminated, are summarized below.

Ordinary Course of Business

     Grand has agreed to conduct its business, and manage its property only in the usual, regular, and ordinary course in substantially the same manner as before the Merger Agreement was signed. In particular, Grand has agreed, among other things, to:

  o refrain from taking any action that would be inconsistent with or contrary to the Merger Agreement;

  o comply in all material respects with all laws, regulations and court and administrative orders;

  o make no change in its articles of incorporation, bylaws, or capital stock except as effected by the Merger Agreement;

  o use all reasonable efforts to maintain its property and assets in their present condition and to preserve its business organization intact; to keep available the services of their present officers and employees and to preserve its goodwill;

  o use all reasonable efforts to maintain and keep in full force and effect insurance coverage on the assets, properties, premises, personnel and other business operations;

  o charge off loans and maintain its allowance for loan losses in accordance with its prior practices and regulatory and accounting standards;

  o make no material change in any policies and procedures applicable to the conduct of its business, including any loan and underwriting policies, loan loss and charge-off policies (except as contemplated by the Merger Agreement or required by law or regulatory agency), investment policies, and employment policies;

  o except to reelect incumbent officers and directors at annual meetings, not increase the number of directors or elect or appoint any person to an executive office without first consulting Macatawa;

  o take no action to increase the salary, severance or other compensation payable to, or fringe benefits of, or pay any bonus to, any officer or director, or any other class or group of employees as a class or group, except as previously disclosed and described in the Grand Disclosure Statement furnished to Macatawa prior to execution of the Merger Agreement and increases, agreements and payments which are reasonable in amount and consistent with the prior year;

  o take no action to enter into any employment agreement that is not terminable by Grand or its subsidiaries without cost or penalty upon 30 days or less notice, except as approved by Macatawa in writing;

  o take no action to borrow money except in the ordinary course of business; take no action to sell, mortgage, or otherwise dispose of any of its property or assets unless the property or asset(s) individually has a fair market value of less than $25,000 or collectively have an aggregate fair market value of less than $75,000;

  o  maintain its books, accounts, and records in the usual and ordinary course;

  o notify Macatawa of the threat or commencement of any material lawsuit or other proceeding against or relating to Grand or its subsidiaries, their directors, officers, or employees in their capacities as such, their assets, liabilities, businesses or operations, or the Merger or the Merger Agreement;

  o take no action to introduce or change any pension, profit sharing plan or employee benefit plan, fringe benefit program or other plan for the benefit of its employees unless required by law or this Merger Agreement, or necessary or advisable in the opinion of counsel to reinforce any tax qualified status;

  o refrain from entering into any new service agreements that are not terminable by Grand or its subsidiary Grand Bank without penalty upon 30 days or less notice, except for contracts for services which do not exceed $25,000 in the aggregate, excepting the renewal of contracts for data processing and other services reasonably believed to be necessary for the conduct of business in the ordinary course; or

  o take no action to open, enlarge or materially remodel any bank or other facility or to lease, purchase or otherwise acquire any real property for use as a branch bank, or apply for regulatory approval of any new branch bank, except for prior commitments made by Grand that were disclosed to Macatawa before entering into the Merger Agreement.

Dividends

     Grand may not pay any dividends or other distributions, or purchase or redeem any shares of Grand common stock, other than the payment of regular quarterly cash dividends in an amount per share not to exceed $0.50 per share per quarter, payable in a manner and on dates consistent with Grand's prior practice. Macatawa and Grand have agreed that they will cooperate to assure that the then-former shareholders of Grand will not receive a duplication of dividends, and not fail to receive a dividend, for any calendar quarter with respect to their Grand common stock and Macatawa common stock that any such holder receives in exchange for shares of Grand common stock.

Environmental Investigation

     Grand has agreed to permit Macatawa to conduct an environmental assessment of each parcel of Grand's currently owned real property, and any real estate acquired by Grand in satisfaction of a debt previously contracted.

     If any environmental conditions are found, reasonably suspected, or would tend to be indicated by the report of the consultant which may be contrary to the representations and warranties set forth in the Merger Agreement, without regard to any exceptions that may be contained in the Grand Disclosure
Statement, then Macatawa shall obtain from one or more mutually acceptable consultants or contractors, as appropriate, an estimate of the cost of any further environmental investigation, sampling, analysis, remediation, or other follow-up work that may be necessary to address those conditions in accordance with applicable environmental laws. Macatawa shall forward copies of any such estimates to Grand upon receipt.

     Upon receipt of the estimate of the costs of all follow-up work or any subsequent investigation that may be conducted, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All work plans for any removal or remediation actions that may be performed, shall be mutually satisfactory to the parties. If the work plans or removal or remediation actions would entail a material cost to complete, the parties shall discuss a mutually acceptable modification to the Merger Agreement.

     If Macatawa and Grand are unable to agree upon a course of action for further investigation and remediation of an environmental condition or issue raised by an environmental assessment and/or a mutually acceptable modification to the Merger Agreement, and the condition or issue is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which Macatawa and its subsidiaries (after the Merger) would be subject as owner or operator of the property involved can be quantified and limited to an amount which would not have a material adverse effect on the business or financial condition of Grand and its subsidiaries on a consolidated basis, then Macatawa may abandon the Merger Agreement.

Accrual of Transaction Expenses

     Grand shall immediately prior to the Effective Time of the Merger accrue and charge against its earnings all transaction expenses which Grand has incurred or will incur as a result of the transactions contemplated by the Merger Agreement (including, without limitation, any retention or change of control payments approved by Macatawa, and Grand's legal, accounting, actuarial, tax services, and investment advisor's fees).

Charitable Giving

     Grand shall be permitted to make charitable contributions, authorized by its Board of Directors, with respect to Grand's 2001 fiscal year (some of which will be payable in 2002) in an amount equal to 10% of pretax profits for 2001, provided such charitable contributions are properly accrued as an expense for the year ended on or before December 31, 2001.

Insurance and Indemnification

     Macatawa has agreed to honor any and all rights to indemnification and advancement of expenses existing, at the time of the Merger, in favor of the present and former directors and officers of Grand and its subsidiaries under their articles of incorporation or existing bylaws. These enforceable contractual rights will remain in effect following the Merger with respect to acts or omissions occurring before the Merger with the same force and effect as before the Merger.

     In addition, Macatawa has agreed to use all reasonable efforts to cause the officers and directors of Grand immediately prior to the Merger to be covered for a period of at least six years immediately following the Merger by the directors' and officers' liability insurance policy maintained by Grand with respect to acts or omissions occurring before the Merger that were committed by such officers and directors in their capacities as such. Macatawa may substitute for Grand's current coverage new coverage under policies offering comparable coverage and amounts to Macatawa's policies for its own officers and directors. However, in no event will Macatawa be required to pay, directly or indirectly through Grand or its subsidiaries, more than $96,000 in the aggregate either to maintain or to procure insurance coverage pursuant to the Merger Agreement. If Macatawa does not advise Grand in writing before the scheduled date of the meeting of Grand shareholders for the purpose of adopting the Merger Agreement, that it has procured comparable or better coverage for the six-year period, Grand will be permitted, after giving Macatawa three business days' prior written notice and an additional two business days' to purchase such coverage, in lieu of receiving the foregoing insurance coverage, to purchase tail coverage for past acts and omissions for a single premium amount not in excess of the limit of $96,000.

Management of Macatawa After the Merger

     Upon completion of the Merger, Macatawa's Board of Directors and executive officers will remain the same, except that one person nominated by Grand, with the approval of Macatawa's Board of Directors, will be added to Macatawa's Board of Directors. The person to be so nominated has not yet been selected as of the date of this prospectus and joint proxy statement.

Conditions to Closing the Merger

Mutual Conditions to Close

     The obligations of each of Macatawa and Grand to complete the Merger are subject to the fulfillment of certain conditions, including the following:

  o the shareholders of Macatawa must have approved the Merger Agreement and the issuance of Macatawa common stock pursuant to the Merger Agreement and the shareholder's of Grand must have approved the Merger Agreement;

  o each company's representations and warranties to the other in the Merger Agreement must have been true in all material respects or, if one or more representations or warranties shall then be untrue, the cumulative effect of all untrue representations and warranties shall not then be materially adverse relative to the business, income, or financial condition or prospects of the company and its subsidiaries on a consolidated basis;

  o there must not be any action, suit, proceeding, claim, arbitration or investigation pending or threatened: (i) against or relating to either Grand or Macatawa or their subsidiaries or any of their respective properties or businesses which may result in any liability to either of them or its subsidiaries which could have a Material Adverse Effect (as defined below) on the financial condition, net income, business, properties, operations or prospects of either of them and its subsidiaries on a consolidated basis, or (ii) which challenges the Merger or the Merger Agreement;

  o each company must have performed in all material respects all of the agreements, conditions, and covenants to be completed at or before the closing made by that company in the Merger Agreement;

  o Macatawa and Grand must not be subject to any order, decree, or injunction by any court or governmental authority that enjoins or prohibits the completion of the Merger;

  o the registration statement of which this prospectus and joint proxy statement is a part must have been declared effective by the Securities and Exchange Commission and must not be subject to a stop order or threatened stop order;

  o each company's legal counsel must have provided an opinion to the other company with respect to certain legal matters; and

  o each governmental agency having jurisdiction over the Merger must have approved or consented to the Merger.

     The term "Material Adverse Effect" is defined to mean any change or effect that, individually or when taken together with all other such changes or effects that have occurred before the date of determination of the occurrence of the Material Adverse Effect, has had or could have a material negative impact on the business, assets, financial condition, results of operations, or value of Macatawa and its subsidiaries, taken as a whole, or, as the case may be, Grand and its subsidiaries, taken as a whole; or the ability of Macatawa or Grand, as the case may be, to satisfy the applicable closing conditions or consummate the Merger. The following will not be included in any determination of a Material Adverse Effect: (1) changes in generally accepted accounting principles that are generally applicable to financial institutions and their holding companies; (2) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party; (3) changes in economic conditions (including a change in the level of interest rates) generally affecting financial institutions; and (4) fees and expenses reasonably related to the Merger (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention provisions) incurred or paid without violating the representations, warranties or covenants contained in the Merger Agreement.

Macatawa's Conditions to Close

     In addition, Macatawa's obligation to complete the Merger is subject to the fulfillment of additional conditions, including the following:


  o Grand must have obtained the consent or waiver of any material rights of the other party or the loss of any material rights under material agreements containing a provision triggered by a change of control of Grand;

  o Macatawa must have received a tax opinion from Varnum, Riddering, Schmidt & Howlett LLP to the effect that, among other matters, Macatawa will not recognize gain or loss on its receipt of the assets of Grand in exchange for the shares of Macatawa common stock to be issued in the Merger (see "- Material Federal Income Tax Consequences" below);

  o Macatawa must have received one or more certificates dated as of the closing and signed by the Secretary of Grand certifying the total number of shares of capital stock of Grand issued and outstanding on the business day immediately preceding the closing;

  o Macatawa's financial advisor, Donnelly, Penman, French, Haggarty & Co., must have delivered an opinion reasonably acceptable to Macatawa, dated as of the date of the Merger Agreement and renewed as of a date approximately the date of this prospectus and joint proxy statement, to the effect that the terms of the Merger are fair to Macatawa's shareholders from a financial point of view and that opinion must not have been subsequently withdrawn;

  o The amended and restated employment agreements described in Grand's disclosure statement shall have been executed and shall not have been terminated, cancelled, or amended; and

  o Grand shall not have issued any stock options after the date of the Merger Agreement.

Grand's Conditions to Close

     In addition, Grand's obligation to complete the Merger is subject to the fulfillment of additional conditions, including the following:

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
  o Grand must have received a tax opinion from Varnum, Riddering, Schmidt & Howlett LLP to the effect that, among other matters, no gain or loss will be recognized by the shareholders of Grand upon the receipt of Macatawa common stock in exchange for their shares of Grand common stock (except to the extent of any cash received in lieu of fractional shares) and the shareholders of Grand will have the same tax basis and holding period in the Macatawa common stock they receive in the Merger as they had in the shares of Grand common stock surrendered in exchange for such stock (see "- Material Federal Income Tax Consequences" below);

  o Grand must have received one or more certificates dated as of the closing and signed by the Secretary of Macatawa and the transfer agent for Macatawa common stock certifying the total number of shares of capital stock of Macatawa issued and outstanding on the business day immediately preceding the closing;

  o Grand's financial advisor, Austin Associates, must have delivered an opinion reasonably acceptable to Grand, dated as of the date of the Merger Agreement and renewed as of a date approximately the date of this prospectus and joint proxy statement, to the effect that the terms of the Merger Agreement are fair to Grand's shareholders from a financial point of view and that opinion must not have been subsequently withdrawn; and

  o the Macatawa common stock to be issued in the Merger must have been authorized for listing on The Nasdaq Stock Market.


Termination

     Prior to the Merger, the Merger Agreement may be terminated by Macatawa or Grand by mutual consent or may be terminated by either of them if the Merger has not been completed on or before June 30, 2002.

Macatawa's Right to Terminate

     In addition, Macatawa may terminate the Merger Agreement and abandon the Merger on its own action upon the occurrence of additional events specified in the Merger Agreement including, among others, the following:

  o any of the conditions precedent to Macatawa's obligation to complete the Merger have not been met or waived by Macatawa at such time as such condition can no longer be satisfied, notwithstanding Grand's reasonable efforts to comply with the covenants and satisfy the conditions of Grand in the Merger Agreement;

  o certain environmental risks exist for which the parties are unable to agree on a course of action for further investigation and it can not be determined to a reasonable degree of certainty that the risk and expense to which Macatawa and its subsidiaries (after the Merger) would be subject as owner or operator of the property involved can be quantified and limited to an amount which would have a Material Adverse Effect on the business or financial condition of Grand and its subsidiaries on a consolidated basis;

  o an event that caused or is reasonably likely to cause a Material Adverse Effect on Grand has occurred;

  o  a Fiduciary Event has occurred;

  o either Macatawa or Grand shareholders fail to approve the Merger Agreement by the requisite vote of approval at the applicable special meeting; or

  o Grand, prior to the closing, receives from the Federal Reserve Board a rating lower than "Satisfactory" under an examination for compliance with the Community Reinvestment Act, or if the report of examination is still pending on the scheduled closing date and Macatawa is unable to satisfy itself that Grand will receive at least a "Satisfactory" rating.

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
Grand's Right to Terminate

     In addition, Grand may terminate the Merger Agreement and abandon the Merger on its own action upon the occurrence of additional events specified in the Merger Agreement including, among others, the following:

  o any of the conditions precedent to Grand's obligation to complete the Merger have not been met or waived by Grand at such time as such condition can no longer be satisfied, notwithstanding Macatawa's reasonable efforts to comply with the covenants given by Macatawa in the Merger Agreement;

  o either Macatawa or Grand shareholders fail to approve the Merger Agreement by the requisite vote of approval at the applicable special meeting;

  o an event that caused or is reasonably likely to cause a Material Adverse Effect on Macatawa has occurred; or

  o any of Macatawa's banking subsidiaries, prior to the scheduled closing date, received from the Federal Reserve Board a rating lower than " Satisfactory" under an examination for compliance with the Community Reinvestment Act, or if the report of the examination is still pending on the scheduled closing date and Grand is unable to satisfy itself that such bank or banks will receive at least a "Satisfactory" rating.

Effect of Termination

     If either Macatawa or Grand terminates the Merger Agreement in accordance with its terms, neither Macatawa, Grand, nor any of their respective subsidiaries, officers, directors, or employees will be liable to the other party, except as provided in the Merger Agreement. Certain provisions of the Merger Agreement including provisions regarding confidentiality, expenses, and payments after certain events will survive termination of the Merger Agreement. In addition, neither company will be released from liability to the other for any liabilities or damages arising out of its knowing or intentional breach of any provision of the Merger Agreement.

Description of Macatawa Common Stock

     Macatawa's authorized capital stock consists of 9.5 million shares of common stock, no par value per share. As of November 20, 2001, Macatawa had 5,307,201 shares of Macatawa common stock outstanding. Macatawa expects to issue not more than 2,459,905 shares of Macatawa common stock in the Merger.

     Holders of Macatawa common stock are entitled to dividends out of funds legally available for that purpose when, as, and if declared by Macatawa's Board of Directors. Each holder of Macatawa common stock is entitled to one vote for each share held on each matter submitted for shareholder action. Macatawa common stock has no preemptive rights, cumulative voting rights, conversion rights or redemption provisions.

     In the case of any liquidation, dissolution or winding up of the affairs of Macatawa, holders of Macatawa common stock would be entitled to receive, pro rata, any assets distributable to common shareholders in proportion to the number of shares held by them.

     All  outstanding  shares of  Macatawa  common  stock are,  and shares to be
issued   pursuant  to  the  Merger  will  be,  when   issued,   fully  paid  and
non-assessable.

Comparison of Rights of Macatawa and Grand Shareholders

     If the Merger is completed, holders of Grand common stock will become holders of Macatawa common stock. Holders of Macatawa common stock will continue to be holders of Macatawa common stock after the Merger.

     Because both Grand and Macatawa are incorporated under Michigan law, their respective shareholders' rights are governed by the Michigan Business Corporation Act. As a Grand shareholder, your rights are currently governed by Grand's Articles of Incorporation, as amended, and Bylaws and the Michigan Business Corporation Act. However, after the Merger your rights will be governed by Macatawa's Restated Articles of Incorporation and Bylaws and the Michigan

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
Business Corporation Act. The following discussion compares Grand's Articles of Incorporation, as amended, and Bylaws to Macatawa's Restated Articles of Incorporation and Bylaws.

     The following comparison of Macatawa's Restated Articles of Incorporation and Bylaws and Grand's Articles of Incorporation, as amended, and Bylaws is not intended to be complete and is qualified in its entirety by reference to Macatawa's Articles of Incorporation, as amended, and Bylaws and Grand's Restated Articles of Incorporation and Bylaws. Copies of these documents are available upon request. See "Where You Can Find More Information" below.

Anti-Takeover Provisions - In General

     Grand's Articles of Incorporation, as amended, contain provisions that could prevent or delay the acquisition of Grand by means of a tender offer, proxy contest, or otherwise. These provisions could also limit shareholders' participation in certain types of business combinations or other transactions that might be proposed in the future, regardless of whether those transactions were favored by a majority of shareholders, and could enhance the ability of officers and directors to retain their positions.

     Macatawa's Restated Articles of Incorporation contain similar types of provisions. Material differences in the companies' organizational documents with respect to such anti-takeover provisions are discussed below under separate sections, such as "- Size and Classification of the Board of Directors," "- Removal of Directors," and "- Evaluation of Proposed Offers."

Authorized Capital

     The total authorized shares of capital stock of Macatawa consists of 9.5 million shares of common stock and 0.5 million shares of preferred stock. As of November 20, 2001, there were 5,307,201 shares of Macatawa common stock and no shares of Macatawa preferred stock outstanding. Macatawa's Restated Articles of Incorporation authorize Macatawa's Board of Directors to issue preferred stock from time to time and to fix the rights, preferences and limitations of each series of preferred stock. This includes the designation of the series and the number of shares in it, the dividend rate, whether and when shares will be redeemable, the prices at which shares will be redeemable, rights upon liquidation, any sinking fund provisions, any conversion or exchange privileges, voting rights, any restrictions on the payment of dividends or other distributions on other classes of stock and any other rights, preferences or limitations.

     The issuance of shares of Macatawa preferred stock could adversely affect the rights of the holders of Macatawa common stock and adversely affect the availability of earnings for distribution to the holders of Macatawa common stock.

     The total authorized capital stock of Grand consists of 250,000 shares of common stock, no par value. No share of Grand common stock is entitled to any preferences and all shares are equal. Grand's Articles of Incorporation, as amended, do not authorize any other shares or classes of capital stock.

Size and Classification of the Board of Directors

     Under Macatawa's Restated Articles of Incorporation, Macatawa's Board of Directors is divided into three classes, as nearly equal in number as possible. The term of office of one class of directors expires each year. The number of directors shall be determined from time to time by resolution adopted by the affirmative vote of at least 80% of the directors of Macatawa and a majority of the Continuing Directors as defined in Macatawa's Restated Articles of Incorporation. Currently, Macatawa's Board of Directors is composed of five members. Because of the classification of Macatawa's Board of Directors, it would normally take at least two annual meetings of shareholders to change a majority of the members of Macatawa's Board of Directors.

     Grand's Articles of Incorporation, as amended, contain similar provisions to Macatawa's Restated Articles of Incorporation. Pursuant to Grand's Articles of Incorporation, as amended, Grand's Board of Directors is divided into three classes, as nearly equal in number as possible. The term of office of one class of directors expires each year. The number of directors may not be less than three with the exact number to be fixed by resolution adopted by the affirmative vote of at least 2/3 of the directors of Grand. Currently, Grand's Board of Directors is composed of fifteen members. Because of the classification of Grand's Board of Directors, it would normally take at least two annual meetings of shareholders to change a majority of the members of Grand's Board of Directors.

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
Limitation of Personal Liability of Directors

     Both Macatawa's Restated Articles of Incorporation and Grand's Articles of Incorporation, as amended, as modified by the Michigan Business Corporation Act, provide that a director will not be personally liable to the corporation for money damages for breach of the director's fiduciary duty. However, a director's liability cannot be limited for: (1) the amount of any financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the corporation or its shareholders; (3) an illegal dividend, distribution or loan to an officer, director or employee of the corporation that is contrary to the Michigan Business Corporation Act; or (4) an intentional criminal act.

Removal of Directors

     Under Macatawa's Bylaws, any one or more directors may be removed from office at any time, with or without cause, but only by either (1) the affirmative vote of a majority of the continuing directors and at least 80% of the Board of Directors or (2) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least 80% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class.

     Under Grand's Articles of Incorporation, as amended, a director may be removed from office at any time, but only for cause. Except as may be provided otherwise by law, "cause" for removal of a director exists if: (1) the director has been convicted of a felony by a court and the conviction is no longer subject to direct appeal; (2) a court has found the director to be liable for negligence or misconduct in the performance of his or her duty to Grand in a matter of substantial importance to Grand and that determination is no longer subject to a direct appeal; (3) the director has become mentally incompetent, whether or not so determined by a court, and the mental incompetency directly affects his or her ability as a director of Grand; (4) the director's actions or failure to act are considered by Grand's Board of Directors to be in derogation of the director's duties; or (5) the director's removal is required or recommended by the Federal Reserve Board. Removal for cause must be approved by at least two-thirds of the total number of directors (excluding the director who is being removed). Whether cause for removal exists shall be determined by the affirmative vote of 2/3 of the total number of directors, except such director(s) subject to such removal determination. Any action to remove a director under (1) or (2) above must be taken within one year of the conviction or court judgment

Shareholder Nominations of Directors

     Under Macatawa's Restated Articles of Incorporation, nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by Macatawa (a) with respect to an election to be held at an annual meeting of shareholders, not later than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date Macatawa mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the 10th day following the date on which notice of the special meeting was first mailed to the shareholders by Macatawa.

     A Macatawa shareholder's notice of intent to make a nomination shall set forth: (1) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder (a) is a holder of record of stock of Macatawa entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;
(4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended; and (5) the consent of each nominee to serve as a director of Macatawa if so elected.

     Under Grand's Articles of Incorporation, as amended, nominations of candidates for election for directors of the corporation at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (referred to as an "election meeting") may be made by Grand's Board of Directors, or by a shareholder who is entitled to vote at an election meeting under the limited circumstances described in the next paragraph. Nominations made by Grand's

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
Board of Directors are made at a meeting of the board, or by written consent of directors in lieu of a meeting, at least 20 days before the date of an election meeting.

     A Grand shareholder may make a nomination at an election meeting if, and only if, the shareholder has delivered a notice to the Secretary of Grand setting forth with respect to each proposed nominee: (1) the nominee's name, age, business address, and residence address; (2) the nominee's principal occupation or employment; (3) the number of shares of Grand capital stock that are beneficially owned by the nominee; (4) a statement that the nominee is willing to be nominated; and (5) such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. The notice must be delivered not less than 120 days before the date of the election meeting in the case of an annual meeting and not more than seven days following the date of notice of the election meeting in the case of a special meeting.

Shareholder Proposals

     Under Macatawa's Bylaws, a shareholder who wishes to present a proposal for action at a shareholders' meeting must follow certain procedures. In order to present the proposal, the shareholder must give timely notice of the matter in writing to Macatawa. For annual meetings, to be timely the notice must be delivered to or mailed to and received by Macatawa not less than 60 no more than 90 days prior to the first anniversary of the preceding year's annual meeting. However, if the date of the upcoming annual meeting changes by more than 20 days from such anniversary date, then the notice must be received within ten days after the date Macatawa mails or otherwise gives notice of the date of such meeting. For special meetings of shareholders, the shareholder's notice must be received not more than ten days after the date on which notice of the meeting was first mailed to shareholders by Macatawa.

     The notice by the Macatawa shareholder must include the following information: (1) the shareholder's name and record address; (2) a representation that the shareholder (a) is a holder of record of Macatawa stock entitled to vote at such meeting, (b) will continue to hold such stock until the date of such meeting, and (c) intends to appear in person or by proxy at the meeting to submit the proposal to shareholder vote; (3) a brief description of the matter to be acted on; and (4) any financial or other interest that the shareholder has in the proposal.

     Furthermore, if the shareholder wants Macatawa to include the proposal in Macatawa's proxy materials, the proposal must comply with applicable Securities and Exchange Commission rules, including Rule 14a-8 under the Securities Exchange Act of 1934.

     Neither Grand's Articles of Incorporation, as amended, nor its Bylaws contain provisions specifically dealing with shareholder proposals.

State Anti-Takeover Laws

     Fair Price Act. Certain provisions of the Michigan Business Corporation Act establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters (referred to as the "Fair Price Act"). The Fair Price Act applies to both Macatawa and Grand. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to include nearly any merger, consolidation, share exchange, sale of assets, stock issuance, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates" of an interested shareholder. An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others: (1) the purchase price to be paid for the shares of common stock in the business combination must be at least equal to the highest of either (a) the market value of the shares on the date that the business combination was announced or on the date that the interested shareholder first became an interested shareholder, whichever is higher, or (b) the highest per share price paid by an interested shareholder within the two-year period preceding the announcement of the business combination or in the transaction in which the shareholder first became an interested shareholder, whichever is higher; (2) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the corporation except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (3) at least five years have passed between the date the interested shareholder first became an interested shareholder and the date the

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business combination is completed. The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution before the time that the interested shareholder first became an interested shareholder.

     Control Share Act. Certain portions of the Michigan Business Corporation Act also regulate the acquisition of "control shares" of widely held Michigan corporations (referred to as the "Control Share Act"). The Control Share Act applies to Macatawa and Grand and their shareholders. The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquiror which, when combined with other shares held by that person or entity, would give the acquiror voting power in the election of directors of the corporation at or above any of the following thresholds: 20%, 33%, and 50%. Under the Control Share Act, an acquiror may not vote "control shares" that were acquired in a control share acquisition unless the corporation's disinterested shareholders (defined to exclude the acquiring person, officers of the target corporation and directors of the target corporation who are also employees of the corporation) vote to confer voting rights on the control shares. The Control Share Act does not affect the voting rights of shares owned by an acquiring person before the control share acquisition. The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

Evaluation of Proposed Offers

     Each of Macatawa's Restated Articles of Incorporation and Grand's Articles of Incorporation, as amended, provide that the Board of Directors cannot initiate, approve, adopt, or recommend any proposal of any party other than the corporation to make a tender or exchange offer for any equity security of the corporation, or engage in any merger or consolidation with or into another entity, any sale, exchange, lease, mortgage, pledge, transfer, or other disposition of all or substantially all assets, any liquidation or dissolution, or any reorganization or recapitalization that would result in a change of control, unless it has first evaluated the proposal and determined, in its judgment, that the proposal would be in compliance with all applicable laws. If either Macatawa's or Grand's Board of Directors makes that determination, such Board of Directors must then evaluate the proposal and determine whether the proposal is in the best interests of the corporation and its shareholders. In evaluating a proposed offer to determine whether it would be in the best interests of the corporation and its shareholders, each respective Board of Directors must consider all factors that it considers relevant including, without limitation: (1) the fairness of the consideration to be received by the corporation's shareholders under the proposed offer; (2) the possible economic and social impact of the proposed offer and its completion on the corporation and its employees, customers, and suppliers; (3) the possible economic and social impact of the proposed offer and its completion on the communities in which the corporation and its subsidiaries operate or are located; (4) the business and financial condition and earning prospects of the offering party;
(5) the competence, experience, and integrity of the offering party and its management; and (6) the intentions of the offering party regarding the use of the assets of the corporation to finance the transaction.

Shareholder Approval of Certain Proposed Offers

     Grand's Articles of Incorporation, as amended, provide that the affirmative vote of the holders of not less than 2/3 of the outstanding shares of capital stock shall be required for the approval of: (1) any merger or consolidation of Grand with or into another person or entity; (2) the sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transaction) of all or substantially all of the assets of Grand; (3) adoption of any plan or proposal for the liquidation or dissolution of Grand; or (4) any transaction, series of related transactions, agreement, contract or other arrangement having directly or indirectly, the same effect as or providing for any of the foregoing. The super-majority vote described above shall not apply to any transaction which shall have been approved by a majority of the Board of Directors of Grand and one or more directors for each class of directors.

     Macatawa's Restated Articles of Incorporation do not contain any similar provisions.

Amendments to Articles of Incorporation and Bylaws

     Under the Michigan Business Corporation Act, a corporation's articles of incorporation may be amended by the affirmative vote of the majority of the outstanding shares entitled to vote. In addition, an amendment to a corporation's articles of incorporation may require the approval of the majority of the outstanding shares of a class or series of stock if the amendment would
(1) increase or decrease the authorized number of shares of that class or series or (2) alter or change the powers, preferences or special rights of that class or series so as to affect them directly. However, a corporation's articles of

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incorporation  may specify that an amendment  to one or more  provisions  of the articles must be approved by higher percentages.

     Macatawa's Restated Articles of Incorporation provide that no amendment may be made to Article VIII (which deals with the Board of Directors), Article IX (which deals with submitting proposals for shareholder vote) Article X (which deals with shareholder actions) or Article XI (which deals with amendments to Macatawa's Restated Articles of Incorporation) unless the amendment is approved by at least 80% of the outstanding shares entitled to voting as a single class. However, this "supermajority" vote requirement does not apply to amendments that have first been approved by at least 80% of Macatawa's Board of Directors then holding office and by a majority of the continuing directors.

     Grand's Articles of Incorporation, as amended, provide that no amendment may be made to Article VII (which deals with the Board of Directors), Article VIII (which deals with limitations on directors' personal liability), Article IX (which deals with indemnification), Article X (which deals with certain business combinations), Article XI (which deals with the evaluation of exchange offers and business combinations) or Article XII (which deals with amendments to Grand's Articles of Incorporation) or Grand's Bylaws, unless the amendment is approved by at least 80% of the outstanding shares entitled to vote. However, this "supermajority" vote requirement does not apply to amendments that have first been approved by at least two-thirds (2/3) Grand's Board of Directors, including at least one member of each of the three classes of the Board of Directors.

     Under the Michigan Business Corporation Act, a corporation's bylaws may be amended by either the board of directors or the shareholders, unless the corporation's articles of incorporation or bylaws provide that only the shareholders may amend the bylaws or any particular bylaw. Both Macatawa's Bylaws and Grand's Bylaws provide that they may be amended either by the shareholders or the Board of Directors, provided that Grand's Articles of Incorporation, as amended, mandates a "supermajority" vote for the shareholders to amend the Bylaws of Grand.

Indemnification Provisions

     Under the Michigan Business Corporation Act, a corporation is permitted to, and in some circumstances must, indemnify its officers, directors, employees and agents, as well as persons who were serving in similar positions with another entity at the corporation's request, in a variety of situations.

     The indemnification provisions in both Macatawa's and Grand's charter documents are somewhat more limited. Generally, Macatawa's Restated Articles of Incorporation and Grand's Articles of Incorporation, as amended, provide that directors of the corporation will be indemnified to the fullest extent permitted by the Michigan Business Corporation Act. In addition, Macatawa's Restated Articles of Incorporation, provide that its executive officers will be indemnified to the fullest extent permitted by the Michigan Business Corporation Act. Persons who are not directors of Grand, or directors or executive officers in the case of Macatawa, may be similarly indemnified, but only if the indemnification is approved by the Board of Directors or required by the Michigan Business Corporation Act.

Shareholder Action by Written Consent

     Under the Michigan Business Corporation Act, the shareholders of a corporation may take an action either at a meeting or without a meeting if all of the shareholders sign a written consent authorizing the action. However, unanimous approval by written consent is not required if the corporation's articles of incorporation allow the shareholders holding a majority of the voting power (or such higher level as may be required) to take action by written consent. In that case, certain other conditions must be met, such as providing notice of the action to all shareholders who did not sign the consent.

     Neither Macatawa's Restated Articles of Incorporation nor Grand's Articles of Incorporation, as amended, allow shareholders to take action without a meeting.

Public Markets for Macatawa's and Grand's Shares

     Macatawa's common stock is listed on The Nasdaq Stock Market. There is no established public trading market for Grand's common stock.

Restrictions on Grand Affiliates

     All shares of Macatawa common stock received by Grand shareholders in the Merger will be freely transferable, except that shares of Macatawa common stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933) of Grand before the Merger may only be resold in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Grand generally include individuals or entities that control, are controlled by, or are under common control with, Grand and may include certain officers, directors, and principal shareholders of Grand.

     This prospectus and joint proxy statement covers Macatawa common stock to be issued in connection with the Merger. It does not cover any resales of Macatawa common stock to be received by affiliates upon completion of the Merger, and no person is authorized to make any use of this prospectus and joint proxy statement in connection with any such resale.

     Pursuant to the Merger Agreement, each person identified by Grand as an affiliate has executed a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the shares of Macatawa common stock issued to such persons in the Merger in violation of the Securities Act. Macatawa may place a legend reflecting the transfer restrictions on the certificates representing the shares of Macatawa common stock.

     Each affiliate has also agreed not to invite, initiate, solicit, or encourage or negotiate any proposals from any other party concerning a tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets or assumption of liabilities not in the ordinary course, or other business combination involving Grand or Grand's subsidiaries Grand's affiliates have agreed not to purchase or sell or otherwise dispose of any shares of Grand common stock or any shares of Macatawa common stock without Grand's consent until the Effective Time of the Merger.

Material Federal Income Tax Consequences

     The following general discussion summarizes the material federal income tax consequences of the Merger and is based on the Internal Revenue Code, the regulations issued under the Internal Revenue Code, existing administrative interpretations, and court decisions. Future legislation, regulations, administrative interpretations, or court decisions could significantly change such authorities either prospectively or retroactively. This summary does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules regarding shareholders who are not citizens or residents of the United States, or who are institutions, or tax-exempt organizations. This discussion also assumes that Grand shareholders hold their shares of Grand capital stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     It is a condition to the obligations of Grand and Macatawa to complete the Merger that they receive from Varnum, Riddering, Schmidt & Howlett LLP an opinion regarding material federal income tax consequences of the Merger. Macatawa and Grand believe, based on this opinion, that the Merger will have the following federal income tax consequences:

  o Grand shareholders will not recognize any gain or loss for federal income tax purposes if they exchange their Grand common stock for Macatawa common stock pursuant to the Merger, except to the extent that cash is received in lieu of fractional shares;

  o Grand shareholders' tax basis in the Macatawa common stock received as a result of the Merger will be the same as their tax basis in their Grand common stock surrendered in the exchange; and

  o the holding period of the Macatawa common stock held by a Grand shareholder as a result of the exchange will include the period during which he or she held the Grand common stock.

     In addition: (1) the Merger will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code and Macatawa and Grand will each be a "party to a reorganization" within the meaning of Section 368(b);
(2) the basis of the Grand's assets in the hands of Macatawa will be the same as the basis of those assets in the hands of Grand immediately before the reorganization; (3) no gain or loss will be recognized by Macatawa on the receipt by Macatawa of the assets of Grand in exchange for Macatawa common stock and the assumption by Macatawa of the liabilities of Grand; and (4) the holding period of the assets of Grand in the hands of Macatawa will include the holding period during which such assets were held by Grand.

     The tax opinion assumes the absence of changes in existing facts and relies on assumptions, representations, and covenants, including those contained in certificates of officers of Macatawa and Grand. The tax opinion neither binds nor precludes the Internal Revenue Service from adopting a contrary position. An opinion of counsel sets forth such counsel's legal judgment and has no binding effect or official status of any kind and no assurance can be given that contrary positions will not be successfully asserted by the Internal Revenue Service or adopted by a court if the issues are litigated. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local, or foreign income or other tax consequences of the Merger to you.

No Dissenters' Rights

     Macatawa Shareholders. You are not entitled to exercise dissenters' rights as a result of approval of the Merger or the issuance of shares, and you are not entitled to demand payment for your shares under the Michigan Business Corporation Act.

     Grand Shareholders. You are not entitled to exercise dissenters' rights as a result of approval of the Merger, and you are not entitled to demand payment for your shares under the Michigan Business Corporation Act.

Unaudited Pro Forma Condensed Combined Financial Statements

     The following unaudited pro forma condensed combined balance sheet as of and for the nine-month period ended September 30, 2001, and the unaudited pro forma condensed combined statements of income for the nine-month period ended September 30, 2001 as well as for the year ended December 31, 2000, give effect to the Merger. This pro forma financial information is based on the historical consolidated financial statements of Macatawa and Grand and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheets assume the Merger was consummated on September 30, 2001. The unaudited pro forma condensed combined statements of income give effect to the Merger as if the Merger occurred at the beginning of each period covered by such statements of income. Pro forma per share amounts are based on the Exchange Ratio of 17.5979 shares of Macatawa common stock for each share of Grand common stock.

     The unaudited pro forma condensed combined financial statements do not reflect restructuring and other Merger related expenses expected to be incurred by Macatawa and Grand, or the anticipated cost savings. As a result, the pro forma combined financial condition and results of operations of Macatawa as of and after the Effective Time of the Merger may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or of the results that may be attained in the future.

     This pro forma financial information should be read in conjunction with the historical consolidated financial statements of Macatawa and Grand, including the respective notes to those financial statements, that are included or incorporated by reference in this prospectus and joint proxy statement, and in conjunction with the pro forma financial data, appearing elsewhere in this prospectus and joint proxy statement. See "Where You Can Find More Information."

              Unaudited Pro Forma Condensed Combined Balance Sheet
                               September 30, 2001
                             (Dollars in Thousands)

                                                     Macatawa            Grand          Pro Forma      Pro Forma
                                                    Historical        Historical       Adjustments      Combined
                                                 ----------------- ------------------ -------------- ---------------
Assets
   Cash and due from banks                              $30,996             $9,775    $         -        $40,771
   Federal funds sold                                     7,500              2,300              -          9,800
   Short-term investments                                 8,000              5,000              -         13,000
                                                 ---------------   ----------------   ------------   ------------
                                                         46,496             17,075              -         63,571


   Securities available for sale                         64,921              6,083              -         71,004
   Securities held to maturity                                -              5,721              -          5,721
   Federal Home Loan Bank stock                           3,129                794              -          3,923

   Loans held for sale                                        -              2,590              -          2,590

   Loans                                                506,669            217,909              -        724,578
   Allowance for loan losses                             (7,177)            (2,913)             -        (10,090)

   Premises and equipment - net                          14,232                757              -         14,989
   Accrued interest receivable                            3,567                886              -          4,453
   Goodwill                                                   -                  -         22,180         22,180
   Core deposit intangibles                                   -                  -          3,660          3,660
   Other assets                                           1,962              3,002              -          4,964
                                                 ---------------   ----------------   ------------   ------------

     Total Assets                                      $633,799           $251,904        $25,840       $911,543
                                                 ===============   ================   ============   ============

Liabilities and shareholders' equity

   Deposits
     Noninterest-bearing                                $58,951           $ 21,022    $         -      $  79,973
     Interest-bearing                                   443,538            191,663              -        635,201
                                                 ---------------   ----------------   ------------   ------------
                                                        502,489            212,685              -        715,174


   Federal Home Loan Bank advances                       62,588             15,293              -         77,881
   Note payable                                               -              4,000              -          4,000

   Accrued expenses and other liabilities                 2,894              3,356          1,614          7,864
                                                 ---------------   ----------------   ------------   ------------

     Total liabilities                                  567,971            235,334          1,614        804,919

   Shareholders' equity
      Common stock                                       62,334              5,773         35,023        103,130
      Retained earnings                                   2,133             10,740       (10,740)          2,133
      Accumulated other comprehensive income              1,361                 57           (57)          1,361
                                                 ---------------   ----------------   ------------   ------------

     Total shareholders' equity                          65,828             16,570         24,226        106,624
                                                 ---------------   ----------------   ------------   ------------

     Total liabilities and shareholders' equity        $633,799           $251,904        $25,840       $911,543
                                                 ===============   ================   ============   ============

     See notes to unaudited pro forma condensed combined financial statements.

           Unaudited Pro Forma Condensed Combined Statements of Income
                      Nine Months Ended September 30, 2001
                (Dollars in Thousands, Except Per Share Amounts)


                                                     Macatawa            Grand            Pro Forma          Pro Forma
                                                    Historical        Historical         Adjustments          Combined
                                                 ----------------- ------------------ ------------------- -----------------
Interest income
   Loans, including fees                                $29,215            $11,824      $           -           $41,039
   Securities                                             2,813              1,094                  -             3,907
                                                 ---------------   ----------------   ----------------    --------------
         Total interest income                           32,028             12,918                  -            44,946

Interest expense
   Deposits                                              13,396              6,110                  -            19,506
    Other                                                 2,930                656                  -             3,586
                                                 ---------------   ----------------   ----------------    --------------

         Total interest expense                          16,326              6,766                  -            23,092
                                                 ---------------   ----------------   ----------------    --------------

         Net interest income                             15,702              6,152                               21,854

   Provision for loan losses                              1,589                528                  -             2,117
                                                 ---------------   ----------------   ----------------    --------------

    Net interest income after provision for
      loan losses                                        14,113              5,624                  -            19,737


Noninterest income
   Service charges on deposit accounts                    1,149                226                  -             1,375
   Gain on sale of loans                                    709                  -                  -               709
   Mortgage origination fees                                  -                787                  -               787
   Trust fees                                               507              1,165                  -             1,672
   Other                                                    224                183                  -               407
                                                 ---------------   ----------------   ----------------    --------------
       Total noninterest income                           2,689              2,361                  -             4,950

Noninterest expense
   Salaries and benefits                                  6,138              3,270                  -             9,408
   Occupancy                                              1,995                379                  -             2,374
   Legal and professional fees                              236                461                  -               697
   Advertising                                              344                100                  -               444
   Data processing                                          309                117                  -               426
   Other expense                                          2,256                772                329             3,357
                                                 ---------------   ----------------   ----------------    --------------

     Total noninterest expenses                          11,278              5,099                329            16,706
                                                 ---------------   ----------------   ----------------    --------------

   Income before federal income tax                       5,424              2,886               (329)            7,981

   Federal income tax                                     1,780              1,015               (112)            2,683
                                                 ---------------   ----------------   ----------------    --------------

   Net income                                           $ 3,644            $ 1,871           $   (217)           $5,298
                                                 ===============   ================   ================    ==============

   Basic income per share                             $     .84          $   13.86                              $  0.79
                                                 ===============   ================                       ==============

   Diluted income per share                           $     .84          $   13.57                              $  0.78
                                                 ===============   ================                       ==============

     See notes to unaudited pro forma condensed combined financial statements.

           Unaudited Pro Forma Condensed Combined Statements of Income
                          Year Ended December 31, 2000
                (Dollars in Thousands, Except Per Share Amounts)

                                                        Macatawa            Grand            Pro Forma            Pro Forma
                                                       Historical        Historical         Adjustments           Combined
                                                    ----------------- ------------------ ------------------- -----------------
Interest income
   Loans, including fees                                  $31,787            $15,242       $           -           $47,029
    Securities                                              2,551              1,751                   -             4,302
                                                    ----------------- ------------------ ------------------- -----------------
       Total interest income                               34,338             16,993                                51,331

Interest expense
   Deposits                                                15,213              8,375                   -            23,588
   Other                                                    2,526                782                   -             3,308
                                                    ----------------- ------------------ ------------------- -----------------
        Total interest expense                             17,739              9,157                   -            26,896
                                                    ----------------- ------------------ ------------------- -----------------

        Net interest income                                16,599              7,836                   -            24,435

   Provision for loan losses                                1,931                490                   -             2,421
                                                    ----------------- ------------------ ------------------- -----------------

    Net interest income after provision for
      loan losses                                          14,668              7,346                   -            22,014


Noninterest income
   Service charges on deposit accounts                      1,144                255                   -             1,399
   Gain on sales of loans                                     361                  -                   -               361
   Mortgage origination fees                                    -                515                   -               515
   Trust fees                                                 531              1,589                   -             2,120
   Other                                                       16                123                   -               139
                                                    ----------------- ------------------ ------------------- -----------------
     Total noninterest income                               2,052              2,482                   -             4,534

Noninterest Expense
   Salaries and benefits                                    6,865              3,811                   -            10,676
   Occupancy                                                2,338                498                   -             2,836
   Legal and professional fees                                248                677                   -               925
   Advertising                                                366                128                   -               494
   Data processing fees                                       561                169                   -               730
   Other expense                                            2,294              1,077                 439             3,810
                                                    ----------------- ------------------ ------------------- -----------------
     Total noninterest expenses                            12,672              6,360                 439            19,471
                                                    ----------------- ------------------ ------------------- -----------------

   Income before federal income tax                         4,048              3,468               (439)             7,077

     Federal income tax                                       699              1,217               (149)             1,767
                                                    ----------------- ------------------ ------------------- -----------------

        Net income                                         $3,349            $ 2,251         $     (290)           $ 5,310
                                                    ================= ================== =================== =================

   Basic earnings (loss) per share                          $ .91            $ 16.68                                $ 0.87
                                                    ================= ==================                     =================

      Diluted earnings (loss) per share                     $ .90            $ 16.35                                $ 0.87
                                                    ================= ==================                     =================

     See notes to unaudited pro forma condensed combined financial statements.

             Notes to Unaudited Pro Forma Condensed Combined Balance
                         Sheets and Statements of Income
--------------------------------------------------------------------------------

NOTE 1

A comparison of the purchase price to the historical net assets acquired is summarized below:

Shares of Grand as of September 30, 2001                                                       134,959
Exchange ratio of Macatawa shares for Grand shares                                             17.5979
                                                                                           -----------
Shares to be issued                                                                          2,374,995
                                                                                           ===========

Shares issued at market value of $16.75 per share                                          $39,781,000
Fair market value of Macatawa stock options issued to replace Grand stock options            1,015,000
Historical net assets acquired                                                             (16,570,000)
                                                                                           -----------

Excess of purchase price over historical net assets acquired                               $24,226,000
                                                                                           ===========

Each share of Grand common stock that is issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and converted, by virtue of the Merger and without any further action, into the right to receive
17.5979 shares of Macatawa common stock, except that rather than issue fractional shares, Macatawa will pay cash or cash equivalent for such fractional shares. The value of the converted options is dependent upon the price per share of Macatawa common stock, the weighted average converted exercise price of the options, interest rates and the amount of variability in the price per share of Macatawa common stock.

NOTE 2

Since the final determination of adjustments to assets and liabilities will be made based on the fair values as of the Effective Time of the Merger and after evaluations of the values are complete, the final amounts may differ from the estimates provided herein.

NOTE 3

The calculation of good will is as follows:

Shares to be issued                                                                             2,374,995
Market price                                                                                 $      16.75
                                                                                           ---------------
                                                                                               39,781,000

Value of converted Grand stock options                                                          1,015,000
                                                                                           ---------------
Proceeds                                                                                       40,796,000

Add:
     Settlement of Grand phantom stock plan (net of tax)                                          370,000

Less:
     Core deposit intangible, net of tax                                                       (2,416,000)
     Book value of Grand                                                                      (16,570,000)
                                                                                           ---------------
Goodwill                                                                                      $22,180,000
                                                                                         =================

A pro forma adjustment for $370,000 has been recorded to goodwill to reflect the increased value of benefits under the Grand phantom stock plan as a result of the increased value of Grand's common shares due to the Merger. A corresponding liability has also been recorded.

NOTE 4

The pro forma adjustment for core deposit intangibles is $3,660,000. This estimate was determined based on the estimated lives of Grand's core deposits and the underlying interest rates and prevailing market rates. A related deferred tax liability has been established in the amount of $1,244,000. The amortization period assumed for the core deposit intangibles is ten years with $439,000 in year one (tax effect of $112,000).

NOTE 5

The pro forma adjustments impacting shareholders' equity are as follows:

Elimination of Grand equity                                                                  $(16,570,000)
Issuance of 2,374,995 Macatawa common shares at a market value of $16.75                       39,781,000
Fair market value of Macatawa stock options issued to replace Grand stock options               1,015,000
                                                                                         -----------------
                                                                                              $24,226,000
                                                                                         =================

NOTE 6

A reconciliation of the numerators and denominators of pro forma basic and diluted earnings per share for the nine months ended September 30, 2001 and the year ended December 31, 2000 are as follows:

                                                                                         2001                2000
                                                                                         ----                ----
Pro forma basic earnings per share
     Pro forma net income                                                             $5,298,000           $5,310,000
                                                                                  ---------------    -----------------
     Pro forma weighted average common shares outstanding                              6,702,703            6,071,342
                                                                                  ---------------    -----------------
     Pro forma basic earnings per share                                           $          .79     $            .87
                                                                                  ===============    =================

Pro forma diluted earnings per share
     Pro forma net income                                                             $5,298,000           $5,310,000
                                                                                  ---------------    -----------------
     Pro forma weighted average common shares outstanding                              6,702,703            6,071,342
     Add:  Dilutive effects of assumed exercises of stock options                         61,084               54,344
                                                                                  ---------------    -----------------
     Pro forma weighted average common and dilutive potential
          common shares outstanding                                                    6,763,787            6,125,686
                                                                                  ---------------    -----------------

     Pro forma diluted earnings per share                                         $          .78     $            .87
                                                                                  ===============    =================

NOTE 7

Income tax expense on pro forma adjustments is reflected using a 34% tax rate.

NOTE 8

Share and per share amounts for the year ended December 31, 2000 have been adjusted to reflect Macatawa's 3% stock dividend paid on May 4, 2001.

                        Grand Bank Financial Corporation

Description of Business

     Grand Bank Financial Corporation ("Grand") is a bank holding company headquartered in Grand Rapids, Michigan and owns Grand Bank. Grand Bank operates its banking business in Grand Rapids, Michigan and the surrounding area. Grand offers commercial and personal banking services, including checking and savings accounts, certificates of deposit, safe deposit boxes, travelers' checks, money orders, trust services and commercial, mortgage and consumer loans. As of September 30, 2001, Grand had, on a consolidated basis, total assets of $251.9 million, total deposits of $212.7 million, total portfolio loans of $217.9 million and shareholders' equity of $16.6 million.

Grand Common Stock

     As of December ___, 2001, Grand had 134,959 shares of its common stock outstanding, held by approximately 122 shareholders of record. There is no established public trading market for Grand common stock. It is Grand's established practice to pay regular quarterly cash dividends. The following table shows the cash dividends declared per share in each quarter of 1999, 2000 and 2001 to date.

Quarter Ended                           1999                       2000                      2001
                                ----------------------     ---------------------     ---------------------
March 31                                 $.44                      $.50                      $.50
June 30                                   .48                       .50                       .50
September 30                              .48                       .50                       .50
December 31                               .48                       .50                       .50

Selected Financial Data

                        GRAND BANK FINANCIAL CORPORATION

---------------------------------------------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
As of and for the years ended December 31, 1996 through 2000 (In thousands, except for per share information)

(unaudited)
Income Statement Information                      2000          1999           1998          1997           1996
--------------------------------------------------------------------------------------------------------------------
Net interest income                        $     7,836   $     6,470    $     6,022    $    4,664    $     3,947
Provision for loan losses                          490           304            543           204            135
Other income                                     2,482         2,457          2,327         1,062            889
Other expenses                                   6,360         5,865          5,431         3,773          3,159
Net income                                       2,251         1,777          1,564         1,145          1,008
Dividends declared                                 270           254            231           203            172
--------------------------------------------------------------------------------------------------------------------

Per share information                             2000          1999           1998          1997           1996
--------------------------------------------------------------------------------------------------------------------

Net income - basic                         $     16.68   $     13.16    $     11.94    $     9.03    $      7.97
Net income - diluted                             16.35         12.95          11.86          8.83           7.84
Dividends declared                                2.00          1.88           1.76          1.60           1.36
Book value                                      110.14         94.30          83.88         75.20          68.16
--------------------------------------------------------------------------------------------------------------------

Balance Sheet Information                         2000          1999           1998          1997           1996
--------------------------------------------------------------------------------------------------------------------

Investment securities                      $    14,433   $    11,834    $    14,938    $   17,232    $    18,408
Gross portfolio loans                          180,850       149,503        123,347        94,560         81,341
Deposits                                       193,587       152,066        124,419       117,744        100,317
Stockholders' equity                            14,865        12,727         11,313         9,785          8,625
Total assets                                   223,930       178,665        149,022       131,752        112,932
--------------------------------------------------------------------------------------------------------------------

Ratios                                            2000          1999           1998          1997           1996
--------------------------------------------------------------------------------------------------------------------

Return on average assets                          1.12%         1.06%          1.11%         1.00%          1.00%
Return on average equity                         15.50         14.76          14.93         12.50          12.40
Allowance for loan losses as a
     percentage of total portfolio loans          1.30          1.31           1.34          1.17           1.14
Net interest income as a percentage of
     average earning assets                       4.02          4.01           4.44          4.21           4.18
Dividends declared as a percentage of
     earnings                                    11.99         14.28          14.79         17.72          17.07
Stockholders' equity as a percentage of
     total assets                                 6.64          7.12           7.59          7.43           7.64
--------------------------------------------------------------------------------------------------------------------

Grand's Management's Discussion and Analysis of Financial Condition and Results of Operations for the Periods Ended September 30, 2001 and 2000.

     The following discussion and analysis is intended to cover the significant factors affecting Grand's balance sheets and income statements. It provides shareholders with a more comprehensive review of the operating results and financial position than could be obtained from an examination of the unaudited financial statements alone.

     Results of Operations. For the nine months ended September 30, 2001, net income was $1,871,000 as compared to $1,633,000 for the same period in 2000, an increase of $238,000, or 14.6%. Diluted earnings per share for the nine months ended September 30, 2001 was $13.57 compared to $12.09 for the comparable nine-month period in 2000.

     An analysis of the components affecting net income for the nine months ended September 30, 2001 and 2000 is facilitated by segregating amounts into categories of interest income, interest expense, provision for loan losses, other income, other expenses and federal income tax expense. To improve the comparability of the interest income component, interest income, shown in the following table, is expressed on a fully taxable equivalent (FTE) basis. For this purpose, tax-exempt interest earned has been adjusted as if it had been subject to federal income taxes at a rate of 34%.

                                                                                     Nine months ended
                                                                                       September 30,
                                                                                  2001             2000
                                                                                  ----             ----
                                                                                  (dollars in thousands)

         Interest income                                                      $   12,918        $   12,316
              Plus taxable equivalent adjustment                                      43                38
         Interest income (FTE basis)                                              12,961            12,354
              Less interest expense                                                6,766             6,539

         Net interest income (FTE basis)                                      $    6,195        $    5,815

     As shown above, net interest income, on a FTE basis, increased by $380,000, or 6.5%, for the nine months ended September 30, 2001 over the same period in 2000. The $380,000 increase resulted from an increase in net interest income of $1,535,000 attributable to increased earning assets and interest-bearing liabilities being partially offset by the $1,155,000 effect of decreased interest rates during 2001. Both interest income and interest expense grew at a slower pace during the nine months ended September 30, 2001 when compared to recent years due to the decrease in interest rates during 2001. The prime lending rate averaged 7.52% and 9.15% for the nine months ended September 30, 2001 and 2000, respectively, a decrease of 163 basis points. Interest rate decreases had a more profound affect during the three months ended September 30, 2001, when interest income, on a FTE basis, decreased by $127,000 and interest expense decreased by $208,000. During these three-month periods in 2001 and 2000, the prime lending rate averaged 6.17% and 9.50%, respectively, a decrease of 333 basis points. Net interest income, on a FTE basis, increased by $81,000 during the 2001 three-month period compared to the comparable period in 2000.

     Grand's net interest margin (net interest income divided by total earning assets), on a FTE basis, was 3.67% and 4.08% for the 2001 and 2000 nine-month periods, while net interest spread (average yield earned minus average rate paid), on a FTE basis, was 3.05% and 3.35% for the 2001 and 2000 nine-month periods. The reduced net interest margin and spread were due to the fact that the average rate earned on interest-earning assets decreased more (98 basis points) than the decrease in the average rate paid on interest-bearing liabilities (68 basis points). This was primarily due to the higher balance and cost of brokered time deposits and market competition for deposits during the nine months ended September 30, 2001, as discussed in the "Financial Condition" section below. The average rate paid on total time deposits decreased by only 21 basis points in 2001, while the average rate paid on other interest-bearing liabilities (excluding time deposits) decreased by 91 basis points.

     The provision for loan losses amounted to $528,000 and $401,000 for the nine months ended September 30, 2001 and 2000, respectively. Net charge-offs (recoveries) were not significant, amounting to ($32,000) and $58,000 for the nine months ended September 30, 2001 and 2000, respectively. For the three-month periods ended September 30, 2001 and 2000, the provision for loan losses amounted to $250,000 and $164,000, respectively. For both three-month and nine-month periods in 2001 and 2000, Grand provided, through a charge to expense, an amount considered necessary to maintain the allowance for loan losses at a level considered adequate to absorb estimated losses in the loan portfolio at the balance sheet date. The provision resulted largely from Grand's loan growth and concern for general economic conditions and the potential affect on borrowers.

     Other income amounted to $2,361,000 and $1,821,000 during the nine months ended September 30, 2001 and 2000, respectively. The $540,000, or 29.7%, increase was primarily attributable to a $411,000 increase in mortgage loan origination fees. The increased fees were due to higher volumes of residential mortgage financing activity as a result of the lower interest rate market during 2001 as compared to 2000. During the three months ended September 30, 2001, other income increased by $160,000 from $612,000 in the comparable period in 2000 to $772,000 in 2001. The increase was primarily due to a $135,000 increase in mortgage loan origination fees resulting from the 2001 interest rate environment.

     Other expenses amounted to $5,097,000 and $4,696,000, respectively, during the nine months ended September 30, 2001 and 2000, and $1,664,000 and $1,569,000, respectively, during the three-month periods then ended. These totals, the largest component being salaries, commissions and benefits, are reflective of the overall increase in Grand's operations during the recent nine-month and three-month periods, as well as increases in incentive based compensation.

     The effective federal income tax rates for the nine-month and three-month periods ending September 30, 2001 and 2000 were comparable to the 34% statutory federal income tax rate.

     Financial Condition. Total assets were $251.9 million at September 30, 2001, compared to $223.9 million at December 31, 2000. Changes in the major asset and liability categories during the nine months were driven primarily by loan demand as Grand continues to attract new customers despite the strong competition from other local community banks and larger regional banks. Portfolio loans increased by $37.1 million, or 20.5%, during the 2001 nine-month period. Funding for these loans came from several sources including increased time deposits and other borrowings as well as reductions in cash and cash equivalents and investment securities. The ratio of portfolio loans to total deposits increased to 102.5% at September 30, 2001, from 93.4% at December 31, 2000.

     The primary source of new funds was increased time deposits of $21.5 million. During the 2001 nine-month period, Grand became more reliant on time deposits of $100,000 or more, particularly brokered time deposits, as a source of funds. Time deposits of $100,000 or more at September 30, 2001 amounted to $62.2 million (including $38.2 million of brokered time deposits), or 29.2% of total deposits, compared to $41.3 million (including $10.0 million of brokered time deposits), or 21.3% of total deposits, at December 31, 2000. As an additional source of funds, FHLB advances increased by $5.3 million, notes payable increased by $1.5 million, cash and cash equivalents decreased by $9.8 million and investment securities decreased by $1.8 million. A portion of these funds was used to fund the increase in loans held for sale, which increased from $148,000 at December 31, 2000, to $2.6 million at September 30, 2001. The increase in loans held for sale is attributable to the increased residential mortgage financing activity as previously discussed.

     The allowance for loan losses at September 30, 2001 amounted to $2,914,000, or 1.34% of total portfolio loans, comparable to the December 31, 2000 ratio of 1.30%.

     Premises and equipment increased by $229,000 to $757,000 at September 30, 2001, from $528,000 at December 31, 2000, due to capital additions of $420,000, partially offset by depreciation of $191,000. The primary capital additions related to a new mainframe computer and leasehold improvements related to the trust department expansion and the relocation of the operations department within the current facilities.

     Liquidity and Capital Resources. Cash and cash equivalents amounted to $17.1 million at September 30, 2001, compared to $26.9 million at December 31, 2000, and securities available-for-sale decreased to $6.1 million from $7.4 million during the nine-month period. In addition to the decrease in liquidity due to reduced liquid assets, Grand became more reliant on brokered deposits and increased other borrowings, as discussed above, to fund the increase in portfolio loans during this period. Management believes Grand's liquidity position at September 30, 2001, along with other sources of liquidity, was adequate to fund loan demand and depositor needs.

     Shareholders' equity was $16.6 million, or 6.6% of total assets, at September 30, 2001, and $14.9 million, or 6.6% of total assets, at December 31, 2000.

     Grand's and Grand Bank's capital to assets ratios, as compared to the regulatory minimums for capital adequacy purposes, are as follows as of September 30, 2001:

                                                          Regulatory
                                                           Minimum              Grand            Grand Bank
Total capital (to risk-weighted assets)                      8.0%                8.3%                10.1%
Tier 1 capital (to risk-weighted assets)                     4.0%                7.1%                 7.1%
Tier 1 capital (to average assets)                           4.0%                6.8%                 6.8%

     At  September  30,  2001,   Grand  Bank  met  the  definition  of  a  "well
capitalized" institution set forth by federal regulatory authorities.

Grand's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2000 and 1999 and for the Years Ended December 31, 2000, 1999 and 1998.


     The following discussion and analysis is intended to cover the significant factors affecting Grand's balance sheets and income statements. It provides shareholders with a more comprehensive review of the operating results and financial position than could be obtained from an examination of the financial statements alone.

     Results of Operations. Net income for 2000 was $2,251,000 compared to $1,777,000 in 1999 and $1,564,000 in 1998. Diluted earnings per share for 2000 were $16.35 compared to $12.95 in 1999 and $11.86 in 1998. Net income for 2000 increased 26.7% over 1999 while 1999 net income reflected a 13.6% increase over 1998.

     The strong increase in 2000 net income resulted primarily from a $1,366,000, or 21.1%, increase in net interest income. Net interest income for 1999 increased by $448,000, or 7.4%, over 1998. As indicated below, the provision for loan losses for 1999 decreased by $240,000 compared to 1998, contributing to the higher percentage increase in 1999 net income over 1998 when compared to the percentage increase in net interest income. See the "Analysis of Net Interest Income" below for additional information regarding the changes in net interest income over the three-year period.

     The provision for loan losses amounted to $490,000, $304,000 and $543,000 for 2000, 1999 and 1998, respectively. As indicated later in this analysis, net charge-offs (loans charged off less recoveries) were not significant during the three-year period. Net charge-offs for 2000 were $92,000 compared to recoveries (no charge-offs) of $3,000 in 1999 and net charge-offs of $4,000 in 1998. For each of the three years, Grand provided, through a charge to expense, an amount considered necessary to maintain the allowance for loan losses at a level considered adequate to absorb estimated losses in the loan portfolio at the balance sheet date. By maintaining a ratio of the allowance for loan losses to total loans in the 1.30% range for each year, the provision resulted largely from Grand's loan growth over the three-year period.

     Other income, which is primarily derived from trust fees, service charges on deposit accounts and mortgage origination fees, amounted to $2,482,000, $2,457,000 and $2,327,000 for 2000, 1999 and 1998, respectively. While these totals remained relatively constant during the three-year period, the components varied. Trust fee income for 2000 increased by $197,000, or 14.2%, over 1999 while 1999 increased by $343,000, or 32.6%, over 1998. These increases reflect increases in trust assets combined with a change in mix of account types (more profitable accounts) over the three-year period. Service charge income increased steadily over the three-year period, reflective of the increase in deposits. The increases in trust fees and service charges during 2000 and 1999 were largely offset by decreases in mortgage origination fees during these years. Mortgage origination fees for 2000 decreased by $260,000, or 33.6%, compared to 1999 while 1999 fees decreased by $263,000, or 25.3%, compared to 1998. These decreases reflect the 37% and 26% reduction in mortgages originated in 2000 and 1999, respectively, as a result of increased interest rates during the two year period. At December 31, 2000, 1999 and 1998, the prime lending rate was 9.5%, 8.5% and 7.75%, respectively.

     Other expenses, which include a variety of expense types, amounted to $6,360,000, $5,865,000 and $5,431,000 for 2000, 1999 and 1998. These totals, the largest component being salaries, commissions and benefits at approximately 60% of the total for each year, are reflective of the overall increase in Grand's operations over the three-year period.

     The effective federal income tax rates were 35.1%, 35.6% and 34.1% for 2000, 1999 and 1998, comparable to the 34% statutory federal income tax rate.

     Financial Condition. Total assets were $223.9 million at December 31, 2000 compared to $178.7 million at December 31, 1999, an increase of $45.3 million or 25.3%. Asset growth consisted primarily of growth in the loan portfolio as Grand continues to attract new loan customers despite the strong competition from other local community banks and larger regional banks. Portfolio loans increased by $31.3 million, or 21.0%, in 2000 compared to 1999. The majority of this loan growth came from commercial loans, which increased by $23.4 million, while real estate loans increased by $9.7 million and consumer loans decreased by $1.8 million. The ratio of portfolio loans to total deposits decreased to 93.4% at December 30, 2000, from 98.3% at December 31, 1999.

     The allowance for loan losses at December 31, 2000 amounted to $2,353,000, or 1.30% of total portfolio loans, comparable to the year-end 1999 ratio of 1.31%.

     Reference is made to Tables 3-6 that follow this narrative for additional information regarding Grand's loan portfolio, loan mix, nonperforming loans and activity within the allowance for loan losses.

     The increase in total assets was principally funded by strong deposit growth. Of the $41.5 million, or 27.3%, growth in deposits, $8.8 million came from non-interest bearing deposits, $26.5 million from savings and NOW accounts and $6.2 million from time deposits. Beginning in November 1998, Grand participated in a rate posting service. This has been a large source of new funds for Grand over the past few years.

     Liquidity and Capital Resources. In basic banking terms, liquidity relates to the ability to convert assets into cash, to acquire deposits to meet withdrawal needs of depositors or to provide funds for borrowers. In a more complex business environment, it also represents the ability to fund expanding operations, allow for contingencies and provide for investment opportunities.

     Grand manages its liquidity to meet the cash flow needs of customers, such as borrowing and deposit withdrawals, while at the same time striving to maximize the yield on investments and loans. To meet these cash flow requirements and also to be able to expand services in existing markets, there must be sufficient sources of liquid funds and adequate capital.

     The principal funding source for asset growth and loan origination activities is deposits. Growth in deposits and loans was previously discussed in this analysis. As stated previously, most of the deposit growth has been deployed into commercial and real estate loans due to the demand experienced in these areas.

     Cash and cash equivalents amounted to $26.9 million at December 31, 2000, compared to $15.2 million at December 31, 1999. As liquidity levels vary continuously based on customer activities, amounts of cash and cash equivalents can vary widely at any given point in time. Management believes Grand's liquidity position at December 31, 2000 was adequate to fund loan demand and meet depositor needs.

     In addition to cash and cash equivalents, a source of long-term liquidity is Grand's portfolio of marketable securities available for sale. Liquidity requirements have not historically necessitated the sale of significant investments in order to meet liquidity needs. Grand has not engaged in active trading of its investments and has no intention of doing so in the foreseeable future. At December 31, 2000 and 1999, Grand had $7.4 million and $5.6 million, respectively, of investment securities classified as available for sale that can be utilized to meet various liquidity needs as they arise. Grand has historically utilized Federal Home Loan Bank advances as a further source of funding, primarily for the origination of loans. Outstanding advances at December 31, 2000 and 1999 amounted to $10.0 million and $10.3 million, respectively. As an additional source of liquidity at December 31, 2000, Grand had available borrowings of $2.5 million on its $5.0 million line of credit with another bank. The primary purpose of the line of credit, however, is to provide additional capital required to maintain Grand Bank at or above required regulatory capital levels.

     Capital   provides  a   foundation   for  future   growth  and   expansion.
Shareholders' equity was $14.9 million, or 6.6% of total assets, at December 31, 2000, and $12.7 million, or 7.1% of total assets, at December 31, 1999.

     The adequacy of capital can be evaluated based on guidelines established by bank regulatory agencies. The current method of analyzing capital adequacy employs three principal ratio measurements: Tier 1 capital to average assets, and two risk-based capital measures. The risk-based capital ratios are calculated using risk-adjusted assets based on assigning standard risk weights to on- and off-balance sheet items. The Tier 1 capital to average assets ratio and Tier 1 risk-based capital ratio are based only on Grand's and Grand Bank's shareholders' equity. The total risk-based capital ratio is based on Grand's and Grand Bank's shareholders' equity plus the allowance for loan losses, as adjusted according to regulatory requirements, and other qualifying Tier 2 capital (subordinated debentures for Grand Bank).

     Grand's and Grand Bank's capital to assets ratios, as compared to the regulatory minimums for capital adequacy purposes, are as follows:

                                                              December 31, 2000              December 31, 1999
                                                              -----------------              -----------------
                                           Regulatory                      Grand                         Grand
                                            Minimum           Grand        Bank                Grand      Bank
Total capital (to risk-weighted assets)       8.0%             9.1%        10.4%                9.5%      10.4%
Tier 1 capital (to risk-weighted assets)      4.0%             7.8%         7.8%                8.2%       8.2%
Tier 1 capital (to average assets)            4.0%             6.8%         6.8%                7.3%       7.3%

     At December 31, 2000 and 1999, Grand Bank met the definition of a "well capitalized" institution set forth by federal regulatory authorities.

     Analysis of Net Interest Income. Interest income is the total amount earned on funds invested in loans, securities, federal funds sold and other money market instruments. Interest expense is the amount of interest paid on interest-bearing checking accounts, such as NOW accounts, savings, time deposits and other borrowings. The amount of net interest income (or the difference between interest income and interest expense) varies from year to year according to the volume and mix of assets and liabilities and the level of interest rates. The tax equivalent adjustment restates tax-exempt interest income (from municipal bonds) on a basis as if it were taxable interest income. Net interest income is referred to as being on a fully taxable equivalent (FTE) basis after this adjustment is made. The net interest margin is net interest income (FTE basis) as a percentage of average earning assets.

     The single most important factor in analyzing the results of Grand's operations is net interest income. Net interest income is influenced by changes in (i) the volume of earning assets and interest-bearing liabilities; (ii) the mix of earning assets and interest-bearing liabilities; (iii) the proportion of earning assets that are funded by noninterest-bearing liabilities (demand deposits) and equity capital; and (iv) market rates of interest. Some of these factors are controlled to a certain extent by management's policies and actions. However, conditions quite often beyond management's control have a significant impact on changes in net interest income, as occurred throughout 2000, 1999 and 1998. The prime lending rate averaged 9.24%, 7.99% and 8.33% in 2000, 1999 and 1998, respectively. Other factors impacting net interest income include the strength of credit demands by customers, increased competition from other financial institutions, the growth of deposit accounts by non-bank financial competitors and the continued growth in mutual fund investments. As shown in Tables 1 and 2, net interest income, on a FTE basis, increased by $1,420,000 in 2000 over 1999 to $7,889,000 while 1999 net interest income increased over 1998 by $447,000 to $6,469,000. Table 1 presents average daily balances, interest income on a FTE basis and interest expense, as well as average rates earned and paid on Grand's assets and liabilities for 2000, 1999 and 1998.

     Grand's net interest spread was 3.29% and 3.39% for 2000 and 1999, respectively. While rates increased during 2000, as indicated above, Grand's average rate on earning assets grew at a slower rate (76 basis points) than the average rate on interest-bearing liabilities (86 basis points). During 1999, as rates dropped compared to 1998, the interest rate spread decreased to 3.39% from 3.55%. Due to the mix of asset and liability types, and the timing of Grand's rate changes relative to changes in the prime rate, the average rate on earning assets dropped at a faster rate (31 basis points) when compared to the average rate on interest-bearing liabilities (15 basis points). Grand's interest rate margin held constant during 2000 and 1999 at 4.04% and 4.01%, respectively, dropping from the 4.44% experienced during 1998. Management believes the reduction in interest rate margin from the 1998 level is primarily due to increased competition from other local community and regional banks.

                                                            TABLE 1

                                 DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
                                           INTEREST RATES AND INTEREST DIFFERENTIAL
                                                    (dollars in thousands)
                                                                 Years Ended December 31
                           -----------------------------------------------------------------------------------------------------
                                          2000                             1999                               1998
                                        ----------                       ----------                         ----------
                             Average               Average     Average              Average      Average               Average
                             Balance    Interest    Rate       Balance   Interest     Rate       Balance    Interest    Rate
Interest-earning assets:
 Federal funds sold            $ 10,983     $ 707     6.44%     $  5,158     $ 261      5.06%       $ 7,780     $ 404     5.19%
 Money market fund                2,273       140     6.16%        1,608        80      4.98%         3,107       168     5.41%
 Investment securities:
  Taxable                        13,334       802     6.01%       16,897       975      5.77%        15,516       969     6.25%
  Tax-exempt (1)                  1,675       155     9.23%            -         -         -%             -         -        -%
 Loans (2) (3)                  166,818    15,242     9.14%      137,578    11,553      8.40%       109,354     9,717     8.89%
                           ---------------------------------  -------------------------------- ---------------------------------
  Total interest-earning
    assets                      195,083    17,046     8.74%      161,241    12,869      7.98%       135,757    11,258     8.29%

Noninterest-earning assets:
Cash and due from banks           4,778                            4,756                              4,438
Premises and equipment              642                              815                                813
Other nonearning assets           3,481                            2,593                              1,792
Allowance for loan losses        (2,166)                          (1,781)                            (1,336)
                            ------------                      -----------                      -------------
Total assets                  $ 201,818                        $ 167,624                          $ 141,464
                            ============                      ===========                      =============

Interest-bearing liabilities:
NOW accounts                   $ 78,611     3,820     4.86%     $ 64,164     2,476      3.86%      $ 65,090     2,695     4.14%
Savings                          11,484       569     4.95%        8,382       343      4.09%         3,559       139     3.91%
Time deposits                    65,579     3,986     6.08%       55,535     2,925      5.27%        36,842     2,083     5.65%
FHLB advances payable            10,128       595     5.87%        9,760       552      5.66%         3,901       237     6.08%
Note payable                      2,257       187     8.29%        1,500       104      6.93%         1,134        82     7.23%
                           ---------------------------------  -------------------------------- ---------------------------------
  Total interest-bearing
    liabilities                 168,059     9,157     5.45%      139,341     6,400      4.59%       110,526     5,236     4.74%

Noninterest-bearing liabilities:
Noninterest-bearing demand       17,153                           14,761                             19,319
Other liabilities                 2,086                            1,479                              1,144
Stockholders' Equity             14,520                           12,043                             10,475
                           -------------                      -----------                      -------------
Total liabilities and
   stockholders' equity       $ 201,818                        $ 167,624                          $ 141,464
                           =============                      ===========                      =============

Net interest earnings                      $7,889                           $6,469                             $6,022
                                        ==========                       ==========                         ==========

Interest spread (average yield
       earned minus average  rate paid)               3.29%                             3.39%                             3.55%
                                                  ==========                       ===========                        ==========

Net interest margin (net interest
   income/total earning assets)                       4.04%                             4.01%                             4.44%
                                                  ==========                       ===========                        ==========

(1) Interest income is adjusted to taxable equivalents for tax-exempt assets based on a federal income tax rate of 34% for each year.
(2) Non-accruing loans are not significant during the 3-year period and, for the purposes of the calculations above, are included in the average daily loan balances.
(3)  Interest includes loan fees.

                                                          TABLE 2

                                                   RATE/VOLUME ANALYSIS
                                                  (dollars in thousands)

                                                                 Year Ended December 31,
                                         2000 Compared to 1999                             1999 Compared to 1998
                                          Increase (Decrease)                               Increase (Decrease)
                               -------------------------------------------      --------------------------------------------
                                                Change         Change                             Change         Change
                                   Total        Due To         Due To               Total         Due To         Due To
                                  Change       Volume (3)    Rate (3)              Change       Volume (3)      Rate (3)
                                  ------       ----------    ---------             ------       ----------      --------
Interest income:
    Federal funds sold              $   446      $    359        $    87            $   (143)      $   (133)        $  (10)
    Money market fund                    60            38             22                 (88)           (75)           (13)
    Investment securities:
       Taxable                         (173)         (213)            40                   6             83            (77)
       Tax-exempt (1)                   155           155              -                   -              -             -
    Loans (1) (2)                     3,689         2,608          1,081               1,836          2,394           (558)
                               -------------------------------------------      --------------------------------------------

                                      4,177         2,947          1,230               1,611          2,269           (658)
                               -------------------------------------------      --------------------------------------------

 Interest expense:
    NOW accounts                      1,344           625            719                (219)           (38)          (181)
    Savings                             226           144             82                 204            197              7
    Time deposits                     1,061           573            488                 842            993           (151)
    FHLB advances
       payable                           43            21             22                 315            332            (17)
    Note payable                         83            60             23                  22             25             (3)
                               -------------------------------------------      --------------------------------------------

                                      2,757         1,423          1,334               1,164          1,509           (345)
                               -------------------------------------------      --------------------------------------------

 Net interest earnings             $  1,420     $   1,524       $   (104)           $    447       $    760         $ (313)
                               ===========================================      ============================================


(1) Interest income is adjusted to taxable equivalents for tax-exempt assets based on a federal income tax rate of 34% for each year.

(2) Non-accruing loans are not significant during the 3-year period and, for the purposes of the calculations above, are included in the average daily loan balances.

(3) Changes in rates and volumes are computed on a consistent basis using the absolute values of changes in volume compared to the absolute values of the changes in rates. Loan fees included in interest income are not material.

Table 2 identifies the dollar change in net interest income attributable to interest rate movement versus the change in the volume of assets and liabilities, including the change in the mix of Grand's assets and liabilities. Table 2 shows that Grand's net interest income increased by $1,420,000 in 2000 and $447,000 in 1999. The majority of the increase in net interest income in 2000 is attributable to the overall increase in the volume of earning assets being only partially offset by the increase in volume of interest-bearing liabilities. The effect of rate increases on earning assets during 2000 was more than offset by the effect of rate increases on interest-bearing liabilities. Compared to 2000, the 1999 increase in net interest earnings due to the increase in the volume of earning assets was offset to a larger degree by the effects of the increase in volume of interest-bearing liabilities. The effect of rate decreases during 1999 had a more significant impact on earning assets than it did on interest-bearing liabilities.

     Loans. Tables 3 through 5 provide detailed information about Grand's loan portfolio, loan mix and nonperforming loans.

                                                         TABLE 3

                                                      LOAN PORTFOLIO
                                                  (dollars in thousands)

Portfolio loans were as follows:

                                                                                     December 31,
                                           2000            1999           1998           1997            1996
                                           ----            ----           ----           ----            ----
          Commercial                     $ 111,092        $ 87,695      $ 73,414       $ 58,941          $49,329
          Real estate                       53,588          43,848        33,866         26,185           23,714
          Consumer                          16,170          17,960        16,067          9,434            8,298
                                    ---------------  --------------  ------------  -------------  ---------------

                   Total loans           $ 180,850       $ 149,503     $ 123,347       $ 94,560          $81,341
                                    ===============  ==============  ============  =============  ===============

The following presents the balance of portfolio loans outstanding as of December 31, 2000 by maturities, based on the contractual repayments of principal:

                                           One            Over 1
                                           Year           Through         Over
                                         or Less          5 Years        5 Years        Total
                                         -------          -------        -------        -----
          Commercial                      $ 83,188        $ 26,596       $ 1,308      $ 111,092
          Real estate                       16,043          33,064         4,481         53,588
          Consumer                             953          13,141         2,076         16,170
                                    ---------------  --------------  ------------  -------------

                   Total loans           $ 100,184        $ 72,801       $ 7,865      $ 180,850
                                    ===============  ==============  ============  =============

              Percentage of total           55.40%          40.25%         4.35%        100.00%
                                    ===============  ==============  ============  =============

     Table 3 presents a summary of commercial, real estate mortgage and consumer loans, as well as the maturity distribution for such loans as of December 31, 2000. The percentage of these loans maturing within one year was 55.4% at December 31, 2000.

     Grand's loan portfolio at December 31, 2000 is diversified along industry lines and is concentrated in the Western Michigan area. Commercial loans are primarily secured by business assets and consumer loans are secured by various items of personal property. Mortgage loans are secured principally by commercial and residential real estate. The loan to value ratio does not normally exceed 80%. Grand has no loans to foreign countries or borrowers.

     As of December 31, 2000, loans and maturities over one year consisted of $42.0 million in fixed rate loans and $38.7 million in variable or adjustment rate loans. The loan maturities noted above are based on the contractual provisions of the individual loans. Grand has no general policy regarding renewals and borrower requests for such are handled on a case-by-case basis.

                                                        TABLE 4

                                            SUMMARY OF NON-PERFORMING LOANS
                                                 (dollars in thousands)

                                                                               December 31,
                                                   2000           1999              1998            1997            1996
                                                   ----           ----              ----            ----            ----
Nonaccrual loans (1)                              $  20          $ 146              $  -            $  -          $    -
Past due loans 90 days or more                        -              5                 -               -               -
Restructured loans                                    -              -                 -               -               -

(1) The accrual of interest is discontinued if the collectibility of principal and interest is considered doubtful or whenever payment of principal or interest is 90 days or more past due, unless the loan is both well secured and in the process of collection. Additional interest that would have been earned in 2000 had the loans classified as nonaccrual remained at original terms, and the actual interest on loans classified as nonaccrual been included in net income for 2000, are immaterial.

     Provision for Loan Losses. Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of the loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated, as of the balance sheet date, based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the entire allowance is available for any loan charge-offs that occur. A loan is charged against the allowance by management as a loss when deemed uncollectible, although collection efforts may continue and future recoveries may occur.

                                                        TABLE 5

                                             SUMMARY OF LOAN LOSS EXPERIENCE
                                                  (dollars in thousands)

Loan loss experience is summarized as follows:

                                                                    Year Ended December 31,
                                          2000             1999            1998             1997               1996
                                      --------------   -------------  ---------------  ----------------  ------------------
Average loans outstanding                $ 166,818       $ 137,578        $ 109,354          $ 86,354            $ 74,069
                                      ==============   =============  ===============  ================  ==================

Allowance at beginning of year            $  1,955        $  1,648         $  1,109            $  925              $  759
Loan losses:
     Commercial                                102               -                -                60                   -
     Real estate                                 -               -                -                 -                   -
     Consumer                                    3               -                6                 1                   -
                                      --------------   -------------  ---------------  ----------------  ------------------
                                               105               -                6                61                   -

Recoveries:
     Commercial                                 11               1                1                41                  31
     Real estate                                 -               -                -                 -                   -
     Consumer                                    2               2                1                 -                   -
                                      --------------   -------------  ---------------  ----------------  ------------------
                                                13               3                2                41                  31

Net charge-offs (recoveries)                    92              (3)               4                20                 (31)
Provision for loan losses                      490             304              543               204                 135
                                      --------------   -------------  ---------------  ----------------  ------------------
Allowance at end of year                  $  2,353        $  1,955         $  1,648          $  1,109              $  925
                                      ==============   =============  ===============  ================  ==================
Ratio of net charge-offs to
     average loans                           0.06%           0.00%             0.00%             0.02%             (0.04%)
                                      ==============   =============  ===============  ================  ==================
Ratio of allowance for loan
     losses to loans outstanding
     at end of year                           1.30            1.31              1.34              1.17              1.14
                                      ==============   =============  ===============  ================  ==================

     As previously discussed, Grand provides, through a charge to expense, an amount considered necessary to maintain the allowance for loan losses at a level considered adequate to absorb estimated losses in the loan portfolio at the balance sheet date. By maintaining a ratio of the allowance to total loans in the 1.30 range for each year, the provision resulted largely from Grand's loan growth over the three-year period.

                                                         TABLE 6

                                       ALLOCATION OF THE ALLOWANCE FOR LOAN LOSS
                                                (dollars in thousands)

     The allowance for loan losses, in management's judgment, would be allocated as follows to cover potential loan losses.

                         December 31, 2000     December 31, 1999     December 31, 1998     December 31, 1997     December 31, 1996
                         -----------------     -----------------     -----------------     -----------------     -----------------
                          Allow-     % of      Allow-      % of       Allow-     % of       Allow-     % of       Allow-     % of
                         ance For   Loans To   ance For   Loans To   ance For   Loans To   ance For   Loans To   ance For   Loans To
                          Loan       Total      Loan       Total      Loan       Total      Loan        Total     Loan       Total
                         Losses      Loans     Losses      Loans     Losses      Loans     Losses       Loans    Losses      Loans
                          ------   -------     ------   -------     ------     -------     ------    -------     ------    -------
Balance at end of period
applicable to:
     Commercial           $  904    61.43%     $  946    58.66%     $  711      59.52%     $  485     62.33%     $  336     60.64%
     Real estate           1,298     29.63        662     29.33        532       27.46        429      27.69        416      29.15
     Consumer                107      8.94         40     12.01         42       13.03         38       9.98         35      10.20
                          ------   -------     ------   -------     ------     -------     ------    -------     ------    -------
          Total allocated  2,309   100.00%      1,648   100.00%      1,285     100.00%        952    100.00%        787    100.00%
Unallocated                   44        -         307        -         363          -         157         -         138         -
                          ------   -------     ------   -------     ------     -------     ------    -------     ------    -------
     Allowance at end
       of year           $ 2,353   100.00%    $ 1,955   100.00%    $ 1,648     100.00%    $ 1,109    100.00%     $  925    100.00%
                         =======   =======    =======   =======    =======     =======    =======    =======     ======    =======

     The allocation of the allowance in Table 6 is based upon management estimates and is not intended to imply limitations on the usage of the allowance or exactness of the specific amounts. The entire allowance is available to absorb any future losses without regard to the categories in which the charged-off loans are classified. The allowance for loan losses is allocated to the individual loan categories by a specific reserve for all classified loans, plus a percentage of loans not classified, based on historical losses.

                                                          TABLE 7

                                                   INVESTMENT PORTFOLIO
                                                  (dollars in thousands)

     The carrying amount of investment securities were as follows:

                                                               December 31,
                                                 2000             1999             1998
                                                 ----             ----             ----
Debt securities:
U.S. Treasury and other U.S.
  government agency securities                    $  3,027         $ 1,981          $ 3,023
Obligations of states and political
  subdivisions                                       1,936               -                -
Mortgage-backed securities                           8,868           9,251           11,313
                                            ---------------   -------------    -------------
     Total debt securities                          13,831          11,232           14,336
Other - Federal Home Loan Bank stock                   602             602              602
                                            ---------------   -------------    -------------
     Total                                        $ 14,433        $ 11,834         $ 14,938
                                            ===============   =============    =============

     The following schedule sets forth the schedule of maturities and weighted average interest rates of debt securities as of as of December 31, 2000:

                                                   One           After One        After Five
                                                  Year            Through          Through          Over
                                                 or Less          Five Years       Ten Years       Ten Years        Total
                                                 -------        ------------     -----------     -----------        -----
U.S. Treasury and other
  U.S. government agency securities (1)          $  2,015          $ 1,012            $   -           $  -          $ 3,027
Obligations of states and political
  subdivisions (1)                                      -                -                -          1,936            1,936
                                            --------------    -------------    -------------   ------------    -------------
                                                 $  2,015          $ 1,012            $   -        $ 1,936            4,963
                                            ==============    =============    =============   ============    =============

Mortgage-backed securities, not due at a
   single maturity date (1)                                                                                           8,868
                                                                                                               -------------
     Total                                                                                                          $13,831
                                                                                                               =============

Weighted average yield (2)                          6.56%            6.25%                -          5.48%
                                            ==============    =============    =============   ============
Full taxable equivalent yield (3)                   6.56%            6.25%                -          8.31%
                                            ==============    =============    =============   ============

     The weighted average yields are calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security. Full taxable equivalent yields have been calculated using the statutory tax rate of 34%.

(1) The aggregate carrying amount of the securities of no single issuer, except the U.S. government, exceeds 10% of Grand's shareholders' equity.

(2) The weighted average yields are calculated on the basis of carrying amount, effective interest rates and the scheduled maturities of each issue.

(3) Yields are computed on a taxable equivalent basis using a 34% federal income tax rate.

     Table 8 presents the maturity distribution of time certificates of deposit of $100,000 or more as of December 31, 2000. All time deposits of $100,000 or more held by Grand are in the form of time certificates of deposit. At December 31, 2000, 38.4% of these deposits mature in less than three months and 88.5% mature within one year. Time deposits of $100,000 or more increased slightly in 2000 to $41.3 million (including $10.0 million of brokered time deposits), or 21.3% of total deposits, at December 31, 2000, from $40.0 million (including $4.0 million of brokered time deposits), or 26.3% of total deposits, at December 31, 1999. However, as indicated, the percentage of time deposits of $100,000 or more to total deposits decreased during 2000. Grand has and expects to continue to have more than sufficient funds to meet the liquidity requirements of its deposits.

                                     TABLE 8

                 MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE
                             (dollars in thousands)

     The maturity distribution of time deposits of $100,000 or more at December 31, 2000 is as follows:

         Maturing within 3 months                                 $ 15,843
         After 3 but within 6 months                                12,223
         After 6 but within 12 months                                8,493
         After 12 months                                             4,736
                                                            ---------------
         Total                                                    $ 41,295
                                                            ===============

     There were no time deposits of $100,000 or more issued by foreign offices at December 31, 2000.

     Table 1 shows the daily average amounts of deposits and rates paid on such deposits for the periods indicated therein.

                                     TABLE 9

                                FINANCIAL RATIOS

                                                                               Year Ended
                                                                              December 31,
                                                                   2000           1999          1998
                                                                   ----           ----          ----
Return on average total assets                                      1.12 %         1.06 %        1.11 %
Return on average shareholder's equity                             15.50          14.76         14.93
Average shareholder's equity to average total assets                7.19           7.18          7.40
Dividend payout ratio                                              11.99          14.28         14.79

                        Grand Bank Financial Corporation
                           Consolidated Balance Sheets
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                             September 30,           December 31,
                                                                                  2001                   2000
                                                                         ----------------------------------------------
Assets
   Cash and due from banks                                                         $  9,775,082            $ 6,417,464
   Federal funds sold                                                                 2,300,000             20,500,000
   Money market fund                                                                  5,000,000                      -
-----------------------------------------------------------------------------------------------------------------------
          Cash and cash equivalents                                                  17,075,082             26,917,464

   Securities available for sale                                                      6,082,640              7,369,176
   Securities held to maturity                                                        5,720,928              6,461,915
   Other securities                                                                     793,900                601,700
-----------------------------------------------------------------------------------------------------------------------
         Total investment securities                                                 12,597,468             14,432,791
-----------------------------------------------------------------------------------------------------------------------

   Loans held for sale                                                                2,590,600                148,000

   Portfolio loans                                                                  217,908,685            180,849,803
   Allowance for loan losses                                                         (2,913,530)            (2,352,971)
-----------------------------------------------------------------------------------------------------------------------
          Net portfolio loans                                                       214,995,155            178,496,832

   Premises and equipment, net                                                          756,757                527,624
   Partnership interest from defaulted loan                                             377,167                377,167
   Accrued interest receivable                                                          886,206                855,744
   Other assets                                                                       2,625,577              2,174,529
-----------------------------------------------------------------------------------------------------------------------
                                                                                  $ 251,904,012          $ 223,930,151
-----------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Liabilities
   Deposits:
      Noninterest-bearing deposits                                                 $ 21,021,731           $ 24,184,015
      Savings and NOW accounts                                                      103,542,876            102,831,901
      Time deposits                                                                  88,120,384             66,570,816
-----------------------------------------------------------------------------------------------------------------------
   Total deposits                                                                   212,684,991            193,586,732

   FHLB advances payable                                                             15,293,168             10,042,551
   Notes payable                                                                      4,000,000              2,500,000
   Accrued interest payable                                                           1,010,660                723,200
   Other liabilities                                                                  2,345,501              2,212,754
-----------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                   235,334,320            209,065,237
-----------------------------------------------------------------------------------------------------------------------

Shareholders' Equity
   Common stock, no par value; 250,000 shares
      authorized, 134,959 shares issued and outstanding                               5,772,837              5,772,837
   Retained earnings                                                                 10,739,555              9,071,003
   Accumulated other comprehensive income -
      unrealized gains on securities, net of tax                                         57,300                 21,074
-----------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                                           16,569,692             14,864,914
-----------------------------------------------------------------------------------------------------------------------
                                                                                  $ 251,904,012          $ 223,930,151
-----------------------------------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                         Grand Bank Financial Corporation
                                         Consolidated Statements of Income
                                                    (Unaudited)
---------------------------------------------------------------------------------------------------------------------
                                                        Three months ended,                 Nine months ended,
September 30,                                          2001            2000               2001            2000
----------------------------------------------------------------------------------   --------------------------------

Interest Income
   Loans, including fees                              $ 3,956,582     $ 4,016,779        $11,823,658     $11,021,205
   Investment securities
                                                          200,704         270,436            614,920         823,652
   Federal funds sold
                                                           97,305          94,611            479,462         471,213
---------------------------------------------------------------------------------------------------------------------

Total interest income                                   4,254,591       4,381,826         12,918,040      12,316,070
---------------------------------------------------------------------------------------------------------------------

Interest Expense
   Deposits                                             1,888,599       2,141,288          6,110,259       5,957,616
   Other                                                  247,148         202,783            655,903         581,037
---------------------------------------------------------------------------------------------------------------------
Total interest expense                                  2,135,747       2,344,071          6,766,162       6,538,653
---------------------------------------------------------------------------------------------------------------------

Net interest income                                     2,118,844       2,037,755          6,151,878       5,777,417

Provision for Loan Losses                                 250,017         164,199            528,409         401,155
---------------------------------------------------------------------------------------------------------------------

Net interest income after provision for
   loan losses                                          1,868,827       1,873,556          5,623,469       5,376,262
---------------------------------------------------------------------------------------------------------------------

Other Income
   Trust fees                                             403,589         404,783          1,164,537       1,154,197
   Service charges                                         76,346          67,014            226,565         187,535
   Mortgage origination fees                              251,661         116,965            786,821         375,847
   Net realized security gain (loss)                            -         (4,238)             34,798         (4,254)
   Other                                                   40,667          28,016            148,011         107,255
---------------------------------------------------------------------------------------------------------------------
Total other income                                        772,263         612,540          2,360,732       1,820,580
---------------------------------------------------------------------------------------------------------------------

Other Expenses
   Salaries, commissions and benefits                   1,051,407         913,975          3,269,685       2,814,503
   Premises and equipment                                 165,873         165,315            495,732         490,430
   Professional fees and outside services                 154,664         171,880            461,197         481,636
   Charitable contributions                               108,579         113,933            320,699         312,942
   Other                                                  183,354         204,335            550,598         595,991
---------------------------------------------------------------------------------------------------------------------
Total other expenses                                    1,663,877       1,569,438          5,097,911       4,695,502
---------------------------------------------------------------------------------------------------------------------

Income before federal income tax expense                  977,213         916,658          2,886,290       2,501,340

Federal Income Taxes                                      330,400         314,300          1,015,300         867,900
---------------------------------------------------------------------------------------------------------------------

Net Income                                             $  646,813      $  602,358        $ 1,870,990     $ 1,633,440
---------------------------------------------------------------------------------------------------------------------

Earnings Per Share
   Basic                                                $    4.79       $    4.46          $   13.86       $   12.33
   Diluted                                                   4.69            4.37              13.57           12.09
---------------------------------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                          Grand Bank Financial Corporation
                                        Consolidated Statements of Cash Flows
                                                    (Unaudited)
---------------------------------------------------------------------------------------------------------------------

Nine months ended September 30,                                                   2001                    2000
---------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities
      Net income                                                                   $ 1,870,990            $1,633,440
      Adjustments to reconcile net income to net cash from
          operating activities:
          Depreciation                                                                 191,097               217,557
          Provision for loan losses                                                    528,409               401,155
          Net amortization (accretion) on securities                                   (10,730)              (38,704)
          Net realized security (gains) losses                                         (34,798)                4,254
          Proceeds from sales of mortgage loans                                     63,415,980            27,958,050
          Mortgage loans originated for sale                                       (65,858,580)          (28,233,750)
          Changes in operating assets and liabilities:
             Accrued interest and other assets                                        (500,172)             (414,997)
             Accrued interest and other liabilities                                    420,207               209,618
---------------------------------------------------------------------------------------------------------------------

Net cash from operating activities                                                      22,403             1,736,623
---------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
      Purchases of securities available for sale                                    (2,108,960)           (6,044,714)
      Proceeds from sales of securities available for sale                           1,424,847             2,958,047
      Proceeds from calls, maturities and paydowns of
         securities available for sale                                               2,039,907             2,211,547
      Purchases of  securities held to maturity                                              -           (1,934,446)
      Proceeds from calls, maturities and paydowns of
         securities held to maturity                                                   772,145             1,056,897
      Purchases of other securities                                                   (192,200)                    -
      Net increase in portfolio loans                                              (37,026,732)          (26,176,989)
      Capital expenditures                                                            (420,230)              (69,222)
---------------------------------------------------------------------------------------------------------------------

Net cash for investing activities                                                  (35,511,223)          (27,998,880)
---------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
      Net increase in deposits                                                      19,098,259            17,334,644
      Proceeds from FHLB advances                                                   10,500,000             1,300,000
      Repayment of FHLB advances                                                    (5,249,383)           (1,530,768)
      Proceeds from note payable                                                     1,500,000             1,000,000
      Payment of dividends                                                            (202,438)             (202,438)
---------------------------------------------------------------------------------------------------------------------

Net cash from financing activities                                                  25,646,438            17,901,438
---------------------------------------------------------------------------------------------------------------------

Net Change in Cash and Cash Equivalents                                             (9,842,382)           (8,360,819)

Cash and Cash Equivalents, beginning of year                                        26,917,464            15,152,833
---------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents, end of year                                            $ 17,075,082            $6,792,014
---------------------------------------------------------------------------------------------------------------------

Cash Paid During the Period
      Interest                                                                     $ 6,478,702            $6,342,126
      Income Taxes                                                                   1,270,608             1,062,000
---------------------------------------------------------------------------------------------------------------------

 See accompanying notes to consolidated financial statements.

                        Grand Bank Financial Corporation
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

In the opinion of the management of Grand Bank Financial Corporation ("Grand"), the accompanying unaudited consolidated financial statements include all normal recurring adjustments considered necessary to present fairly the financial position as of September 30, 2001, and the results of operations for the three months and nine months ended September 30, 2001 and 2000, and cash flows for the nine months ended September 30, 2001 and 2000.

The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the expected results for all of 2001.

The consolidated financial statements include the accounts of Grand and its wholly-owned subsidiaries, Grand Bank and Grand Financial Associates, Inc. (an inactive corporation), and Grand Bank's wholly-owned subsidiary, Grand Bank Mortgage Company, after elimination of significant inter-company transactions and accounts.

The accompanying consolidated financial statements are condensed and do not contain all of the information and footnote disclosures required by generally accepted accounting principles in a complete set of financial statements.

NOTE 2 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses was as follows:

Nine months ended September 30,                                                       2001               2000
---------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                      $  2,352,971       $  1,954,827
Provision charged to operations                                                        528,409            401,155
Loans charged off                                                                            -            (68,065)
Recoveries                                                                              32,150             10,040
---------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                            $  2,913,530       $  2,297,957
---------------------------------------------------------------------------------------------------------------------

NOTE 3 - EARNINGS PER SHARE

A reconciliation of the numerators and denominators used in the "basic" and "diluted" earnings per share (EPS) calculations follows:

                                                                Three months ended,             Nine months ended,
                                                               ----------------------        ------------------------
September 30,                                                    2001        2000               2001         2000
---------------------------------------------------------------------------------------------------------------------
Numerator - net income for the period                         $ 646,813   $  602,358        $1,870,990   $ 1,663,440
---------------------------------------------------------------------------------------------------------------------
Denominator:
     Weighted average number of shares outstanding
     (denominator for basic earnings per share)                 134,959      134,959            134,959      134,959
     Effect of dilutive stock options                             2,988        2,734              2,924        2,675
---------------------------------------------------------------------------------------------------------------------

Denominator for diluted earnings per share                      137,947      137,693            137,883      137,634
---------------------------------------------------------------------------------------------------------------------

Basic earnings per share                                      $    4.79   $     4.46        $     13.86  $     12.33
---------------------------------------------------------------------------------------------------------------------
Diluted earnings per share                                    $    4.69   $     4.37        $     13.57  $     12.09
---------------------------------------------------------------------------------------------------------------------

                        Grand Bank Financial Corporation
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE 4 - COMPREHENSIVE INCOME

Comprehensive income consists of the following:

                                                                  Three months ended,              Nine months ended,
September 30,                                                      2001         2000               2001         2000
---------------------------------------------------------------------------------------------------------------------
Net income                                                    $ 646,813   $  602,358        $ 1,870,990  $ 1,663,440
Other comprehensive income, unrealized gains
     on securities, net of tax                                    8,062       42,528             36,226       70,563
---------------------------------------------------------------------------------------------------------------------

Comprehensive income                                          $ 654,875   $  644,886        $ 1,907,216  $ 1,734,003
---------------------------------------------------------------------------------------------------------------------

Independent Auditors' Report

Board of Directors and Stockholders
Grand Bank Financial Corporation
Grand Rapids, Michigan

We have audited the accompanying consolidated balance sheets of Grand Bank Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of Grand's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grand Bank Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP

Grand Rapids, Michigan
January 17, 2001

                        GRAND BANK FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------------

December 31,                                                                       2000                 1999
--------------------------------------------------------------------------------------------------------------------
Assets
     Cash and due from banks                                                  $   6,417,464        $    7,352,833
     Federal funds sold                                                          20,500,000             6,800,000
     Money market fund                                                                    -             1,000,000
--------------------------------------------------------------------------------------------------------------------

         Cash and cash equivalents                                               26,917,464            15,152,833

     Securities available for sale (Note 2)                                       7,369,176             5,556,759
     Securities held to maturity (estimated market value
         of $6,564,439 and $5,497,960) (Note 2)                                   6,461,915             5,675,342
     Other securities (Note 2)                                                      601,700               601,700
--------------------------------------------------------------------------------------------------------------------

         Total securities                                                        14,432,791            11,833,801

     Loans held for sale                                                            148,000               868,000

     Portfolio loans (Note 3)                                                   180,849,803           149,503,297
     Allowance for loan losses (Note 4)                                          (2,352,971)           (1,954,827)
--------------------------------------------------------------------------------------------------------------------

         Net portfolio loans                                                    178,496,832           147,548,470

     Premises and equipment, net (Note 5)                                           527,624               740,131
     Partnership interest from defaulted loan                                       377,167               377,167
     Accrued interest receivable                                                    855,744               638,654
     Other assets (Note 9)                                                        2,174,529             1,506,257
--------------------------------------------------------------------------------------------------------------------
                                                                              $ 223,930,151        $  178,665,313
--------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Liabilities
     Noninterest-bearing deposits                                             $  24,184,015        $   15,369,583
     Savings and NOW accounts                                                   102,831,901            76,320,325
     Time deposits (Note 6)                                                      66,570,816            60,376,312
--------------------------------------------------------------------------------------------------------------------

         Total deposits                                                         193,586,732           152,066,220
     FHLB advances payable (Note 7)                                              10,042,551            10,298,014
     Note payable (Note 8)                                                        2,500,000             1,500,000
     Accrued interest payable                                                       723,200               456,816
     Other liabilities (Note 10)                                                  2,212,754             1,617,235
--------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                               209,065,237           165,938,285
--------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 5 and 13)

Stockholders' Equity (Note 15)
     Common stock, no par value; 250,000 shares authorized;
         134,959 shares issued and outstanding                                    5,772,837             5,772,837
     Retained earnings                                                            9,071,003             7,089,546
     Accumulated other comprehensive income - unrealized
         gains (losses) on securities, net of tax                                    21,074              (135,355)
--------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                       14,864,914            12,727,028
--------------------------------------------------------------------------------------------------------------------
                                                                              $ 223,930,151        $  178,665,313
--------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                        GRAND BANK FINANCIAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------------------------------------------

Year ended December 31,                                                 2000             1999            1998
--------------------------------------------------------------------------------------------------------------------
Interest Income
     Loans, including fees                                          $ 15,241,808    $  11,553,070   $   9,717,314
     Investment securities                                             1,044,298        1,055,180       1,136,648
     Federal funds sold                                                  706,685          261,372         403,636
--------------------------------------------------------------------------------------------------------------------

Total interest income                                                 16,992,791       12,869,622      11,257,598
--------------------------------------------------------------------------------------------------------------------

Interest Expense
     Deposits                                                          8,375,004        5,744,188       4,916,946
     Other                                                               781,854          655,543         318,663
--------------------------------------------------------------------------------------------------------------------

Total interest expense                                                 9,156,858        6,399,731       5,235,609
--------------------------------------------------------------------------------------------------------------------

Net interest income                                                    7,835,933        6,469,891       6,021,989

Provision for Loan Losses (Note 4)                                       489,927          303,574         543,155
--------------------------------------------------------------------------------------------------------------------

Net interest income after provision for loan losses                    7,346,006        6,166,317       5,478,834
--------------------------------------------------------------------------------------------------------------------

Other Income
     Trust fees                                                        1,589,133        1,391,980       1,049,425
     Service charges                                                     255,013          192,602         122,350
     Mortgage origination fees                                           514,820          775,060       1,037,821
     Gain on sale of mortgage loans                                            -                -          19,560
     Net realized security gain (loss) (Note 2)                           (4,254)               -           6,034
     Other                                                               127,733           97,264          91,919
--------------------------------------------------------------------------------------------------------------------

Total other income                                                     2,482,445        2,456,906       2,327,109
--------------------------------------------------------------------------------------------------------------------

Other Expenses
     Salaries, commissions and benefits (Note 10)                      3,810,694        3,535,696       3,270,974
     Premises and equipment (Note 5)                                     667,589          704,881         707,492
     Professional fees and outside services                              676,779          556,661         482,672
     Charitable contributions                                            385,431          351,542         307,300
     Other                                                               819,083          715,807         662,318
--------------------------------------------------------------------------------------------------------------------

Total other expenses                                                   6,359,576        5,864,587       5,430,756
--------------------------------------------------------------------------------------------------------------------

Income before federal income taxes                                     3,468,875        2,758,636       2,375,187

Federal Income Taxes (Note 9)                                          1,217,500          982,000         811,000
--------------------------------------------------------------------------------------------------------------------

Net Income                                                          $  2,251,375    $   1,776,636   $   1,564,187
--------------------------------------------------------------------------------------------------------------------

Earnings Per Share (Note 12)
     Basic                                                          $      16.68    $       13.16   $       11.94
     Diluted                                                               16.35            12.95           11.86
--------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                        GRAND BANK FINANCIAL CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------
                                                                         Accumulated
                                                                            other
                                              Common         Retained   comprehensive
                                               stock         earnings      income             Total
---------------------------------------------------------------------------------------------------------
Balance, January 1, 1998                     $5,575,837   $   4,233,823     $  (24,598)  $    9,785,062

Comprehensive income:
    Net income                                        -       1,564,187              -        1,564,187
    Other comprehensive income - net
       unrealized gains on securities:
       Net unrealized holding gains arising
          during the period ($13,711, net of
          tax of $4,662)                              -               -          9,049            9,049
       Less: reclassification adjustment
          for net gains included in net
          income ($6,034, net of tax of
          $2,052)                                     -               -         (3,982)          (3,982)
                                                                                           --------------
                                                                                                  5,067
                                                                                           --------------

Total comprehensive income                                                                    1,569,254

Dividends ($1.76 per share)                           -        (231,377)             -         (231,377)

Stock issued upon exercise of stock
    options (Note 11)                           189,600               -              -          189,600
---------------------------------------------------------------------------------------------------------

Balance, December 31, 1998                    5,765,437       5,566,633        (19,531)      11,312,539

Comprehensive income:
    Net income                                        -       1,776,636              -        1,776,636
    Other comprehensive income - net
       unrealized holding losses arising
       during the period ($175,491, net of
       tax of $59,667)                                -               -       (115,824)        (115,824)
                                                                                           --------------
Total comprehensive income                                                                    1,660,812

Dividends ($1.88 per share)                           -        (253,723)             -         (253,723)

Stock issued upon exercise of stock options
    (Note 11)                                     7,400               -              -            7,400
---------------------------------------------------------------------------------------------------------

Balance, December 31, 1999                    5,772,837       7,089,546       (135,355)      12,727,028

Comprehensive income:
    Net income                                        -       2,251,375              -        2,251,375
    Other comprehensive income - net
       unrealized holding gains arising
       during the period ($232,759, net of
       tax of $79,138)                                -               -        153,621          153,621
    Plus reclassification adjustment for
       net losses included in net income
       ($4,254, net of tax of $1,446)                 -               -          2,808            2,808
                                                                                           --------------

Total comprehensive income                                                                    2,407,804

Dividends ($2.00 per share)                           -        (269,918)             -         (269,918)
---------------------------------------------------------------------------------------------------------

Balance, December 31, 2000                   $5,772,837   $   9,071,003     $   21,074   $   14,864,914
---------------------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                        GRAND BANK FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------------

Year ended December 31,                                            2000               1999              1998
--------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net income                                               $    2,251,375    $     1,776,636   $     1,564,187
     Adjustments to reconcile net income to net cash from
         operating activities:
         Depreciation                                                281,728            328,376           286,206
         Provision for loan losses                                   489,927            303,574           543,155
         Deferred federal income taxes                              (338,000)          (222,000)         (255,500)
         Net amortization (accretion) on securities                  (40,975)           125,099           (81,183)
         Net realized security gain (loss)                             4,254                  -            (6,034)
         Gain on sale of mortgage loans                                    -                  -           (19,560)
         Proceeds from sales of mortgage loans                    38,906,600          1,364,500         1,669,685
         Mortgage loans originated for sale                      (38,186,600)        (2,151,500)         (774,000)
         Loss on disposed assets                                           -              5,983            44,567
         Changes in operating assets and liabilities:
              Accrued interest receivable and other assets          (627,946)          (224,208)          (96,173)
              Accrued interest payable and other                                                          232,563
              liabilities                                            861,903            459,230
--------------------------------------------------------------------------------------------------------------------
Net cash from operating activities                                 3,602,266          1,765,690         3,107,913
--------------------------------------------------------------------------------------------------------------------

Cash Flows From Investing Activities
     Purchases of securities available for sale                   (7,058,933)        (7,128,554)       (5,081,360)
     Proceeds from sales of securities available for sale          2,958,047                  -         2,008,008
     Proceeds from calls, maturities and paydowns of
         securities available for sale                             2,512,913          8,135,806         2,980,179
     Purchases of securities held to maturity                     (1,934,446)                 -                 -
     Proceeds from calls, maturities and paydowns of
         securities held to maturity                               1,197,163          1,796,010         2,482,705
     Net increase in portfolio loans                             (31,438,289)       (26,153,472)      (28,790,260)
     Proceeds from partial redemption of partnership
         interest from defaulted loan                                      -                  -            33,000
     Capital expenditures                                            (69,221)          (177,285)         (611,954)
--------------------------------------------------------------------------------------------------------------------
Net cash for investing activities                                (33,832,766)       (23,527,495)      (26,979,682)
--------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities
     Net increase in deposits                                     41,520,512         27,647,313         6,675,010
     Net increase (decrease) in federal funds purchased                    -         (1,700,000)        1,700,000
     Proceeds from FHLB advances                                           -          2,000,000         7,700,000
     Repayment of FHLB advances                                     (255,463)          (178,178)       (2,064,570)
     Proceeds from note payable                                    1,000,000                  -         1,500,000
     Payment of dividends                                           (269,918)          (253,723)         (231,377)
     Proceeds from issuance of common stock                                -              7,400           189,600
--------------------------------------------------------------------------------------------------------------------
Net cash from financing activities                                41,995,131         27,522,812        15,468,663
--------------------------------------------------------------------------------------------------------------------

Net Change in Cash and Cash Equivalents                           11,764,631          5,761,007        (8,403,106)

Cash and Cash Equivalents, beginning of year                      15,152,833          9,391,826        17,794,932
--------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents, end of year                        $   26,917,464    $    15,152,833   $     9,391,826
--------------------------------------------------------------------------------------------------------------------

Cash Paid During the Year
     Interest                                                 $    8,886,482    $     6,237,085   $     5,364,826
     Income taxes                                                  1,472,000          1,140,000         1,047,014
--------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The consolidated financial statements include the accounts of Grand Bank Financial Corporation (Grand), its wholly-owned subsidiaries, Grand Bank (Bank) and Grand Financial Associates, Inc. (an inactive corporation), and the Bank's wholly-owned subsidiary, Grand Bank Mortgage Company, after elimination of significant intercompany transactions and accounts.

The  accounting   and  reporting   policies  and  practices  of  Grand  and  its
wholly-owned subsidiaries conform with generally accepted accounting principles and prevailing practices within the banking industry.

Nature of Operations: Grand provides a broad range of banking and trust services. The Bank operates predominately in Western Michigan as a commercial bank. The Bank's primary services include accepting deposits, making commercial, mortgage and consumer loans, engaging in mortgage banking activities, and providing trust services.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash on hand, amounts due from banks, federal funds sold and money market funds.

Investment Securities: Securities are classified as "held to maturity" and carried at amortized cost when management has the positive intent and the ability to hold them to maturity. Securities classified as "available for sale" are reported at their fair value and the related unrealized gain or loss is included in accumulated other comprehensive income, net of tax, until realized. Such securities might be sold prior to maturity due to changes in interest rates, prepayment risks, yield, availability of alternative investments, liquidity needs or other factors. Other securities consist of Federal Home Loan Bank stock.

Premiums and discounts on securities are recognized in interest income using the level yield method over the period to maturity. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

Loans and Interest and Fees on Loans: Portfolio loans are stated at their principal amount outstanding, net of deferred loan fees and costs and an allowance for loan losses. Interest on loans is accrued on the interest method and includes the amortization of net deferred fees and costs over the term of the loan. The accrual of interest is discontinued if the collectibility of principal or interest is considered doubtful or whenever payment of principal or interest is 90 days or more past due, unless the loan is both well secured and in the process of collection. For impaired loans that are on nonaccrual status, cash payments received are generally applied to reduce the outstanding principal balance. However, all or a portion of a cash payment received on a nonaccrual loan may be recognized as interest income to the extent allowed by the loan contract, assuming management expects to fully collect the remaining principal balance of the loan.

Allowance for Loan Losses: Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of the loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the entire allowance is available for any loan charge-offs that occur. A loan is charged against the allowance by management as a loss when deemed uncollectible, although collection efforts may continue and future recoveries may occur.

Loan impairment is reported when full payment under the loan terms is not expected. Smaller-balance homogenous loans, including residential first mortgage loans secured by one-to-four family residences, residential construction loans,

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


automobile, home equity and second mortgage loans are collectively evaluated for impairment. Commercial loans and first mortgage loans secured by other properties are evaluated individually for impairment. The allowance for loan losses related to loans identified as impaired is principally based on the excess of the loan's current outstanding principal balance over the estimated fair market value of the related collateral. For impaired loans that are not collateral dependent, the allowance for loan losses is recorded at the amount by which the outstanding recorded principal balance exceeds the current best estimate of the future cash flows on the loan, discontinued at the loan's effective interest rate.

Sale of Mortgage Loans: Certain mortgage loans are originated for sale to the secondary market. All such loans are sold with servicing released. Mortgage loans held for sale are valued at the lower of cost or market, calculated on the aggregate loan balance.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the respective assets. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized.

Other Real Estate and Partnership Interest From Defaulted Loans: Other real estate consists of properties acquired through loan foreclosure. Both other real estate and the partnership interest from defaulted loans are carried at the lower of cost or fair value less estimated costs of disposal. Any reduction to cost at the time of acquisition from a related loan is accounted for as a charge to the allowance for loan losses. Any subsequent reduction in cost or fair value is charged to loss on other real estate or the partnership interest in the period incurred, while improvements made to the asset during the holding period are capitalized.

Mortgage Origination Fees: A fee is received for originating loans for other financial institutions and is recognized in income when the services are performed.

Stock-Based Compensation: Expense for employee compensation under stock option plans is based on Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations, with expense reported only if options are granted below market price at grant date. To date, none have been issued below market price.

Advertising Costs: All advertising costs, amounting to $127,710, $71,825 and $57,996 in 2000, 1999 and 1998, respectively, are expensed in the period in which they are incurred.

Income Taxes: Income tax expense is the sum of the current year income tax due and the change in the deferred income tax assets and liabilities. Deferred income tax assets and liabilities are computed based on temporary differences between the financial statement and tax bases of assets and liabilities, computed using enacted rates. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 14. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Earnings Per Share: Basic earnings per share is based on the weighted average number of shares of common stock outstanding during each period. Dilutive earnings per share is based on the weighted average number of shares outstanding plus the number of additional common shares that would have been outstanding if the dilutive shares, under Grand's stock option program, had been issued.

Comprehensive Income: Total comprehensive income is reported in the consolidated statements of changes in stockholders' equity and includes net income and unrealized security holding gains and losses, net of income taxes.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 2 - INVESTMENT SECURITIES

The amortized cost and estimated market value of securities available for sale are as follows:

                                                                              Gross         Gross       Estimated
                                                            Amortized    unrealized    unrealized          market
December 31, 2000                                                cost         gains        losses           value
--------------------------------------------------------------------------------------------------------------------
U.S. treasury securities                                 $  3,015,463      $ 11,507        $    -    $  3,026,970
Mortgage-backed securities                                  4,321,783        20,423             -       4,342,206
--------------------------------------------------------------------------------------------------------------------
                                                         $  7,337,246      $ 31,930        $    -    $  7,369,176
--------------------------------------------------------------------------------------------------------------------


                                                                              Gross         Gross       Estimated
                                                            Amortized    unrealized    unrealized          market
December 31, 1999                                                cost         gains        losses           value
--------------------------------------------------------------------------------------------------------------------

U.S. treasury securities                                 $  2,026,634         $   -    $   45,696    $  1,980,938
Mortgage-backed securities                                  3,735,209             -       159,388       3,575,821
--------------------------------------------------------------------------------------------------------------------
                                                         $  5,761,843         $   -    $  205,084    $  5,556,759
--------------------------------------------------------------------------------------------------------------------

The amortized cost and estimated market value of securities held to maturity are as follows:

 December 31, 2000                                           Amortized        Gross         Gross       Estimated
                                                                         unrealized    unrealized          market
                                                                  cost        gains        losses           value
 -------------------------------------------------------------------------------------------------------------------

 Obligations of states and political subdivisions        $   1,936,492   $  118,622      $      -    $  2,055,114
 Mortgage-backed securities                                  4,525,423            -        16,098       4,509,325
 -------------------------------------------------------------------------------------------------------------------
                                                         $   6,461,915   $  118,622      $ 16,098    $  6,564,439
 -------------------------------------------------------------------------------------------------------------------

Securities held to maturity at December 31, 1999 were comprised entirely of mortgage-backed securities. These securities had an amortized cost of $5,675,342 and an estimated market value of $5,497,960 (gross unrealized gains of $177,382).

Contractual maturities of debt securities at December 31, 2000 are presented below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                           Available for Sale                  Held to Maturity

                                                         Amortized        Estimated         Amortized        Estimated
December 31, 2000                                             cost     market value              cost     market value
--------------------------------------------------------------------------------------------------------------------------
Due within one year                                 $    2,017,010   $    2,015,084   $             -   $            -
Due after one year through five years                      998,453        1,011,886                 -                -
Due after ten years                                              -                -         1,936,492        2,055,114
Mortgage-backed securities                               4,321,783        4,342,206         4,525,423        4,509,325
--------------------------------------------------------------------------------------------------------------------------
                                                    $    7,337,246   $    7,369,176   $     6,461,915   $    6,564,439
--------------------------------------------------------------------------------------------------------------------------

Securities not due at a single maturity date (i.e., mortgage-backed securities), are shown separately.

Other securities consist of Federal Home Loan Bank stock of $601,700 at December 31, 2000 and 1999.

Proceeds from sales of securities available for sale during 2000 and 1998 were $2,958,047 and $2,008,008, respectively. Gross losses of $4,254 were realized on these sales in 2000 and gross gains of $6,034 were realized in 1998. There were no securities sales during 1999.

Securities with a book value of $4,672,378 and $3,889,483 at December 31, 2000 and 1999, respectively, were pledged for various purposes as required or permitted by law.

NOTE 3 - PORTFOLIO LOANS

Portfolio loans were as follows:

Year ended December 31,                                                               2000                   1999
--------------------------------------------------------------------------------------------------------------------
Commercial                                                                  $  111,091,523        $    87,695,500
Real estate                                                                     53,587,984             43,847,768
Consumer                                                                        16,170,296             17,960,029
--------------------------------------------------------------------------------------------------------------------
                                                                            $  180,849,803        $   149,503,297
--------------------------------------------------------------------------------------------------------------------

Related parties include certain principal stockholders, directors and executive officers, and their related affiliates. Loans to such related parties were $4,380,950 and $2,485,764 at December 31, 2000 and 1999, respectively.

NOTE 4 - PROVISION FOR LOAN LOSSES

Activity in the allowance for loan losses was as follows:

December 31,                                                                 2000            1999            1998
--------------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                           $  1,954,827    $  1,648,201    $  1,108,992
     Provision charged to operations                                      489,927         303,574         543,155
     Loans charged off                                                   (104,618)              -          (6,014)
     Recoveries                                                            12,835           3,052           2,068
--------------------------------------------------------------------------------------------------------------------
Balance, end of year                                                 $  2,352,971    $  1,954,827    $  1,648,201
--------------------------------------------------------------------------------------------------------------------

Impaired loans, as defined by SFAS No. 114, were insignificant during the years ended December 31, 2000, 1999 and 1998.

                       Grand Bank Financial Corporation
                  Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment were as follows:

December 31,                                                                             2000                1999
--------------------------------------------------------------------------------------------------------------------
Furniture and equipment                                                          $  1,539,471        $  1,524,477
Leasehold improvements                                                                475,569             429,392
--------------------------------------------------------------------------------------------------------------------

                                                                                    2,015,040           1,953,869
Less accumulated depreciation                                                       1,487,416           1,213,738
--------------------------------------------------------------------------------------------------------------------
                                                                                 $    527,624        $    740,131
--------------------------------------------------------------------------------------------------------------------

Grand has entered into three operating leases for property to be used as a main office. Two leases have an initial term of ten years from January 1, 1994, with two five-year renewal options. The annual lease payments are subject to an annual adjustment equal to 60% of any increase in the consumer price index
(CPI). Grand has no obligation for any operating expenses, taxes or insurance. The lessor of the building is a corporation owned by a stockholder of Grand. The third lease commenced February 1, 1998, with an initial term of five years with one five-year renewal option. The payments for this lease are to be adjusted annually to the CPI in an amount not to exceed 6%. Grand has an obligation for operating expenses, taxes and insurance under this lease. On July 1, 2000, the third lease was amended to include additional space at the same premise. Other than an increased lease payment, the terms of the original lease apply to the amendment.

The future minimum rental commitments for these noncancellable leases as of December 31, 2000 are as follows:

Year ending December 31,
--------------------------------------------------------------------------------------------------------------------
2001                                                                                                   $  259,089
2002                                                                                                      259,089
2003                                                                                                      158,854
--------------------------------------------------------------------------------------------------------------------
                                                                                                       $  677,032
--------------------------------------------------------------------------------------------------------------------

Total lease expense was $271,044  ($149,740 related party),  $243,265  ($147,373 related party) and $239,115 ($145,320 related party) for 2000, 1999 and 1998, respectively.

NOTE 6 - DEPOSITS

Time deposits issued in denominations of $100,000 or more were $41,295,305 and $39,963,039 at December 31, 2000 and 1999, respectively.

At December 31, 2000, the scheduled maturities of time deposits were as follows:

Year ending December 31,
--------------------------------------------------------------------------------------------------------------------
2001                                                                                               $   60,930,010
2002                                                                                                    1,523,693
2003                                                                                                    3,989,120
2004                                                                                                       20,949
2005 and thereafter                                                                                       107,044
--------------------------------------------------------------------------------------------------------------------
                                                                                                   $   66,570,816
--------------------------------------------------------------------------------------------------------------------

Related party deposits totaled $13,051,393 and $4,195,064 at December 31, 2000 and 1999, respectively.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES

Federal Home Loan Bank (FHLB) advances were as follows:

December 31,                                                                             2000                1999
--------------------------------------------------------------------------------------------------------------------
Fixed rate advances:
     5.24%, due May 2001                                                        $   2,500,000      $    2,500,000
     5.75%, due August 2001                                                           500,000             500,000
     5.39%, due November 2002                                                       2,000,000           2,000,000
     6.95%, due July 2003                                                             629,096             705,811
     5.98%, due February 2008                                                       1,023,992           1,115,176
     5.50%, due October 2008                                                          552,332             577,027
     5.60%, due January 2009                                                          837,131             900,000

Single-maturity adjustable rate advance (reprice quarterly):
     6.79%, due May 2001                                                            2,000,000           2,000,000
--------------------------------------------------------------------------------------------------------------------
                                                                                $  10,042,551      $   10,298,014
--------------------------------------------------------------------------------------------------------------------

At December 31, 2000, scheduled principal reductions on FHLB advances were as follows:

Year ending December 31,
--------------------------------------------------------------------------------------------------------------------
2001                                                                                               $    5,275,931
2002                                                                                                    2,298,049
2003                                                                                                      676,936
2004                                                                                                      239,497
2005                                                                                                      257,669
Thereafter                                                                                              1,294,469
--------------------------------------------------------------------------------------------------------------------
                                                                                                   $   10,042,551
--------------------------------------------------------------------------------------------------------------------

The advances are collateralized by mortgage loans and certain securities with outstanding balances not less than 145% of advances outstanding, and specifically pledged securities with a market value between 105% and 110% of advances outstanding.

The advances are subject to a prepayment penalty based on the greater of .25% of the principal amount prepaid or the present value of the lost cash flow to the FHLB.

NOTE 8 - NOTE PAYABLE

Grand has entered into a revolving credit agreement with a bank which provides for unsecured borrowings of up to $5,000,000 through March 31, 2001. The outstanding balance on March 30, 2001 can, at Grand's option, be paid or converted to a term loan payable in 11 quarterly installments (based on a 10-year payment amortization) through March 31, 2004, at which time the remaining balance is due. Interest is based on three different pricing options: a negotiated rate, a eurodollar rate (LIBOR plus a factor) and a floating rate (greater of the prime rate or the federal funds rate plus .5%. As of December 31, 2000, available borrowings amounted to $2,500,000. The weighted average interest rate on outstanding borrowings of $2,500,000 was 8.11%. Restrictive covenants apply to, among other things, tangible net worth, return on average assets, indebtedness to tangible net worth and the percentage of nonperforming loans to average assets.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 9 - FEDERAL INCOME TAXES

Federal income tax expense consists of:

Year ended December 31,                                                      2000            1999            1998
--------------------------------------------------------------------------------------------------------------------
Current                                                              $  1,555,500    $  1,204,000    $  1,066,500
Deferred                                                                 (338,000)       (222,000)       (255,500)
--------------------------------------------------------------------------------------------------------------------
                                                                     $  1,217,500    $    982,000    $    811,000
--------------------------------------------------------------------------------------------------------------------

The tax effects of temporary differences that give rise to the net deferred income tax asset, included in other assets, are as follows:

December 31,                                                                               2000              1999
--------------------------------------------------------------------------------------------------------------------
Deferred income tax assets:
     Allowance for loan losses                                                     $    701,192        $  522,617
     Deferred compensation                                                              412,680           262,798
     Deferred loan fees                                                                  15,556            13,179
     Securities valuation                                                                     -            69,729
     Other                                                                               16,765            15,364
--------------------------------------------------------------------------------------------------------------------

Total deferred income tax assets                                                      1,146,193           883,687

Deferred income tax liabilities:
      Accumulated depreciation                                                          (12,193)          (17,958)
      Securities valuation                                                              (10,856)                -
--------------------------------------------------------------------------------------------------------------------

Total deferred income tax liabilities                                                   (23,049)          (17,958)
--------------------------------------------------------------------------------------------------------------------
Net Deferred Income Tax Asset                                                      $  1,123,144        $  865,729
--------------------------------------------------------------------------------------------------------------------

Federal income tax expense differed from expense at statutory rates primarily due to miscellaneous nondeductible expenses having a tax effect of $67,300, $44,000 and $3,400 in 2000, 1999 and 1998, respectively, and tax-exempt interest income having a tax effect of $29,200 in 2000.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 10 - EMPLOYEE BENEFIT PLANS

Defined Benefit Plan

Grand has a defined benefit pension plan covering substantially all of its employees under which Grand will pay the entire cost of providing eligible employees with a monthly retirement benefit. Grand's policy is to annually fund the amount recommended by the plan's actuary.

Financial information regarding the plan is as follows:

Year ended December 31,                                                     2000            1999             1998
--------------------------------------------------------------------------------------------------------------------
Benefit obligation at year-end                                     $  (1,098,168)  $  (1,081,847)    $   (695,620)
Fair value of plan assets at year-end                                  1,095,509         967,947          786,041
--------------------------------------------------------------------------------------------------------------------

Funded status                                                      $      (2,659)  $    (113,900)    $     90,421
--------------------------------------------------------------------------------------------------------------------

Accrued pension cost recognized in the consolidated
balance sheet                                                      $     (83,955)  $     (74,846)    $    (28,126)
--------------------------------------------------------------------------------------------------------------------

Benefit cost                                                       $     116,321   $     136,711    $      80,826
Employer contributions                                                   107,212          89,991           77,065
Benefits paid                                                              7,745           2,115           12,863
--------------------------------------------------------------------------------------------------------------------

Weighted average actuarial assumptions as of year-end:
     Discount rate                                                          7.5%            7.0%             7.5%
     Expected return on plan assets                                         8.0%            8.0%             8.0%
     Rate of compensation increase                                          4.0%            4.0%             4.0%
--------------------------------------------------------------------------------------------------------------------

Defined Contribution Plan

Grand also sponsors a defined contribution 401(k) plan for the benefit of substantially all employees. Under the plan, employees may make voluntary contributions based on a percentage of their compensation, limited to 15%. Matching contributions are made in an amount equal to 25% of the first 8% of the employee's contributed compensation. Matching contributions totaled $43,160, $43,703 and $39,533 during 2000, 1999 and 1998, respectively.

Phantom Stock Plan

The purpose of the Grand Bank Phantom Stock Plan is to provide key employees with the opportunity to receive deferred bonuses based upon the growth and success of the Bank. Eligible participants are determined by the Board of Directors, based on the recommendation of the Bank's Human Resources Committee. Under the plan, Phantom Stock Units may be awarded to participants, at the discretion of the Board of Directors, as of January 1 of any year. Phantom Stock Units do not grant participants any voting rights or other rights as a stockholder of the Bank or Grand.

Participants are eligible for benefits, payable in a lump sum amount, upon the occurrence of a "Distributable Event." A Distributable Event occurs if the participant (a) is employed on the third anniversary of the award date, (b) dies or is disabled while employed by the Bank, (c) terminates employment after reaching normal or early retirement age under the Bank's defined benefit pension plan or (d) is employed by the Bank at the time of the sale of Grand. The value of the Phantom Stock Units is equal to the excess of the fair market value of Grand's common stock, as of the most recent valuation before the Distributable Event, over the fair market value of the common stock as of the award date.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------

There were 5,000 Phantom Stock Units awarded effective January 1, 2000. Expense of $150,000 was recorded during 2000 based on the increase in the fair market value of Grand's common stock and the issuance of an additional 2,500 of Phantom Stock Units. There were 2,500 Phantom Stock Units awarded effective January 1, 1999. Expense of $50,000 was recorded during 1999 based on the increase in the fair market value of Grand's common stock. No Phantom Stock Units were awarded in 1998.

NOTE 11 - STOCK OPTION PLAN

Grand's 1997 and 1988 stock option plans grant corporate officers and other key employees options to purchase shares of common stock. The plans provide for stock options to be granted at exercise prices that approximate the fair value of the stock at the respective dates of grant. Some options become vested and may be exercised 20% per year from the date of grant and begin to expire ten years subsequent to the date of grant. Certain other options are immediately exercisable.

A summary of stock option plan activity is as follows:

                                                       2000                    1999                   1998
                                              -----------------------  ---------------------  ----------------------
                                                            Weighted               Weighted              Weighted
                                                             average                average               average
                                                            exercise               exercise              exercise
Year ended December 31,                       Shares           price    Shares        price     Shares      price
--------------------------------------------------------------------------------------------------------------------
Options outstanding at beginning of year          4,831     $  79.20      3,951   $   61.11      8,759  $   49.77
Granted                                               -            -      1,000      150.00          -          -
Exercised                                             -            -       (100)     (74.00)    (4,740)    (40.00)
Terminated                                            -            -        (20)     (72.00)       (68)    (72.00)
-------------------------------------------------------------------------------------------------------------------

Options outstanding at end of year                4,831     $  79.20      4,831   $   79.20      3,951  $   61.11
-------------------------------------------------------------------------------------------------------------------

Options exercisable at end of year                4,459     $  79.80      4,273   $   80.14      3,190  $   58.52
-------------------------------------------------------------------------------------------------------------------

Options available for grant at end of year       12,069            -     12,069           -     13,049          -
-------------------------------------------------------------------------------------------------------------------

Price per share of options outstanding           $49.50 - $150.00        $49.50 - $150.00       $49.50 - $74.00
--------------------------------------------------------------------------------------------------------------------

Net income and earnings per share would not be materially different if Grand accounted for its employee stock options under the fair value method as provided for under SFAS No. 123, Accounting for Stock-Based Compensation.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 12 - EARNINGS PER SHARE

The computations of basic and diluted earnings per share were as follows:

Year ended December 31,                                                     2000            1999             1998
--------------------------------------------------------------------------------------------------------------------
Numerator - net income for the year                                $   2,251,375   $   1,776,636    $   1,564,187
--------------------------------------------------------------------------------------------------------------------

Denominator:
     Weighted average number of shares outstanding
         (denominator for basic earnings per share)                      134,959         134,952          130,970
     Effect of dilutive stock options                                      2,705           2,280              968
--------------------------------------------------------------------------------------------------------------------

Denominator for diluted earnings per share                               137,664         137,232          131,938
--------------------------------------------------------------------------------------------------------------------

Basic earnings per share                                           $       16.68   $       13.16    $       11.94
--------------------------------------------------------------------------------------------------------------------

Diluted earnings per share                                         $       16.35   $       12.95    $       11.86
--------------------------------------------------------------------------------------------------------------------

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Some financial instruments with off-balance sheet risk are used in the normal course of business to meet the financing needs of customers. These financial instruments consist of commitments to make loans and fund lines and letters of credit. The exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The same credit policies are used to make such commitments as are used for loans. Collateral (e.g., cash deposits, securities, receivables, inventory, equipment) is obtained based on management's credit assessment of the customer.

Financial instruments with off-balance sheet risk are as follows:

December 31,                                                                            2000                 1999
--------------------------------------------------------------------------------------------------------------------
Commitments to make loans                                                     $   14,536,147       $   15,314,100
Unused lines of credit                                                            90,870,699           66,989,767
Standby letters of credit                                                          1,271,752            3,714,060
--------------------------------------------------------------------------------------------------------------------

Since certain commitments to make loans and fund lines and letters of credit expire without being used, the amount does not necessarily represent future cash commitments. Commitment periods are generally for 90 days.

Certain legal actions arise in the ordinary course of business. In the opinion of management, after consultation of legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on Grand's consolidated financial condition or results of operations.

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate fair values of financial instruments for which it is practicable to estimate fair value. The carrying amount is considered to approximate fair value for cash and cash equivalents and accrued interest receivable and payable. Fair values for securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments. The fair value of fixed and variable rate loans and deposits is principally estimated by discounting future cash flows using the current rates at which similar instruments would be made with similar maturities. The fair value of FHLB advances and notes payable is determined by discounting cash flows using rates currently offered for advances of similar remaining maturities. The fair values of commitments to extend credit and standby letters of credit were immaterial for this presentation.


The estimated fair values of financial instruments were as follows:

                                                         2000                                  1999
                                          -----------------------------------  -------------------------------------
                                            Carrying                    Fair          Carrying               Fair
December 31,                                 value                     value             value              value
--------------------------------------------------------------------------------------------------------------------
Financial assets:
     Cash and cash equivalents             $    26,917,464   $    26,917,464    $   15,152,833    $    15,152,833
     Securities available for sale               7,369,176         7,369,176         5,556,759          5,556,759
     Securities held to maturity                 6,461,915         6,564,439         5,675,342          5,497,960
     Other securities                              601,700           601,700           601,700            601,700
     Loans held for sale                           148,000           148,000           868,000            868,000
     Portfolio loans, net                      178,496,832       179,310,000       147,548,470        148,700,000
     Accrued interest receivable                   855,744           855,744           638,654            638,654

Financial liabilities:
     Deposits                                  193,586,732       187,292,000       152,066,220        151,982,390
     FHLB advances payable                      10,042,551         9,958,000        10,298,014         10,322,000
     Notes payable                               2,500,000         2,500,000         1,500,000          1,500,000
     Accrued interest payable                      723,200           723,200           456,816            456,816
--------------------------------------------------------------------------------------------------------------------

NOTE 15 - REGULATORY MATTERS

Grand and the Bank individually are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements of Grand as a whole. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2000 and 1999, the most recent notifications from the Federal Deposit Insurance Corporation categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized

                        Grand Bank Financial Corporation
                   Notes To Consolidated Financial Statements
--------------------------------------------------------------------------------

as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. As of December 31, 2000, there are no conditions or events since the most recent notification that management believes have changed the category under which the Bank would be classified.

Grand's and Bank's capital amounts and ratios are presented in the tables below.

                                                     Actual          Minimum for capital       To be well capitalized
                                                                      adequacy purposes        under prompt corrective
                                                                                                 action provisions
                                              ---------------------- -----------------------  -------------------------
December 31, 2000                                Amount      Ratio      Amount        Ratio      Amount         Ratio
-----------------------------------------------------------------------------------------------------------------------
Total Capital (to Risk Weighted Assets)
    Grand Bank Financial Corporation         $  17,196,812     9.1%    $  15,197,012    8.0%   $         N/A      N/A
    Grand Bank                                  19,677,512    10.4%       15,196,739    8.0%      18,995,924    10.0%
---------------------------------------------------------------------------------------------------------------------

Tier 1 Capital (to Risk Weighted Assets)
    Grand Bank Financial Corporation         $  14,843,841     7.8%    $   7,598,506    4.0%   $         N/A      N/A
    Grand Bank                                  14,824,541     7.8%        7,598,370    4.0%      11,397,554     6.0%
---------------------------------------------------------------------------------------------------------------------

Tier 1 Capital (to Average Assets)
    Grand Bank Financial Corporation         $  14,843,841     6.8%    $   8,741,400    4.0%   $         N/A      N/A
    Grand Bank                                  14,824,541     6.8%        8,741,400    4.0%      10,926,750     5.0%
---------------------------------------------------------------------------------------------------------------------

                                                     Actual          Minimum for capital          To be well
                                                                      adequacy purposes       capitalized under
                                                                                              prompt corrective
                                                                                              action provisions
                                              ---------------------  ---------------------  -------------------------

December 31, 1999                                   Amount    Ratio         Amount  Ratio        Amount      Ratio
---------------------------------------------------------------------------------------------------------------------
Total Capital (to Risk Weighted Assets)
    Grand Bank Financial Corporation         $  14,817,210     9.5% $   12,530,510   8.0%   $         N/A      N/A
    Grand Bank                                  16,295,994    10.4%     12,530,238   8.0%      15,662,797    10.0%
---------------------------------------------------------------------------------------------------------------------

Tier 1 Capital (to Risk Weighted Assets)
    Grand Bank Financial Corporation         $  12,862,383     8.2% $    6,265,255   4.0%   $         N/A      N/A
    Grand Bank                                  12,841,167     8.2%      6,265,119   4.0%       9,397,678     6.0%
---------------------------------------------------------------------------------------------------------------------

Tier 1 Capital (to Average Assets)
    Grand Bank Financial Corporation         $  12,862,383     7.3% $    7,070,520   4.0%   $         N/A      N/A
    Grand Bank                                  12,841,167     7.3%      7,070,520   4.0%       8,838,150     5.0%
---------------------------------------------------------------------------------------------------------------------


NOTE 16 - REGULATORY RESTRICTIONS

State banking laws and regulations place certain restrictions on loans and advances and dividends from the Bank to Grand. In 2001, subject to meeting its minimum regulatory capital requirements as discussed in Note 15, the Bank may contribute to Grand (in addition to 2001 net income) approximately $420,000 in dividends without approval from regulatory agencies.

                        Voting and Management Information

Voting Securities and Principal Shareholders of Grand

     Shareholders of record of Grand common stock as of the close of business on _____________, 2002, are entitled to one vote for each share then held. As of that date, Grand had 134,959 shares of its common stock outstanding.

Major Shareholders

     The following table sets forth information for each person who was the beneficial owner of more than 5% of Grand's outstanding shares of common stock as of September 30, 2001.

                                                      Amount and Nature of
                                                     Beneficial Ownership of
                                                    Grand Common Stock(1)(2)
                                           -----------------------------------------------
                                              Sole Voting         Shared                                 Macatawa Common
                                                  and            Voting or       Total        Percent      Stock to be
            Name and Address of               Dispositive       Dispositive   Beneficial        of         Received in
             Beneficial Owner                    Power           Power(3)      Ownership       Class        Merger(4)
---------------------------------------------------------------------------------------------------------------------------
Peter C. Cook                                    11,728              916        12,644         9.37%         222,507
Owen Pyle Jr.                                      -               9,900         9,900         7.34%         174,219
Charles C. and Janet Stoddard                     176             12,900        13,076         9.68%         230,110
Richard L. Trumley, Trustee of the
  Richard L. Trumley Trust, u/a/d 10-21-85         -               6,767         6,767         5.01%         119,084

(1) The information shown in this table is based upon information furnished to Macatawa by the individuals named in the table.

(2) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in fiduciary capacities by Grand are not included unless otherwise indicated. Grand and the directors and officers of Grand and Grand Bank disclaim beneficial ownership of shares held by Grand or Grand Bank in fiduciary capacities.

(3) These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship. Shares held in fiduciary capacities by Grand are not included unless otherwise indicated. The directors and officers of Grand and Grand Bank, by reason of their positions, may be in a position to influence the voting or disposition of shares held in trust by Grand to some degree, but disclaim beneficial ownership of these shares.

(4) This column reflects the number of shares of Macatawa common stock to be issued to the specified person in exchange for the number of shares of Grand common stock as of November 20, 2001 held by such person as shown above.

(5) These numbers consist of shares held in various fiduciary capacities through the trust department of Grand Bank. Grand and the directors and officers of Grand and Grand Bank disclaim beneficial ownership of these shares.

(6) These numbers include shares of restricted Grand common stock and shares of Grand common stock that may be acquired through the exercise of stock options within 60 days.

Directors and Executive Officers

     The following table sets forth certain information concerning the number of shares of Grand common stock held as of November 17, 2001, by each of Grand's directors, each of the named executive officers of Grand, and all of Grand's directors and executive officers as a group. Information with respect to shares held in certain Grand benefit plans incorporated in the following table is based on the most recent information available for those plans, as indicated in the footnotes to the table.

                                                    Amount and Nature of
                                      Beneficial Ownership of Grand Common Stock(1)(2)

                                                              Shared
          Name of                        Sole Voting        Voting or            Total             Percent        Macatawa Common
      Beneficial Owner                  and Dispositive     Dispositive         Beneficial           of        Stock to be Received
                                             Power            Power(3)          Ownership          Class          in Merger(4)
------------------------------------------------------------------------------------------------------------------------------
Henry Bouma                                 4,351               640               4,991            3.70%               87,831
Robert W. DeJonge                              75             1,136               1,211            0.90%               21,311
Brian L. Downs                              2,173                 -               2,173            1.59%               38,240
William H. Fickes                               -             1,078               1,078            0.80%               18,970
Bill Hardiman                                   -                 -                   -            0.00%                    -
J.C. Huizenga                               1,090               720               1,810            1.34%               31,852
Birgit Klohs                                   20                 -                  20            0.01%                  351
Harvey Koning                               1,250                 -               1,250            0.93%               21,997
R. Lawrence Leigh                           1,635             1,125               2,760            2.05%               48,570
Arend Lubbers                                   -               140                 140            0.10%                2,463
Douglas Meijer                              1,500                 -               1,500            1.11%               26,396
Owen Pyle Jr.                                   -             9,900               9,900            7.34%              174,219
Richard Ross                                    -             1,905               1,905            1.41%               33,523
Dana Sommers                                  134             1,134               1,268            0.94%               22,314
Gordon Stauffer                                 -             2,060               2,060            1.53%               36,251
Charles C. Stoddard                           176            12,900              13,076            9.68%              230,110
Gary Vos                                        -             3,664               3,664            2.71%               64,478
Thomas J. Wesholski                         2,000                 -               2,000            1.46%               35,195

------------------------------------------------------------------------------------------------------------------------------
All directors and
executive officers
as a group (18 persons)                    17,348            29,794              47,142           33.85%              894,071
------------------------------------------------------------------------------------------------------------------------------

(1) The information shown in this table is based upon information furnished to Macatawa by the individuals named in the table.

(2) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in fiduciary capacities by Grand are not included unless otherwise indicated. Grand and the directors and officers of Grand and Grand disclaim beneficial ownership of shares held by Grand in fiduciary capacities.

(3) These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship. Shares held in fiduciary capacities by Grand are not included unless otherwise indicated. The directors and officers of Grand and Grand Bank, by reason of their positions, may be in a position to influence the voting or disposition of shares held in trust by Grand Bank to some degree, but disclaim beneficial ownership of these shares.

(4) This column reflects the number of shares of Macatawa common stock to be issued to the specified person in exchange for the number of shares of Grand common stock as of November 20, 2001 held by such person as shown above.

(5) These numbers consist of shares held in various fiduciary capacities through the trust department of Grand. Grand and the directors and officers of Grand and Grand disclaim beneficial ownership of these shares.

(6) These numbers include shares of restricted Grand common stock and shares of Grand common stock that may be acquired through the exercise of stock options within 60 days.

Interests of Certain Persons in the Merger

     Certain members of management and Board of Directors of Grand and its subsidiaries may be deemed to have interests in the Merger in addition to their interests as shareholders of Grand generally. The Grand Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement.

Employment and Noncompetition Agreements

     Three of Grand Bank's executive officers, Messrs. Downs, Fickes, and Wesholski, have entered into amended and restated employment agreements with Grand Bank, which have been approved and guaranteed by Macatawa. These agreements contain severance provisions entitling the officers, in certain circumstances, to compensation and benefits upon their termination or resignation. They would amend and replace pre-existing employment agreements as of the Effective Time of the Merger. Under these amended employment agreements, if the executive resigns from Grand Bank other than for a good reason, he will receive severance payments of monthly salary at a rate which approximates the rate expected to be in effect prior to the Effective Time of the Merger, and medical benefits for the shorter of the year following his resignation or the remainder of the two-year period following the Effective Time of the Merger. However, these payments and benefits are terminated if he competes with Grand or Macatawa in Kent or Ottawa counties. If any of these executives is terminated for cause or resigns for a good reason, he will receive a lump sum payment equal to an amount similar to his monthly salary multiplied by the number of months remaining in the two-year period following the Effective Time of the Merger and medical benefits for the number of months remaining in the two-year period. In addition, Messrs. Downs, Fickes, and Wesholski will each receive a bonus payment ($50,000 for Messrs. Downs and Fickes and $70,000 for Mr. Wesholski), if he remains employed by Grand Bank for two years following the Effective Time of the Merger.

     Mr. DeJonge has a pre-existing employment agreement with Grand Bank. Under that agreement, if his employment with Grand Bank is terminated due to change of control of Grand Bank, he will be entitled to outplacement services and two year's salary, payable monthly, provided he does not solicit Grand customers.

     It is not expected that Mr. Stoddard will continue to serve as a director or officer of Macatawa or Grand Bank after the Merger. Grand Bank and Mr. Stoddard have entered into a noncompetition agreement that will become effective if the Merger takes place. Under this agreement, Mr. Stoddard will resign as an employee and director of Grand and Grand Bank as of the Effective Time of the Merger, and he will receive payments in twenty-four monthly installments of an amount equal to the average of his annual salaries for 2002, 2001 and 2000 plus the average of his annual bonuses for 2001 and 2000 divided by 12. He will also receive certain medical and similar benefits for up to 24 months. However, these payments and benefits will be terminated if he competes with Grand or Macatawa in Kent or Ottawa counties. These payments are similar to amounts he would have been entitled to under his pre-existing employment agreement with Grand Bank, which will be superceded by the separation agreement as of the Effective Time of the Merger.

Macatawa's Board of Directors

     After the Merger is completed, the number of members of Macatawa's Board of Directors will be increased by one member. The new member will be a current member of Grand's Board of Directors to be selected by Grand and subject to approval by Macatawa's Board of Directors. That director has not yet been identified.

Conversion of Stock Options and Phantom Stock

     Grand's stock option plans and phantom stock plan have been amended to include terms that would cause the stock options and phantom stock held by Grand's management who participate in these plans to be converted if the Merger between Macatawa and Grand is consummated. Under Grand's amended stock option plan and the Merger Agreement, each existing Grand stock option would be converted into an option to purchase a number of shares of Macatawa common stock equal to the original number of shares of Grand common stock subject to the option multiplied by the Exchange Ratio. The option price for each such option will be adjusted by dividing the original option price by the Exchange Ratio.

     Certain previously awarded but unvested stock options will vest upon the completion of the Merger. The following numbers of stock options would vest for the following executive officers: 19 for Mr. DeJonge, 18 for Mr. Downs, 20 for Mr. Fickes and 44 for Mr. Stoddard.

     Immediately before the Effective Time of the Merger, Grand's phantom stock plan will be terminated and each unit of phantom stock will be converted into a right to receive in cash the difference between the appraised value of Grand common stock on the date of issue of the phantom stock units and the average per share trading price of Macatawa common stock on the five trading days prior to the Effective Time of the Merger multiplied by the Exchange Ratio. Certain previously awarded but unvested phantom stock units will vest upon the termination of the phantom stock plan. The following numbers of phantom stock units would vest for the following executive officers: 1,344 for Mr. DeJonge, 1,410 for Mr. Downs, 1,461 for Mr. Fickes, 1,695 for Mr. Stoddard and 1,590 for Mr. Wesholski. If the average per share trading price of Macatawa common stock as computed under the plan was $_____ (the closing price on _________________) the executive officers would receive cash payments under the phantom stock plan as follows: Mr. DeJonge $_______; Mr. Downs $_______; Mr. Fickes $_______; Mr. Stoddard $_______ and Mr. Wesholski $_______.

Macatawa Stock

     Directors and executive officers of Grand collectively were the beneficial owners of a total of 47,142 shares of Macatawa common stock as of the record date.

Indemnification; Directors' and Officers' Liability Insurance

     Macatawa has also agreed to honor the rights to indemnification and advancement of expenses now existing in favor of the directors and officers of Grand and its subsidiaries under their articles of incorporation or bylaws. These provisions are contractual rights enforceable by Grand directors and officers which will remain in effect following the Merger and will continue with respect to acts or omissions occurring before the Effective Time of the Merger.

     Macatawa has agreed to use all reasonable efforts to cause the officers and directors of Grand immediately prior to the Merger to be covered for a period of at least the six years after the Effective Time of the Merger by the directors' and officers' liability insurance policy maintained by Grand with respect to acts or omissions occurring before the Merger. Macatawa may substitute new coverage for Grand's current coverage under policies offering at least the same coverage and amounts. For a description of the specific terms of the Merger Agreement concerning indemnification and insurance, see "The Merger and Merger Agreement - Insurance and Indemnification" above.

                               General Information

Experts

     The consolidated financial statements of Macatawa at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus and joint proxy statement and elsewhere in the Registration Statement of which this prospectus and joint proxy statement is a part, have been audited by Crowe, Chizek and Company LLP, independent auditors, as set forth in their report and are incorporated by reference in this document in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Grand at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in this prospectus and joint proxy statement have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report and are included in this document in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

Legal Opinions

     Certain legal matters in connection with the proposed Merger will be passed upon for Macatawa by its general counsel, Varnum, Riddering, Schmidt & Howlett LLP of Grand Rapids, Michigan, and for Grand by its general counsel, Warner Norcross & Judd LLP of Grand Rapids, Michigan.

     As of ___________, 2002, partners in and attorneys employed by or associated with Varnum, Riddering, Schmidt & Howlett LLP and their associates were beneficial owners of a total of approximately __________ shares of Macatawa common stock having an approximate aggregate market value of $__________ as of such date and no shares of Grand common stock. Shares reported as beneficially owned include all shares as to which such persons have direct or indirect, sole or shared, power to direct voting of disposition, including personal shares as well as shares held in fiduciary capacities.

Sources of Information

     Macatawa has supplied all information contained or incorporated by reference in this prospectus and joint proxy statement relating to Macatawa and Donnelly, Penman, French, Haggarty & Co. Grand has supplied all such information relating to itself and Austin Associates.

                       Where You Can Find More Information

     Macatawa has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the offering of Macatawa common stock to be issued by Macatawa in the Merger. This prospectus and joint proxy statement is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus and joint proxy statement does not contain all of the information contained in the registration statement or the exhibits to the registration statement. This means that this prospectus and joint proxy statement incorporates important business and financial information about Macatawa that is not included in or delivered with this document.

     Macatawa is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, Macatawa files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Macatawa's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." That web site contains reports, proxy and information statements, and other information regarding companies that file electronically with the Securities and Exchange Commission.

     The Securities and Exchange Commission allows Macatawa to incorporate by reference information into this prospectus and joint proxy statement. This means that Macatawa can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus and joint proxy statement, except for any information superseded by information in this prospectus and joint proxy statement. This prospectus and joint proxy statement incorporates by reference the documents set forth below that Macatawa has previously filed with the Securities and Exchange Commission. These documents contain important information about Macatawa and its finances.

Macatawa Commission Filings (File No. 333-45755)             Period
------------------------------------------------             ------
Annual Report  on Form 10-K                                  Year ended December 31, 2000
Quarterly Reports on Form 10-Q                               Quarters ended March 31, 2001, June 30, 2001, and
                                                                September 30, 2001
Registration Statement on Form 8-A                           Filed April 30, 1999

     All documents subsequently filed by Macatawa with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15 of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and joint proxy statement and the date of the later of the special meeting of shareholders of Macatawa or the special meeting of the shareholders of Grand are also incorporated by reference into this prospectus and joint proxy statement.

     Documents incorporated by reference are available from Macatawa and Grand without charge to Macatawa shareholders. You may obtain documents incorporated by reference in this prospectus and joint proxy statement by requesting them in writing or by telephone from Macatawa at the following addresses:

                Macatawa Bank Corporation
                Attn:    Secretary
                348 South Waverly Road
                Holland, Michigan 49423
                Tel:   (616) 820-1444

To obtain timely delivery of this information, you must request the information no later than _____, 2002, which is five business days before the date of the special meeting at which you are requested to vote.

     You should rely only on the information contained or incorporated by reference in this prospectus and joint proxy statement to vote on the Merger and the related issuance of Macatawa common stock. Neither Macatawa nor Grand has authorized anyone to provide you with information that is different from what is contained in this prospectus and joint proxy statement.

     This prospectus and joint proxy statement is dated as of the date set forth on the cover page. You should not assume that the information contained in this prospectus and joint proxy statement is accurate as of any date other than that date, and neither the mailing of this prospectus and joint proxy statement to you nor the issuance of Macatawa common stock in the Merger shall create any implication to the contrary.

                           Forward-Looking Statements

     This prospectus and joint proxy statement and the documents incorporated in this prospectus and joint proxy statement by reference contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates, and projections about the financial services industry, the economy, and about Macatawa and Grand themselves. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied, or forecasted in such forward-looking statements.

     Future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behaviors as well as their ability to repay loans; changes in the national economy; and the possibility that expected efficiencies and cost savings from the Merger of Grand with Macatawa and other mergers and acquisitions in which Macatawa may be involved might not be fully realized within the expected time frame. Neither Macatawa nor Grand undertakes any obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

                                   Appendix A

                          Agreement and Plan of Merger











                          AGREEMENT AND PLAN OF MERGER

                                     Between

                        GRAND BANK FINANCIAL CORPORATION

                                       and

                            MACATAWA BANK CORPORATION








                          Dated as of November 20, 2001

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE  I     THE TRANSACTION.............................................A - 6
         1.1        Approval of Plan of Merger.............................A - 6
         1.2        The Closing............................................A - 6
         1.3        Effective Time of the Merger...........................A - 6
         1.4        Merger of Grand with and into Macatawa.................A - 6
         1.5        Effect of the Merger...................................A - 6
         1.6        Additional Actions.....................................A - 6
         1.7        Surviving Corporation..................................A - 6

ARTICLE  II    MERGER CONSIDERATION; EXCHANGE PROCEDURE....................A - 7
         2.1        Conversion of Outstanding Grand Common Stock...........A - 7
         2.2        Conversion of Grand Stock Options......................A - 7
         2.3        No Fractional Securities...............................A - 7
         2.4        Exchange Procedures....................................A - 8
         2.5        Macatawa Common Stock..................................A - 8
         2.6        Anti-Dilution Adjustments..............................A - 8
         2.7        Grand Common Stock No Longer Outstanding...............A - 9

ARTICLE  III   REPRESENTATIONS AND WARRANTIES OF MACATAWA..................A - 9
         3.1        Authorization, No Conflicts, Etc.......................A - 9
         3.2        Organization and Good Standing........................A - 10
         3.3        Subsidiaries..........................................A - 10
         3.4        Capital Stock.........................................A - 10
         3.5        Registration Statement, Etc...........................A - 10
         3.6        Financial Statements..................................A - 11
         3.7        Absence of Undisclosed Liabilities....................A - 11
         3.8        Absence of Material Adverse Change....................A - 11
         3.9        Absence of Litigation.................................A - 11
         3.10       Conduct of Business...................................A - 11
         3.11       Absence of Defaults Under Contracts...................A - 12
         3.12       Regulatory Filings....................................A - 12
         3.13       Licenses, Permits, Etc................................A - 12
         3.14       Environmental Matters.................................A - 12
         3.15       Allowance for Loan Losses.............................A - 12
         3.16       Agreements With Bank Regulators.......................A - 12
         3.17       True and Complete Information.........................A - 12

ARTICLE  IV    REPRESENTATIONS AND WARRANTIES OF GRAND....................A - 12
         4.1        Authorization, No Conflicts, Etc......................A - 13
         4.2        Organization and Good Standing........................A - 13
         4.3        Subsidiaries..........................................A - 13
         4.4        Capital Stock and Stock Options.......................A - 14
         4.5        Financial Statements..................................A - 14
         4.6        Absence of Undisclosed Liabilities....................A - 15
         4.7        Absence of Material Adverse Change....................A - 15
         4.8        Absence of Litigation.................................A - 15
         4.9        Conduct of Business...................................A - 15
         4.10       Absence of Defaults Under Contracts...................A - 15
         4.11       Regulatory Filings....................................A - 15
         4.12       Registration Statement, Etc...........................A - 16
         4.13       Tax Matters...........................................A - 16

         4.14       Title to Properties...................................A - 16
         4.15       Condition of Property.................................A - 17
         4.16       Leases................................................A - 17
         4.17       Ownership of Real Property............................A - 17
         4.18       Licenses, Permits, Etc................................A - 17
         4.19       Certain Employment Matters............................A - 17
         4.20       Employee Benefit Plans................................A - 18
         4.21       Environmental Matters.................................A - 19
         4.22       Duties as Fiduciary...................................A - 20
         4.23       Investment Bankers and Brokers........................A - 21
         4.24       Change in Business Relationships......................A - 21
         4.25       Related Persons.......................................A - 21
         4.26       Insurance.............................................A - 21
         4.27       Books and Records.....................................A - 21
         4.28       Loan Guarantees.......................................A - 21
         4.29       Events Since December 31, 2000........................A - 21
         4.30       Allowance for Loan Losses.............................A - 22
         4.31       Agreements With Bank Regulators.......................A - 22
         4.32       True and Complete Information.........................A - 22

ARTICLE  V     CERTAIN COVENANTS..........................................A - 22
         5.1        Disclosure Statement..................................A - 22
         5.2        Changes Affecting Representations.....................A - 22
         5.3        Conduct of Business Pending the Effective Time
                       of the Merger......................................A - 22
         5.4        Accrual of Transaction Expenses.......................A - 24
         5.5        Termination of Phantom Stock Plan.....................A - 24
         5.6        Regular Dividends.....................................A - 24
         5.7        Affiliates............................................A - 25
         5.8        Approval of Plan of Merger by Macatawa Shareholders...A - 25
         5.9        Approval of Plan of Merger by Grand Shareholders......A - 25
         5.10       Competing Proposals...................................A - 26
         5.11       Indemnification.......................................A - 26
         5.12       Insurance.............................................A - 26
         5.13       Name..................................................A - 27
         5.14       Charitable Giving.....................................A - 27

ARTICLE  VI    ADDITIONAL AGREEMENTS......................................A - 27
         6.1        Registration Statement................................A - 27
         6.2        Other Filings.........................................A - 27
         6.3        Press Releases........................................A - 27
         6.4        Miscellaneous Agreements and Consents.................A - 27
         6.5        Grand Financial Information...........................A - 27
         6.6        Investigation.........................................A - 28
         6.7        Environmental Investigation...........................A - 29
         6.8        Employee Benefit Plans................................A - 29

ARTICLE  VII   CONDITIONS PRECEDENT TO MACATAWA'S OBLIGATIONS.............A - 29
         7.1        Renewal of Representations and Warranties, Etc........A - 30
         7.2        Opinion of Legal Counsel..............................A - 30
         7.3        Required Approvals....................................A - 30
         7.4        Order, Decree, Etc....................................A - 30
         7.5        Proceedings...........................................A - 30
         7.6        Tax Matters...........................................A - 30
         7.7        Registration Statement................................A - 31
         7.8        Certificate as to Outstanding Shares..................A - 31

         7.9        Change of Control Waivers.............................A - 31
         7.10       Employment Agreements.................................A - 31
         7.11       Grand Stock Options...................................A - 31
         7.12       Amendment of Grand Stock Options......................A - 31
         7.13       Fairness Opinion......................................A - 31

ARTICLE  VIII  CONDITIONS PRECEDENT TO GRAND'S OBLIGATIONS................A - 31
         8.1        Renewal of Representations and Warranties, Etc........A - 31
         8.2        Opinions of Legal Counsel.............................A - 32
         8.3        Required Approvals....................................A - 32
         8.4        Order, Decree, Etc....................................A - 32
         8.5        Proceedings...........................................A - 32
         8.6        Tax Matters...........................................A - 32
         8.7        Registration Statement................................A - 32
         8.8        Listing of Shares.....................................A - 32
         8.9        Certificate as to Outstanding Shares..................A - 32
         8.10       Fairness Opinion......................................A - 32

ARTICLE IX     ABANDONMENT OF MERGER......................................A - 33
         9.1        Mutual Abandonment....................................A - 33
         9.2        Upset Date............................................A - 33
         9.3        Macatawa's Rights to Terminate........................A - 33
         9.4        Grand's Rights to Terminate...........................A - 33
         9.5        Effect of Termination.................................A - 33

ARTICLE X      MISCELLANEOUS..............................................A - 34
         10.1       "Material Adverse Effect" Defined.....................A - 34
         10.2       "Knowledge" Defined...................................A - 34
         10.3       Nonsurvival of Representations, Warranties,
                       and Agreements.....................................A - 34
         10.4       Amendment.............................................A - 34
         10.5       Expenses..............................................A - 34
         10.6       Specific Enforcement..................................A - 34
         10.7       Jurisdiction; Jury....................................A - 34
         10.8       Waiver................................................A - 34
         10.9       Notices...............................................A - 35
         10.10      Governing Law.........................................A - 35
         10.11      Entire Agreement......................................A - 35
         10.12      Third Party Beneficiaries.............................A - 35
         10.13      Counterparts..........................................A - 35
         10.14      Further Assurances; Privileges........................A - 35
         10.15      Headings, Etc.........................................A - 36
         10.16      Calculation of Dates and Deadlines....................A - 36
         10.17      Severability..........................................A - 36

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (the "Plan of Merger") is made as of November 20, 2001, between GRAND BANK FINANCIAL CORPORATION, a Michigan corporation ("Grand"), and MACATAWA BANK CORPORATION, a Michigan corporation ("Macatawa").

     Macatawa and Grand (sometimes individually referred to as a "Corporation" or collectively as the "Corporations") have agreed to merge Grand with and into Macatawa in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of Michigan, as amended (the "Michigan Act"). The transactions contemplated by and described in this Plan of Merger are referred to as the "Merger."

     Macatawa is a bank holding company registered as such with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "Federal Bank Holding Company Act"). Macatawa has authorized capital stock consisting of 9,500,000 shares of common stock, no par value ("Macatawa Common Stock"). Each share of Macatawa Common Stock is entitled to one vote on all matters submitted for a vote of the shareholders. As of the date of this Plan of Merger, there were 5,307,201 shares of Macatawa Common Stock issued and outstanding.

     Grand is a bank holding company registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. Grand has authorized capital stock consisting of 250,000 shares of common stock, no par value ("Grand Common Stock"). Each share of Grand Common Stock is entitled to one vote on all matters submitted for a vote of the shareholders. As of the date of this Plan of Merger, there were 134,959 shares of Grand Common Stock issued and outstanding, and Grand had options outstanding to purchase an additional 4,825 shares of Grand Common Stock ("Grand Stock Options"). Grand owns all of the issued and outstanding shares of capital stock of Grand, a Michigan banking corporation (the "Bank").

     The boards of directors of Grand and Macatawa each deems the Merger advisable and in the best interests of their respective Corporations and shareholders. Grand and Macatawa have each adopted this Plan of Merger by resolutions duly adopted by their respective boards of directors. The boards of directors of Grand and Macatawa have directed that this Plan of Merger be submitted to the respective shareholders of each Corporation for approval.

     In consideration of the promises and the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:

                                    ARTICLE I
                                 THE TRANSACTION

     Subject to the terms and conditions of this Plan of Merger, the Merger of Grand with and into Macatawa shall be carried out in the following manner:

     1.1 Approval of Plan of Merger. As soon as practicable after this Plan of Merger has been executed and delivered and the Registration Statement (as described in Section 3.5.1 (Document)) has become effective, Grand shall submit this Plan of Merger and Macatawa shall submit this Plan of Merger and the issuance of shares of Macatawa Common Stock pursuant to the Merger, to their respective shareholders for approval at a meeting properly called, noticed, and held for that purpose.

     1.2 The Closing. The Merger shall be consummated as promptly as possible after a closing (the "Closing"). The Closing shall be held at the offices of Varnum, Riddering, Schmidt & Howlett LLP, Bridgewater Place, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504 on such date and at such time as may be mutually agreed by the parties, or in the absence of such agreement, on a date specified by either party upon 5 business days' written notice after the last to occur of the following events: (i) the receipt of all consents and approvals of government regulatory authorities as legally required to consummate the Merger and the expiration of all statutory waiting periods; and (ii) the requisite approval of this Plan of Merger by the shareholders of Grand and Macatawa. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent as set forth in this Plan of Merger. Upon completion of the Closing, Grand and Macatawa shall each promptly execute and file an appropriate certificate of merger in the form and as required by the Michigan Act to effect the Merger (the "Certificate of Merger.")

     1.3 Effective Time of the Merger. Subject to the terms and conditions of this Plan of Merger, the Merger shall be consummated as promptly as possible following the Closing by filing the Certificate of Merger in the manner required by law. The "Effective Time of the Merger" shall be a date and time to be specified in the Certificate of Merger, which shall be as soon as practicable, but not later than 3 business days, after the Closing.

     1.4 Merger of Grand with and into Macatawa. Grand shall be merged with and into Macatawa (each sometimes being referred to as a "Constituent Corporation" prior to the Merger) by the filing of the Certificate of Merger with the Michigan Department of Consumer and Industry Services, Bureau of Commercial Services Corporations Division as provided by the Michigan Act. At the Effective Time of the Merger, the Constituent Corporations shall become a single corporation, which shall be Macatawa (the "Surviving Corporation").

     1.5 Effect of the Merger. From and after the Effective Time of the Merger, the effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act with respect to the merger of domestic corporations.

     1.6 Additional Actions. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall determine that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of Grand acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger, then Grand and its directors and officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Surviving Corporation and to otherwise carry out the purposes of this Plan of Merger. After the Effective Time of the Merger, the directors and officers of the Surviving Corporation are fully authorized in the name of Grand to take any and all such action as may be contemplated by this Article I (The Transaction).

     1.7 Surviving Corporation. As of and immediately after the Effective Time of the Merger, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

          1.7.1 Name. The name of the Surviving Corporation shall be "Macatawa Bank Corporation."

          1.7.2 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Macatawa as in effect immediately prior to the Effective Time of the Merger.

          1.7.3 Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of Macatawa as in effect immediately prior to the Effective Time of the Merger.

          1.7.4 Directors. From and after the Effective Time of the Merger, until duly changed in compliance with applicable law and the Articles of Incorporation of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall consist of the persons who are serving as directors of Macatawa immediately prior to the Effective Time of the Merger plus one additional person who is a member of the Grand Board of Directors immediately prior to the Effective Time of the Merger and who is selected by Grand, with such selection to be subject to the approval by the Board of Directors of Macatawa.

          1.7.5 Officers. The officers of the Surviving Corporation shall be the persons who were officers of Macatawa immediately prior to the Effective Time of the Merger.

                                   ARTICLE II
                    MERGER CONSIDERATION; EXCHANGE PROCEDURE

     2.1 Conversion of Outstanding Grand Common Stock. Subject to the provisions of this Plan of Merger, each share of Grand Common Stock outstanding immediately prior to the Effective Time of the Merger shall become and be converted into the right to receive that number of shares of Macatawa Common Stock equal to the Stock Exchange Ratio (as defined below) (the "Per Share Stock Consideration"), provided that no fractional shares of Macatawa Common Stock will be issued. Each share of Grand Common Stock (i) held by Macatawa or any of its subsidiaries for its own account and not in a fiduciary or representative capacity for a person other than Macatawa or any of its subsidiaries or (ii) held by Grand as an authorized but unissued share, if any, shall be cancelled and no consideration shall be issuable and payable with respect to any such share. For purposes of this Plan of Merger, the "Stock Exchange Ratio" will be 17.5979.

     2.2 Conversion of Grand Stock Options. Subject to the provisions of this Plan of Merger:

          2.2.1 Definition of Grand Stock Options. For purposes of this Plan of Merger, "Grand Stock Options" shall mean all outstanding options to purchase shares of Grand Common Stock which were granted pursuant to the Grand Bank Financial Corporation 1988 Stock Option Plan or the Grand Bank Financial Corporation Stock Option Plan of 1997.

          2.2.2 Conversion of Outstanding Grand Stock Options. Subject to the provisions of this Plan of Merger, each Grand Stock Option which is outstanding immediately prior to the Effective Time of the Merger shall at the Effective Time of the Merger become and be converted into an option to purchase shares of Macatawa Common Stock ("Converted Macatawa Stock Options") in an amount equal to the product (rounded to the fourth decimal place) of (a) the number of shares of Grand Common Stock then subject to the Grand Stock Option, multiplied by (b) the Stock Exchange Ratio, provided that any fractional shares of Macatawa Common Stock resulting from such multiplication shall be rounded to the nearest whole share. The exercise price per share of Macatawa Common Stock under the Converted Macatawa Stock Option shall be equal to the then applicable exercise price per share of Grand Common Stock under the Grand Stock Option divided by the Stock Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

          2.2.3 Registration of Underlying Shares of Macatawa Common Stock. Macatawa shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Macatawa Common Stock for delivery upon the exercise of all Converted Macatawa Stock Options. As soon as practicable after the Effective Time of the Merger, Macatawa shall file a registration statement on form S-8 (or any successor or other appropriate form), with respect to the Macatawa Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as all the Converted Macatawa Stock Options remain outstanding.

     2.3 No Fractional Securities. Notwithstanding any other provision hereof, no fractional shares of Macatawa Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Macatawa shall pay to each holder of Grand Common Stock (after taking into account all Old Certificates (as defined in Section 2.4.1 (New Certificates and Exchange Fund) delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Market Price. For purposes of this Plan of Merger, the "Market Price" shall be the average of the last-reported sale price per share of Macatawa Common Stock for the five (5) consecutive trading days ending on the business day prior to Closing, as reported on The NASDAQ Stock Market.

     2.4 Exchange Procedures.

          2.4.1 New Certificates and Exchange Fund. At or prior to the Effective Time of the Merger, Macatawa shall deliver, or shall cause to be delivered, to Registrar and Transfer Company or such other bank or trust company as Macatawa may designate (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Grand Common Stock ("Old Certificates") for exchange in accordance with this Article II (Merger Consideration; Exchange Procedure), certificates representing the shares of Macatawa Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund" to be issued and paid pursuant to this Article II in exchange for outstanding shares of Grand Common Stock.

          2.4.2 Transmittal Materials. As promptly as practicable after the Effective Time of the Merger, Macatawa shall send or cause to be sent to each former holder of record of shares of Grand Common Stock immediately prior to the Effective Time of the Merger, transmittal materials for use in exchanging such holder's Old Certificates for the consideration set forth in this Article II (Merger Consideration; Exchange Procedure). Macatawa shall cause the New Certificates into which shares of a shareholder's Grand Common Stock are converted on the Effective Time of the Merger and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such holder upon delivery to the Exchange Agent of Old Certificates representing such shares of Grand Common Stock (or indemnity reasonably satisfactory to Macatawa and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Article II upon such delivery.

          2.4.3 Delivery to Public Officials. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Grand Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          2.4.4 Dividends and Distributions. No dividends or other distributions with respect to Macatawa Common Stock with a record date occurring after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Old Certificate representing shares of Grand Common Stock converted in the Merger into shares of such Macatawa Common Stock until the holder thereof shall surrender such Old Certificate in accordance with this
     Article II (Merger Consideration; Exchange Procedure). After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Macatawa Common Stock represented by such Old Certificate.

          2.4.5 Unclaimed Funds. Any portion of the Exchange Fund that remains unclaimed by the shareholders of Grand for twelve months after the Effective Time of the Merger shall be paid to Macatawa. Any shareholders of Grand who have not theretofore complied with this Article II (Merger Consideration; Exchange Procedure) shall thereafter look only to Macatawa for payment of the shares of Macatawa Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the shares of Macatawa Common Stock deliverable in respect of each share of Grand Common Stock such shareholder holds as determined pursuant to this Plan of Merger, in each case, without any interest thereon.

          2.4.6 Grand Stock Options. In addition to the foregoing, Macatawa may require any procedures reasonably deemed necessary to effectuate the conversion of Grand Stock Options as contemplated by Section 2.2 (Conversion of Grand Stock Options).

     2.5 Macatawa Common Stock. Each share of Macatawa Common Stock outstanding immediately prior to the Effective Time of the Merger shall continue to be outstanding without any change. Each shareholder of Macatawa whose shares were outstanding immediately before the Effective Time of the Merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the Effective Time of the Merger.

     2.6 Anti-Dilution Adjustments. This Plan of Merger shall not limit or restrict in any manner Macatawa's right to effect a consolidation or merger of Macatawa with or into another corporation or to effect a stock split, stock dividend or similar transaction with respect to the outstanding Macatawa Common Stock. In the event that Macatawa changes (or establishes a record date for changing) the number of shares of Macatawa Common Stock issued and outstanding prior to the Effective Time of the Merger as a result of a stock split, stock dividend or similar transaction with respect to the outstanding Macatawa Common Stock and the record date therefore shall be prior to the Effective Time of the Merger, the Stock Exchange Ratio shall be adjusted by multiplying it by that ratio (i) the numerator of which shall be the total number of shares of

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
Macatawa Common Stock that are outstanding as of the record date for such adjustment plus the additional number of shares (including the aggregate of all possible fractional shares) to be issued in such adjustment computed as of that record date; and (ii) the denominator of which shall be the total number of shares of Macatawa Common Stock outstanding as of the record date for such adjustment. In the event of a recapitalization or reclassification of outstanding shares of Macatawa Common Stock or a consolidation or merger of Macatawa with or into another corporation, other than a merger in which Macatawa is the surviving corporation and which does not result in any reclassification of Macatawa Common Stock, holders of Grand Common Stock would receive, in lieu of each share of Macatawa Common Stock to be issued in exchange for Grand Common Stock, the kind and amount of shares of Macatawa stock, other securities, money, and property receivable upon such reclassification, consolidation, or merger by holders of Macatawa Common Stock with respect to shares of Macatawa Common Stock outstanding immediately prior to such reclassification, consolidation or merger.

     2.7 Grand Common Stock No Longer Outstanding. Each share of Grand Common Stock outstanding immediately prior to the Effective Time of the Merger shall be considered to be no longer outstanding and to represent solely the right to receive shares of Macatawa Common Stock as provided in Section 2.1 (Conversion of Outstanding Grand Common Stock), together with any other distributions payable as provided in Section 2.6 (Anti-Dilution Adjustments), but subject to the payment of cash in lieu of fractional shares as provided in Section 2.3 (No Fractional Securities).

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF MACATAWA

     Except as otherwise set forth in the Macatawa disclosure statement ("Macatawa Disclosure Statement") previously delivered to Grand, Macatawa represents and warrants to Grand that:

     3.1 Authorization, No Conflicts, Etc.

          3.1.1 Authorization of Agreement. The execution, delivery, and performance of this Plan of Merger by Macatawa have been duly authorized and approved by all necessary corporate action, except that this Plan of Merger and the issuance of shares of Macatawa Common Stock pursuant to the Merger, is subject to the approval of Macatawa's shareholders as described in Section 1.1 (Approval of Plan of Merger) and, except for such shareholder approval, when executed and delivered, this Plan of Merger will be legally binding on and enforceable against Macatawa in accordance with its terms.

          3.1.2 No Conflict, Breach, Violation, Etc. The execution, delivery, and performance of this Plan of Merger by Macatawa, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of:

               (a) Articles or Bylaws. Any provision of Macatawa's Articles of Incorporation or Bylaws; or

               (b) Statutes, Judgments, Etc. Any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitration award, decree, or injunction applicable to Macatawa or its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 3.1.4 (Required Approvals).

          3.1.3 No Contractual Breach, Default, Liability, Etc. The execution, delivery, and performance of this Plan of Merger by Macatawa, and the consummation of the Merger, do not and will not:

               (a) Agreements, Etc. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Macatawa or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Macatawa or any of its subsidiaries is a party or by which they are bound or affected:
          (1) which is material to the business, income, or financial condition of Macatawa on a consolidated basis; or (2) the violation or breach of which could prevent Macatawa from consummating the Merger;

               (b) Regulatory Restrictions.  Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under any memorandum of understanding or similar regulatory consent agreement to which Macatawa or any of its subsidiaries is a party or subject, or by which it is bound or affected; or

                    (c) Tortious Interference.  Subject Grand, its subsidiaries, or their respective directors or officers to liability for tortious interference with contractual rights.

          3.1.4 Required Approvals. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Macatawa other than filing the Certificate of Merger in compliance with the provisions of the Michigan Act, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act. As of the date of this Plan of Merger, Macatawa knows of no reason why the regulatory approvals referred to in this Section 3.1.4 (Required Approvals) cannot be obtained or why this process could be materially impeded.

     3.2 Organization and Good Standing. Macatawa and its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the State of Michigan. Macatawa and its subsidiaries possess all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business substantially as it is now being conducted in all material respects. Macatawa is a bank holding company duly registered and in good standing with the Federal Reserve Board under the Federal Bank Holding Company Act. Macatawa and its subsidiaries are not required to be qualified or admitted to conduct business as a foreign corporation in any other state.

     3.3 Subsidiaries. Macatawa owns all of the issued and outstanding shares of capital stock of Macatawa Bank, which owns all of the issued and outstanding shares of capital stock of Macatawa Bank Mortgage Company, in each case free and clear of all claims, security interests, pledges, or liens of any kind. Each of Macatawa's subsidiaries has full corporate power and authority to carry on its business substantially as and where now being conducted.

     3.4 Capital Stock.

          3.4.1 Classes and Shares. The authorized capital stock of Macatawa consists of 500,000 shares of preferred stock, no par value, none of which have been issued, and 9,500,000 shares of common stock, no par value, of which, as of the date and time of the execution of this Plan of Merger, 5,307,201 shares were issued and outstanding.

          3.4.2 No Other Capital Stock. There is no security or class of securities authorized or issued which represents or is convertible into capital stock of Macatawa except as described in this Section 3.4 (Capital Stock). As of the date of the execution of this Plan of Merger, there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of Macatawa, or agreements to which Macatawa is a party or by which it is bound to issue capital stock, except for the stock options disclosed in Macatawa's Annual Report to shareholders for the year ended December 31, 2000 (the "Macatawa Annual Report") and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

          3.4.3 Voting Rights. Other than the shares of Macatawa's common stock described in this Section 3.4 (Capital Stock), neither Macatawa nor any of its subsidiaries have outstanding any security:

               (a) The holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger; or

               (b) Which entitles the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

          3.4.4 Macatawa Common Stock. The shares of Macatawa Common Stock to be issued in the Merger, when issued in accordance with this Plan of Merger, will be duly authorized and, when issued as contemplated by this Plan of Merger, will be validly issued, fully paid, and nonassessable shares.

     3.5 Registration Statement, Etc.

          3.5.1 Document. The term "Document," when capitalized in this Plan of Merger, shall collectively mean: (i) the registration statement to be filed by Macatawa with the Securities and Exchange Commission (the "SEC") in connection with the Macatawa Common Stock to be issued in the Merger (the "Registration Statement"); (ii) the prospectus and proxy statement (the "Prospectus and Proxy Statement") to be mailed to the shareholders of the Corporations in connection with their respective shareholders' meetings regarding this Plan of Merger; and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the State of Michigan, or any other regulatory agency in connection with the transactions contemplated by this Plan of Merger.

          3.5.2 Accurate Information. None of the information to be supplied by Macatawa for inclusion, or included, in any Document will:

               (a) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (i) at the respective times such Documents are filed; (ii) with respect to the Registration Statement, when it becomes effective; and (iii) with respect to the Prospectus and Proxy Statement, when it is mailed.

               (b) With respect to the Registration Statement and the Prospectus and Proxy Statement, as either may be amended or supplemented, at the time of either Corporation's shareholders meeting with respect to this Plan of Merger, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for either Corporation's shareholders meeting.

          3.5.3   Compliance  of  Filings.   All  Documents   that  Macatawa  is
     responsible for filing with any regulatory agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

     3.6 Financial Statements. The consolidated financial statements of Macatawa and its subsidiaries as of and for each of the three years ended December 31, 2000, 1999 and 1998, as reported on by Macatawa's independent accountants, and the unaudited consolidated financial statements of Macatawa and its subsidiaries as of and for the quarter ended March 31, 2001, June 30, 2001, and September 30, 2001, including all schedules and notes relating to such statements (collectively, "Macatawa's Financial Statements"), fairly present, and the unaudited consolidated financial statements of Macatawa and its subsidiaries as of and for each quarter and year ending after the date of this Plan of Merger until the Effective Time of the Merger, including all schedules and notes relating to such statements, will fairly present, the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Macatawa as of the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles ("GAAP") consistently applied, subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments (the effect of which would not, individually or in the aggregate, have a Material Adverse Effect on Macatawa) and the absence of notes (that, if presented, would not differ materially from those included in Macatawa's Financial Statements).

     3.7 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated balance sheet of Macatawa and its subsidiaries as of September 30, 2001, and the notes thereto, neither Macatawa nor any subsidiary had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) which are, or as to which there is a reasonable probability that they could be, materially adverse to the income or financial condition of Macatawa and its subsidiaries on a consolidated basis.

     3.8 Absence of Material Adverse Change. Since September 30, 2001, there has been no material adverse change in the business, income, or financial condition of Macatawa and its subsidiaries on a consolidated basis. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a material adverse change in the business, income, or financial condition of Macatawa and its subsidiaries on a consolidated basis.

     3.9 Absence of Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending or threatened by any person, including without limitation any governmental or regulatory agency, against Macatawa, any of its subsidiaries, or the assets or business of Macatawa or any of its subsidiaries, any of which has or may have a Material Adverse Effect on the business, income, or financial condition of Macatawa and its subsidiaries on a consolidated basis. There is no factual basis known to Macatawa or its subsidiaries which presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     3.10 Conduct of Business. Macatawa and its subsidiaries have conducted their respective businesses and used their respective properties substantially in compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 4.21.3(b) (Environmental Laws)), except for violations which would not have a Material Adverse Effect on the business, income or financial condition of Macatawa and its subsidiaries on a consolidated basis.

     3.11 Absence of Defaults Under Contracts. There is no existing default by Macatawa or any of its subsidiaries, or any other party, under any contract, mortgage, lease, indenture or agreement to which Macatawa or a subsidiary of Macatawa is a party, or by which any of them is bound, which could subject Macatawa or a subsidiary of Macatawa to a risk that would have a Material Adverse Effect on Macatawa and its subsidiaries on a consolidated basis.

     3.12 Regulatory Filings. In the last five years:

          3.12.1 Filings. Macatawa and its subsidiaries have filed in a timely manner all material filings with regulatory bodies for which filings are required;

          3.12.2 Complete and Accurate. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions therein which, as of the making of this representation and warranty, would be material to the business, income, or financial condition of Macatawa and its subsidiaries on a consolidated basis; and

          3.12.3 Compliance with Regulations. All such filings complied in all material respects with all regulations, forms, and guidelines applicable to such filings.

     3.13 Licenses, Permits, Etc. Macatawa and its subsidiaries hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of their businesses as presently conducted, the lack of which would have a Material Adverse Effect on the business, income, or financial condition of Macatawa and its subsidiaries on a consolidated basis.

     3.14 Environmental Matters. There are no actions, suits, investigations, liabilities, inquiries or other proceedings, rules, orders or citations involving Macatawa or its subsidiaries pending, or to the knowledge of Macatawa, threatened as a result of any failure of Macatawa or any of its subsidiaries, to comply with any requirement of Environmental Laws (as defined in Section 4.21.3(b) (Environmental Laws)) that is material to the operations or assets of Macatawa and its subsidiaries on a consolidated basis. To the knowledge of Macatawa, there is no factual basis for any of the foregoing.

     3.15 Allowance for Loan Losses. The allowance for loan losses reflected in Macatawa's audited consolidated financial statements and Call Reports for the fiscal year ended December 31, 2000, and for the fiscal quarter ended September 30, 2001, and the audited consolidated financial statements and unaudited Call Reports for any subsequent quarter or year, was or will be (as applicable) in the reasonable opinion of management of Macatawa (a) adequate to meet all reasonably anticipated loan losses, net of recoveries related to loans previously charged off as of those dates, and (b) consistent with GAAP consistently applied and safe and sound banking practices.

     3.16  Agreements  With  Bank  Regulators.   Neither  Macatawa  nor  any  of
Macatawa's subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Macatawa been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. As of the date of this Plan of Merger, Macatawa knows of no reason why the regulatory approvals referred to in Section 3.1.4 (Required Approvals) cannot be obtained or why this process would be materially impeded.

     3.17 True and Complete Information. No schedule, statement, list, certificate, or other information furnished or to be furnished by Macatawa in connection with this Plan of Merger, including the Macatawa Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF GRAND

     Except as otherwise set forth in the Grand disclosure statement ("Grand Disclosure Statement") previously delivered to Macatawa, Grand represents and warrants to Macatawa that:

     4.1 Authorization, No Conflicts, Etc.

          4.1.1 Authorization of Agreement. The execution, delivery, and performance of this Plan of Merger by Grand have been duly authorized and approved by all necessary corporate action except that this Plan of Merger is subject to the approval of Grand's shareholders as described in Section
     1.1 (Approval of Plan of Merger) and, except for such shareholder approval, when executed and delivered, this Plan of Merger will be legally binding on and enforceable against Grand in accordance with its terms.

          4.1.2 No Conflict, Breach, Violation, Etc. The execution, delivery, and performance of this Plan of Merger by Grand, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of:

               (a) Articles or Bylaws. Any provision of Grand's Articles of Incorporation or Bylaws; or

               (b) Statutes, Judgments, Etc. Any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to Grand or its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 4.1.4 (Required Approvals).

          4.1.3 No Contractual Breach, Default, Liability, Etc. The execution, delivery, and performance of this Plan of Merger by Grand, and the consummation of the Merger, do not and will not:

          (a) Agreements, Etc. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Grand or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Grand or its subsidiaries is a party or by which they are bound or affected: (1) which is material to the business, income, or financial condition of Grand, the Bank or any other subsidiary of Grand on a consolidated basis; or (2) the violation or breach of which could prevent Grand from consummating the Merger;

          (b) Regulatory Restrictions. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under any memorandum of understanding or similar regulatory consent agreement to which Grand, the Bank or any other subsidiary of Grand is a party or subject, or by which it is bound or affected; or

          (c) Tortious Interference. Subject Macatawa or any of its subsidiaries or their respective directors or officers to liability for tortious interference with contractual rights.

          4.1.4 Required Approvals. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Grand other than filing the Certificate of Merger in compliance with the provisions of the Michigan Act, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act. As of the date of this Plan of Merger, Grand knows of no reason why the regulatory approvals referred to in this Section 4.1.4 (Required Approvals) cannot be obtained or why this process could be materially impeded.

     4.2 Organization and Good Standing. Grand and its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the State of Michigan. Grand and its subsidiaries each possess all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business substantially as it is now being conducted in all material respects. Grand is a bank holding company duly registered and in good standing with the Federal Reserve Board under the Federal Bank Holding Company Act. Grand and its subsidiaries are not required to be qualified or admitted to conduct business as a foreign corporation in any other state.

     4.3 Subsidiaries.

          4.3.1 Ownership of Subsidiaries. Grand owns all of the issued and outstanding shares of capital stock of the Bank which owns all of the issued and outstanding shares of capital stock of the Grand Mortgage Company (the "Mortgage Company"), in each case free and clear of all claims, security interests, pledges, or liens of any kind. Grand does not have "Control" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any corporation engaged in an active trade or business or which holds any significant assets other than as stated in this Section 4.3 (Subsidiaries).

                  4.3.2 Rights to Capital Stock. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other similar agreements pertaining to the capital stock of the Bank or the Mortgage Company.

               4.3.3 Qualification and Power. The Bank and the Mortgage Company:

                    (a) Foreign Qualification.  Are not, and are not required to be, qualified or admitted to conduct business in any other state except where the lack of such qualification or admission would not have a Material Adverse Effect on Grand and its subsidiaries on a consolidated basis; and

                    (b) Corporate Power. Have full corporate power and authority to carry on their business substantially as and where now being conducted.

          4.3.4 FDIC; Insurance Assessments. The Bank maintains in full force and effect deposit insurance through the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"). The Bank has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect.

          4.3.5 Regulatory Fees and Charges. The Bank and the Mortgage Company have paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

     4.4 Capital Stock and Stock Options.

          4.4.1 Classes and Shares. The authorized capital stock of Grand consists of 250,000 shares of common stock, no par value, of which, as of the date and time of the execution of this Plan of Merger, 134,959 shares were issued and outstanding and each of such outstanding shares are legally and validly issued, fully paid and nonassessable.

          4.4.2 No Other Capital Stock. There is no security or class of securities authorized or issued which represents or is convertible into capital stock of Grand except as described in this Section 4.4 (Capital Stock and Stock Options). As of the date of the execution of this Plan of Merger, there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of Grand, or agreements to which Grand is a party or by which it is bound to issue capital stock, except for Grand Stock Options disclosed pursuant to Section 4.4.4 (Stock Options).

          4.4.3 Voting Rights. Other than the shares of Grand Common Stock described in this Section 4.4 (Capital Stock and Stock Options), neither Grand nor any of its subsidiaries have outstanding any security:

               (a) The holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger; or

               (b) Which entitles the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

          4.4.4 Stock Options. The Grand Disclosure Statement contains a true, accurate and complete list of all stock option plans and outstanding options and other rights to purchase shares of Grand Common Stock or any other securities of Grand. Each such stock option plan was duly authorized and approved by the Board of Directors of Grand and complies with the provisions of any and all applicable laws. Each grant of an outstanding Grand Stock Option was duly authorized and approved by the Board of Directors of Grand and was issued in material compliance with the terms of the applicable stock option plan and applicable laws.

     4.5 Financial Statements.

          4.5.1  Financial  Statements.   The  audited  consolidated   financial
     statements of Grand and its subsidiaries, as reported on by Grand's independent accountants, as of and for (i) each of the three years ended December 31, 2000, 1999 and 1998 and (ii) the year ended December 31, 2001, if such is prepared and audited prior to the Effective Time of the Merger (collectively, "Grand's Financial Statements"), including all schedules and notes relating to such statements, do or will (as applicable) fairly present, the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Grand as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP consistently applied. The unaudited consolidated financial statements of Grand and its subsidiaries as of and for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001, contained in Grand's quarterly reports on Form FRY-9C filed with the Federal Reserve, and the unaudited consolidated financial statements of Grand to be filed on Form FRY-9C prior to the Effective Time of the Merger, including all schedules and notes relating to such statements and included in such reports (collectively the "FRY-9Cs"), are and will be correct and complete in all material respects. The FRY-9Cs, which have been filed, were prepared, and the FRY-9Cs to be filed will be prepared, in conformity with applicable regulatory accounting principles ("RAP") applied consistently throughout the periods indicated (except as otherwise noted in such FRY-9Cs).

          4.5.2 Call Reports. The reports of condition and income of the Bank as of and for each of the years ended December 31, 1998, 1999 and 2000, and as of and for each of the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001, and the reports of condition and income of the Bank to be filed with the FDIC prior to the Effective Time of the Merger, including all schedules, and notes relating to such reports (collectively, the "Call Reports"), are and will be correct and complete in all material respects. The Call Reports, which have been filed, were prepared, and the Call Reports to be filed will be prepared, in conformity with applicable RAP applied consistently throughout the periods indicated (except as otherwise noted in such reports).

     4.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated balance sheet of Grand and its subsidiaries as of December 31, 2000, and the notes thereto, neither Grand, the Bank nor any other subsidiary of Grand had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) which are, or as to which there is a reasonable probability that they could be, materially adverse to the income or financial condition of Grand and subsidiaries on a consolidated basis.

     4.7 Absence of Material Adverse Change. Since December 31, 2000, there has been no material adverse change in the business, income, or financial condition of Grand, the Bank and any other subsidiary of Grand on a consolidated basis. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a material adverse change in the business, income, or financial condition of Grand and its subsidiaries on a consolidated basis.

     4.8 Absence of Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending or threatened by any person, including without limitation any governmental or regulatory agency, against Grand or its subsidiaries, or the assets or business of Grand or its subsidiaries, any of which has or may have a Material Adverse Effect on the business, income, or financial condition of Grand and its subsidiaries on a consolidated basis. There is no factual basis known to Grand or its subsidiaries, which presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     4.9 Conduct of Business. Grand and its subsidiaries have conducted their respective businesses and used their respective properties substantially in compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and the Environmental Laws (as defined in Section 4.21.3(b) (Environmental Laws)), except for violations which would not have a Material Adverse Effect on the business, income or financial condition of Grand and its subsidiaries on a consolidated basis.

     4.10 Absence of Defaults Under Contracts. There is no existing default by Grand, the Bank, or any other subsidiary of Grand or any other party, under any contract, mortgage, lease, indenture or agreement to which Grand, the Bank or any other subsidiary of Grand is a party, or by which any of them is bound, which could subject Grand, the Bank or any other subsidiary of Grand to a risk that would have a Material Adverse Effect on Grand and its subsidiaries on a consolidated basis.

     4.11 Regulatory Filings. In the last five years:

          4.11.1 Filings. Grand and its subsidiaries have filed in a timely manner all filings with regulatory bodies for which filings are required;

          4.11.2 Complete and Accurate. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions therein which, as of the making of this representation and warranty, would be material to the business, income, or financial condition of Grand and its subsidiaries on a consolidated basis; and

          4.11.3 Compliance with Regulations. All such filings complied in all material respects with all regulations, forms, and guidelines applicable to such filings.

     4.12 Registration Statement, Etc.

          4.12.1 Accurate Information. None of the information to be supplied by Grand for inclusion, or included, in any Document will:

          (a) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (i) at the respective times such Documents are filed; (ii) with respect to the Registration Statement, when it becomes effective; and (iii) with respect to the Prospectus and Proxy Statement, when it is mailed.

               (b) With respect to the Registration Statement and the Prospectus and Proxy Statement, as either may be amended or supplemented, at the time of either Corporation's shareholders meeting with respect to this Plan of Merger, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for either Corporation's shareholders meeting.

          4.12.2 Compliance of Filings. All Documents that Grand is responsible for filing with any regulatory agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

     4.13 Tax Matters.

          4.13.1 Tax Returns. Grand and its current subsidiaries and any and all prior subsidiaries of any of them have duly and timely filed all material tax returns that they have by law been required to file, including without limitation those with respect to income, withholding, social security, unemployment, franchise, real property, personal property, intangibles, and single business taxes. Each such tax return, report, and statement, as amended, is correct and complies in all material respects with all applicable laws and regulations.

          4.13.2 Tax Assessments and Payments. All material taxes and assessments, including any penalties, interest, and deficiencies relating to those taxes and assessments, due and payable by Grand, its current subsidiaries and any prior subsidiaries (while owned by Grand or any of its subsidiaries) have been paid in full as and when due including applicable extension periods. The provisions made for taxes on the consolidated balance sheet of Grand and its subsidiaries as of December 31, 2000, are sufficient for the payment of all federal, state, county, and local taxes of Grand, and all of its subsidiaries accrued but unpaid as of the date indicated, whether or not disputed, with respect to all periods through December 31, 2000.

          4.13.3 Tax Audits The federal consolidated income tax returns of Grand and the Bank and any other prior or current subsidiary of Grand, have not been audited by the Internal Revenue Service ("IRS") within the last 10 years. There is no tax audit or legal or administrative proceeding for assessment or collection of taxes pending or, to Grand's knowledge, threatened with respect to Grand or the Bank or any other prior or current subsidiary of Grand. No claim for assessment or collection of taxes has been asserted with respect to Grand, the Bank or any other prior or current subsidiary of Grand. No waiver of any limitations statute or extension of any assessment or collection period is in effect with respect to Taxes of Grand, the Bank or any other prior or current subsidiary of Grand.

     4.14 Title to Properties. Grand and its subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in the consolidated balance sheet of Grand and its subsidiaries as of December 31, 2000, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

          4.14.1 Reflected on Balance Sheet. As reflected on the consolidated balance sheet of Grand and its subsidiaries as of December 31, 2000, and the notes thereto;

          4.14.2 Normal to Business. Liens for current taxes not yet delinquent and liens or encumbrances which are normal to the business of Grand and its subsidiaries and which are not material in relation to the business, income, or financial condition of Grand or its subsidiaries; and

          4.14.3 Immaterial Imperfections. Such imperfections of title, easements, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby, or which would not otherwise be material to the business, income, or financial condition of Grand or its subsidiaries.

     4.15 Condition of Property. The nonfinancial assets owned or leased by Grand and its subsidiaries constitute all of the assets held for use or used in connection with the business of Grand and its subsidiaries and are generally adequate to carry on their respective businesses as presently conducted. All material nonfinancial assets and properties that Grand or its subsidiaries own, lease, or use are in good operating condition (normal wear and tear excepted) are in a good state of maintenance and repair, are reasonably fit for their intended purposes, are adequately serviced by all utilities reasonably necessary for the effective operation of Grand's business and also that of its subsidiaries substantially as presently conducted, and are in the possession of Grand or its subsidiaries. None of the real property leased or used by Grand or its subsidiaries is the subject of any condemnation action and there is, to the best of Grand's knowledge, no proposal under consideration by any public or governmental authority or entity to use any of the real property leased or used by Grand or its subsidiaries for some other purpose.

     4.16 Leases. All leases pursuant to which Grand or its subsidiaries, as lessee, lease real property which is material to the business of Grand and its subsidiaries or personal property having an initial value in excess of $25,000 per lease (a "Material Lease") are valid, effective, and enforceable against the lessor in accordance with their respective terms. There is no existing default under any Material Lease, or any event which with notice or lapse of time, or both, would constitute a default with respect to Grand or its subsidiaries or, to the best knowledge of Grand, any other party which would be reasonably expected to have a Material Adverse Effect on Grand and its subsidiaries on a consolidated basis. No Material Lease contains a prohibition against assignment by Grand or its subsidiaries, by operation of law or otherwise, or any other provision which would preclude Grand or its subsidiaries from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon consummation of the Merger as are applicable to the possession and use by Grand or its subsidiaries as of the date of this Plan of Merger.

     4.17 Ownership of Real Property. Neither Grand nor its subsidiaries own any of the real property used in connection with their business.

     4.18 Licenses, Permits, Etc. Grand and its subsidiaries hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of their businesses as presently conducted, the lack of which would have a Material Adverse Effect on the business, income, or financial condition of Grand and its subsidiaries on a consolidated basis.

     4.19 Certain Employment Matters.

          4.19.1 Employment Policies, Programs, and Procedures. The policies, programs and practices of Grand and its subsidiaries relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with applicable laws, orders, regulations and ordinances governing employment and terms and conditions of employment.

          4.19.2 Record of Payments. There is no existing or outstanding material obligation of Grand or its subsidiaries, whether arising by operation of law, civil or common, by contract, or by past custom, for Employment-Related Payments (as defined in Section 4.19.3 (Employment-Related Payments) to any trust, fund, company, governmental agency, present or former director, officer, employee, agent (or his or her heirs, survivors, legatees, or legal representatives), or person that has not been duly recorded on the books and records of Grand or its subsidiaries and paid when due or duly accrued as a liability, in the ordinary course of business in accordance with GAAP consistently applied.

          4.19.3 Employment-Related Payments. For purposes of this Plan of Merger, "Employment-Related Payments" include any payment to be made with respect to any contract for employment, unemployment compensation benefits, profit sharing, pension or retirement benefits or social security benefits, or for fringe benefits, including vacation or holiday pay, bonuses and other forms of compensation, or for medical insurance or medical expenses, which are payable to present or former directors, officers, employees, or agents of Grand or its subsidiaries, or their respective survivors, heirs, legatees, or legal representatives.

          4.19.4 Employment Claims. There are no disputes, claims, or charges, pending or to Grand's knowledge threatened, alleging breach by Grand or any of its subsidiaries of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation or ordinance relating to employment or terms and conditions of employment, and to Grand's knowledge there is no factual basis for any valid claim or charge with regard to such matters which could have a Material Adverse Effect on Grand's business, income or financial condition on a consolidated basis.

          4.19.5 Disclosure of Agreements. Grand and its subsidiaries are not parties to any written or oral, express or implied:

               (a) Employment contract or agreement, or guarantee of job security, made with or to any past or present employee of Grand or any of its subsidiaries which is not terminable by Grand or such subsidiary of Grand upon 30 days or less notice without penalty or obligation;

               (b) Plan, contract or arrangement providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit sharing; or

               (c) Plan, agreement or arrangement with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee of Grand or its subsidiaries or any spouse, child, member of the same household, estate, or survivor of any such employee.

     4.20 Employee Benefit Plans. With respect to any "employee welfare benefit plan," any "employee pension benefit plan", or any employee benefit plan within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each referred to as an "Employee Benefit Plan"), maintained by or for the benefit of Grand or its subsidiaries or to which Grand or its subsidiaries have made payments or contributions on behalf of its employees:

          4.20.1 ERISA Compliance. Grand and its subsidiaries, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA and all other applicable laws and regulations applicable to such plans and trusts.

          4.20.2 Internal Revenue Code Compliance. Grand and its subsidiaries, each Employee Benefit Plan which is intended to be a qualified plan under
     Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and all trusts created thereunder are in compliance in all material respects with the applicable provisions of the Internal Revenue Code.

          4.20.3 Prohibited Transactions. No Employee Benefit Plan and no trust created thereunder has been involved in any nonexempt "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of ERISA.

          4.20.4 Plan Termination. No Employee Benefit Plan which is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after June 30, 1974, except in compliance with notice and disclosure to the IRS and the Pension Benefit Guaranty Corporation (the "PBGC"), where applicable, as required by the Internal Revenue Code and ERISA. With respect to each such termination, all termination procedures have been completed and there are no pending or potential liabilities to PBGC, to the plans, or to participants under such terminated plans. Each such termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

          4.20.5   Multiemployer   Plan.   No   Employee   Benefit   Plan  is  a
     "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

          4.20.6 Defined Benefit Plan. Except for the Grand Pension Plan (the "Grand Pension Plan") no Employee Benefit Plan in effect as of the date of this Plan of Merger is a "defined benefit plan" within the meaning of
     Section 3(35)of ERISA.

          4.20.7 Reportable Events. There has been no "reportable event" as defined in Section 4043 of ERISA, after September 1, 1974, with respect to any Employee Benefit Plan or any trust created thereunder.

          4.20.8 Payment of Contributions. Grand and its subsidiaries have made when due all contributions required under any Employee Benefit Plan and under applicable laws and regulations.

          4.20.9 Payment of Benefits. There are no payments which have become due from any Employee Benefit Plan, the trusts created thereunder, or from Grand or its subsidiaries with respect to any Employee Benefit Plan, that have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

          4.20.10 Accumulated Funding Deficiency. No Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, after June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

          4.20.11 Funding. Neither Grand nor any subsidiary of Grand owes premiums to the PBGC that are due but unpaid or has been determined by the PBGC to be liable for a funding deficiency with respect to a plan termination under Title IV of ERISA.

          4.20.12 No Liability. There has been no amendment of the Grand Pension Plan or related trust or other occurrence subsequent to the date of the latest actuarial valuation that could result in any liability for further contributions or other payments with respect thereto (whether direct liability to the plan, the trust, the participants and beneficiaries of the Grand Pension Plan, or liability to the PBGC).

          4.20.13 Condition of Plan. With respect to the Grand Pension Plan, there has been no amendment of such plan or other occurrence subsequent to the date of the latest actuarial reports prepared with respect to such plan that has materially changed the financial and/or funding condition of the plan.

          4.20.14 Filing of Reports. Grand and its subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner, all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which, as the making of this representation and warranty, would be material to the financial condition, net income or business of Grand and its subsidiaries on a consolidated basis.

     4.21 Environmental Matters.

          4.21.1 Owned or Operated Property. With respect to: (i) the real estate owned or leased by Grand or its subsidiaries or used in the conduct of their businesses; (ii) other real estate owned by the Bank or the Mortgage Company (other than real estate held in trust), (iii) to Grand's knowledge, any real estate held and administered in trust by the Bank or the Mortgage Company; and (iv) to Grand's knowledge, any real estate formerly owned or leased by Grand or any subsidiary of Grand (for purposes of this section, properties described in any of (i) through (iv) are collectively referred to as "Premises"):

               (a) Construction and Content. To the knowledge of Grand, none of the Premises is constructed of, or contains as a component part, any material which releases or may release any substance that is a Hazardous Substance (as defined in Section 4.21.3(a) (Hazardous Substances)) in a quantity or concentration that would give rise to a claim of liability under Environmental Laws) or is known to be (either by single exposure or by repeated or prolonged exposure) injurious or hazardous to the health of persons occupying the Premises.

               (b) Uses of Premises. No part of the Premises has been used by Grand or its subsidiaries for the generation, manufacture, handling, storage, disposal, or management of Hazardous Substances (as defined in Section 4.21.3(a) (Hazardous Substances)), except for the storage of normal quantities of office supplies and office cleaning and maintenance products.

               (c) Underground Storage Tanks. To the knowledge of Grand, the Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank listed in the Grand Disclosure Statement as an exception to the foregoing, to the knowledge of Grand, each such underground storage tank presently or previously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws (as defined in Section 4.21.3(b) (Environmental
          Laws)), and has not been the source of any release of a Hazardous Substance (as defined in Section 4.21.3(a) (Hazardous Substances)) to the environment.

               (d) Absence of Contamination. To the knowledge of Grand, the Premises do not contain and are not contaminated by any quantity of a Hazardous Substance (as defined in Section 4.21.3(a) (Hazardous Substances)) from any source in excess of applicable cleanup criteria.

               (e) Environmental Suits and Proceedings. There is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving Grand or its subsidiaries pending or to Grand's knowledge threatened or previously asserted under, or as a result of any, or alleged, failure to comply with any requirement of, any Environmental Law (as defined in Section 4.21.3(b) (Environmental Laws)). To the knowledge of Grand, there is no factual basis for any of the foregoing.

          4.21.2 Loan Portfolio. With respect to any real estate securing any outstanding loan of Grand or its subsidiaries or related security interest and any real estate owned by Grand or its subsidiaries that was acquired in full or partial satisfaction of a debt previously contracted:

               (a) Investigation. Grand and its subsidiaries have complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the Grand Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance (as defined in Section 4.21.3(a) (Hazardous Substances)) on, in, or under such property at a level giving rise to material liability of Grand and whether or not a release of a Hazardous Substance has occurred at or from such property.

               (b) No Known Contamination. No such property is known to Grand to contain or be contaminated by any quantity of any Hazardous Substance (as defined in Section 4.21.3(a) (Hazardous Substances)) from any source at a level giving rise to material liability of Grand.

          4.21.3 Definitions.

               (a) Hazardous Substances. For purposes of this Plan of Merger, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. ss. 9601 et seq. ("CERCLA"), and also includes any substance now regulated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant or waste, including without limitation, petroleum, asbestos, radon and polychlorinated biphenyls.

               (b) Environmental Laws. For purposes of this Plan of Merger, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, and orders that: (i) regulate air, water, soil, or solid waste management, including the generation, release, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect the public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

     4.22 Duties as Fiduciary. To the knowledge of Grand, the Bank and the Mortgage Company have performed all of their duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreement, wills, instruments, and common law standards. Neither the Bank nor the Mortgage Company has received notice of any claim, allegation, or complaint from any person that either the Bank or the Mortgage Company failed to perform these fiduciary duties in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in Grand's Financial Statements.

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     4.23  Investment  Bankers and  Brokers.  Grand has not employed any broker, finder, or investment banker in connection with the Merger, except for the engagement of Austin Associates, LLC ("Austin Associates"). Except with respect to Austin Associates, Grand has no express or implied agreement with any person or company relative to any commission or finder's fee payable with respect to the Merger.

     4.24 Change in Business Relationships. Neither Grand nor its subsidiaries have notice that any customer, agent, representative, or supplier of Grand or its subsidiaries intends to discontinue, diminish, or adversely change their relationship with Grand or its subsidiaries on account of the Merger or otherwise, the effect of which would be a Material Adverse Effect on the business of Grand and its subsidiaries on a consolidated basis. Additionally, neither Grand nor any of its subsidiaries has been advised as of the date of this Plan of Merger that any executive officer of Grand or of any of its subsidiaries intendeds to terminate his or her employment on account of the Merger or otherwise.

     4.25 Related Persons. For purposes of this Plan of Merger, the term "Grand Related Person" shall mean any director or executive officer of Grand or any subsidiary of Grand, their spouses and children, and any person who is a member of the same household as such persons, and any corporation, limited liability company, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, has Control (as defined in Section 4.3.1 (Ownership of Subsidiaries)).

          4.25.1 Control of Material Assets. Other than in a capacity as a shareholder, director, or executive officer of Grand or a subsidiary of Grand, no Grand Related Person owns or controls any material assets or properties that are used in the business of Grand or any subsidiary of Grand.

          4.25.2 Contractual Relationships. Other than ordinary and customary banking, directorship, and employment relationships, no Grand Related Person has any material contractual relationship with Grand or any subsidiary of Grand.

          4.25.3 Loan Relationships. No Grand Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued, by Grand or any subsidiary of Grand, in a principal amount of $175,000 or more.

     4.26 Insurance. Grand and its subsidiaries maintain in full force and effect insurance on their assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering Grand's or any of its subsidiaries' material assets, properties, premises, operations, or personnel.

     4.27 Books and Records. The minutes contained in corporate minute books and files of Grand and its subsidiaries properly and accurately record in all material respects all actions actually taken by their shareholders, directors, and committees of directors. The books, accounts, and records of Grand and its subsidiaries reflect only actual transactions and have been maintained in all material respects in the usual and regular manner, in accordance with GAAP
consistently   applied,   and  in  compliance   with  all  applicable  laws  and
regulations.

     4.28 Loan Guarantees. All guarantees of indebtedness owed to Grand or any subsidiary of Grand, including without limitation those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except where a failure to enforce would not have a Material Adverse Effect on Grand.

     4.29 Events Since December 31, 2000. Except as contemplated by the Plan of Merger, neither Grand nor its subsidiaries have, since December 31, 2000:

          4.29.1 Business in Ordinary Course. Conducted its business other than in the ordinary course, or incurred or become subject to any material liability or obligation, except liabilities incurred in the ordinary course of business, except for any single liability that does not exceed $25,000, or the aggregate of such liabilities that do not exceed $75,000.

          4.29.2 Strikes or Labor Trouble. Experienced or, to the best knowledge of Grand, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character which has been or could reasonably be expected to be materially adverse to the business, income, or financial condition of Grand or any of its subsidiaries.

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
          4.29.3 Mortgage of Assets. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that does not individually exceed $25,000, or do not collectively exceed $75,000.

          4.29.4 Contract Amendment or Termination. Made or permitted any amendment or termination of any contract to which it is a party and which is material to the business, income, or financial condition of Grand and its subsidiaries.

     4.30 Allowance for Loan Losses. The allowance for loan losses reflected in Grand's audited consolidated financial statements and Call Reports for the fiscal year ended December 31, 2000, and for the fiscal quarter ended September 30, 2001 (as applicable) and any audited consolidated financial statements and unaudited Call Reports for any subsequent year or quarter, was or will be (as applicable) in the reasonable opinion of management of Grand (a) adequate to meet all reasonably anticipated loan losses, net of recoveries related to loans previously charged off as of those dates, and (b) consistent with GAAP or RAP (as applicable) consistently applied and safe and sound banking practices.

     4.31 Agreements With Bank Regulators. Neither Grand nor any of Grand's subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Grand been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. As of the date of this Plan of Merger, Grand knows of no reason why the regulatory approvals referred to in
Section 4.1.4 (Required Approvals) cannot be obtained or why this process would be materially impeded.

     4.32 True and Complete Information. No schedule, statement, list, certificate, or other information furnished or to be furnished by Grand in connection with this Plan of Merger, including the Grand Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                    ARTICLE V
                                CERTAIN COVENANTS

     5.1 Disclosure Statement. The Grand Disclosure Statement and the Macatawa Disclosure Statement (collectively the "Disclosure Statements" or individually a "Disclosure Statement") shall contain appropriate references and cross references with respect to each of the disclosures, and appropriate identifying markings with respect to each of the documents, that pertain to one or more sections or articles of this Plan of Merger. Grand and Macatawa have each prepared and delivered a copy of its Disclosure Statement to the other party. Not less than 5 days prior to the Closing, each party shall deliver to the other an update to its Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, which are not contained in its Disclosure Statement as initially delivered. Such update shall not cure any breach of a representation or warranty occurring on the date of this Plan of Merger. Each of Grand's and Macatawa's Disclosure Statement and its respective update shall be certified on its behalf by appropriate executive officers that such Disclosure Statement contains no untrue statement of a material fact, or fails to omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     5.2 Changes Affecting Representations. While this Plan of Merger is in effect, if either Macatawa or Grand becomes aware of any facts or of the occurrence of impending occurrence of any event that (a) would cause one or more of the representations and warranties it has given in this Plan of Merger, subject to the exceptions contained in the Macatawa Disclosure Statement or the Grand Disclosure Statement, respectively, to become untrue or incomplete in any material respect; or (b) would have caused one or more of such representations and warranties to be untrue or incomplete in any material respect had such facts been known or had such event occurred prior to the date of this Plan of Merger, then such party shall immediately give detailed written notice of such discovery or change, including a detailed description of the underlying facts or events, together with all pertinent documents, to the other party.

     5.3 Conduct of Business Pending the Effective Time of the Merger. From the date of the execution of this Plan of Merger until the Effective Time of the Merger, Grand agrees that, except as consented to in writing by Macatawa or as otherwise provided in this Plan of Merger, it shall, and it shall cause all of its subsidiaries to:

          5.3.1 Ordinary Course. Conduct their business and manage their property only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the date of the execution of this Plan of Merger, and not make any substantial change to their methods of management or operation in respect of such business or property.

          5.3.2  No  Inconsistent   Actions.  Take  no  action  which  would  be
     inconsistent with or contrary to the representations, warranties, and covenants made by Grand in this Plan of Merger, and take no action which would cause Grand's representations and warranties to become untrue or incomplete except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction.

          5.3.3 Compliance. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of their business unless the application of such laws, regulations, or orders is being contested in good faith and the other party has been notified of such contest.

          5.3.4 No Amendments. Make no change in their Articles of Incorporation or their Bylaws, except as effected by this Plan of Merger and the Merger.

          5.3.5 Books and Records. Maintain their books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws and accounting standards.

          5.3.6 No Change in Stock. Make no change in the number of shares of their capital stock issued and outstanding other than upon exercise of Grand Stock Options; grant no warrant, option, or commitment relating to their capital stock; enter into no agreement relating to their capital stock; and issue no securities convertible into their capital stock.

          5.3.7 Maintenance. Use all reasonable efforts to maintain their property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted.

          5.3.8 Preservation of Goodwill. Use all reasonable efforts to preserve their business organization intact, to keep available the services of their present officers and employees, and to preserve the goodwill of their customers and others having business relations with it.

          5.3.9 Insurance Policies. Use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on their assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

          5.3.10 Charge-Offs. Charge off loans and maintain their reserve for loan losses, in each case in a manner in conformity with the prior practices of Grand and its subsidiaries and applicable industry, regulator, and accounting standards; provided, however, that in addition to the prior practices of Grand and its subsidiaries, immediately prior to the Effective Time of the Merger, the Bank will charge against its earnings an addition to its loan loss reserve in an amount necessary to bring the Bank's loan loss reserve up to a level comparable with the loan loss reserve level of 1.42% maintained by Macatawa at its subsidiary bank; and provided further that such action by the Bank to increase its loan loss reserve to a level of at least 1.42% irrespective of the Bank's prior practices, shall not result in any breach of any representation, warranty or covenant in this Plan of Merger.

          5.3.11 Policies and Procedures. Make no material change in any policies and procedures applicable to the conduct of their business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

          5.3.12 New Directors or Officers. Except to reelect persons who are then incumbent directors and officers at annual meetings, not:

               (a) Increase the number of directors or fill any vacancy on the boards of directors; or

               (b) Elect or appoint any person to an executive office without first consulting Macatawa.

          5.3.13 Compensation and Benefits.

               (a) Not increase, or agree to increase, the salary or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any director or officer, or any other class or group of employees as a class or group, except for increases, agreements or payments which are reasonable in amount and consistent with the prior year, annual salary increases as described in the Grand Disclosure Statement and the payment of bonuses that have previously been approved by the Board of Directors of Grand as described in the Grand Disclosure Statement; and

               (b) Not introduce, change, or agree to introduce or change, any pension, profit sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of their employees unless required by law or this Plan of Merger, or necessary or advisable, in the opinion of counsel, to maintain any tax qualified status, except as provided in Section 6.8 (Employee Benefit Plans).

          5.3.14 New Employment Agreements. Not enter into any employment agreement which is not terminable by Grand or its subsidiaries without cost or penalty upon notice of 30 days or less, except any such agreement which may be approved by Macatawa in writing.

          5.3.15 Borrowing. Not borrow money except in the ordinary course of business.

          5.3.16 Mortgaging Assets. Not sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of their property or assets, except in the ordinary course of business and except for property or assets, or any group of related properties or assets, that individually has a fair market value of less than $25,000, or that collectively have an aggregate fair market value of less than $75,000.

          5.3.17 Notice of Actions. Notify the other party of the threat or commencement of any material action, suit, proceeding, claim, arbitration, or investigation against or relating to: (i) Grand, the Bank or any other subsidiary of Grand; (ii) Grand's, the Bank's or any other subsidiary of Grand's directors, officers, or employees in their capacities as such;
     (iii) Grand's, the Bank's or any other subsidiary of Grand's assets, liabilities, businesses, or operations; or (iv) the Merger or this Plan of Merger.

          5.3.18 New Service Arrangements. Not enter into, or commit to enter into, any agreement for trust, consulting, professional, data processing, or other services to Grand or its subsidiaries which is not terminable by Grand or its subsidiaries without penalty upon notice of 30 days or less, except for renewal of contracts for data processing and other services reasonably believed to be necessary for the conduct of business in the ordinary course and contracts under which the aggregate required payments do not exceed $25,000, in each case only after consultation with Macatawa.

          5.3.19 Capital Improvements. Not open, enlarge, or materially remodel any bank or other facility, and not lease, purchase, or otherwise acquire any real property for use as a branch bank or office, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments made by Grand or its subsidiaries that are disclosed in the Grand Disclosure Statement.

     5.4 Accrual of Transaction Expenses. Grand and its subsidiaries shall immediately prior to the Effective Time of the Merger accrue and charge against its earnings all transaction expenses which Grand has incurred or will incur as a result of the transactions contemplated by this Plan of Merger (including, without limitation, any retention or change of control payments approved by Macatawa and its legal, accounting, actuarial, tax services, and investment banker's fees). Such accrual and charge shall not constitute a result in a breach of any representation, warranty or covenant in this Plan of Merger.

     5.5 Termination of Phantom Stock Plan. Prior to the Effective Time of the Merger, Grand shall terminate the Grand Bank Financial Phantom Stock Plan (the "Phantom Plan") and pay out all benefits earned under that plan, whether or not then vested, according to the terms of that plan. All expenses related to or caused by the termination of the Phantom Plan, will be accrued and charged against Grand's earnings prior to the Effective Time of the Merger. Such accrual and charge shall not constitute a result in a breach of any representation, warranty or covenant in this Plan of Merger.

     5.6 Regular Dividends. Grand shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of Grand Common Stock other than regular quarterly cash dividends on Grand Common Stock in an amount not to exceed $.50 per share per quarter, in each case payable on the regular historical payment dates and in a manner consistent with Grand's past dividend practice. Macatawa and Grand agree that they will cooperate to assure that, during any calendar quarter, there shall not be either a duplication or an omission of payment of dividends to the holders of Grand Common Stock.

     5.7 Affiliates. The Grand Disclosure Statement and the update to the Grand Disclosure Statement shall identify every person who may, to Grand's reasonable knowledge, be deemed to be an "affiliate" of Grand for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"). Grand shall cause its counsel to deliver to each person who is identified as an affiliate, on or prior to the Effective Time of the Merger, advice with respect to such person's obligations under the Securities Act and the regulations issued thereunder with respect to disposition of securities of Macatawa. Further, Grand shall use all reasonable efforts to cause each person who is identified as an affiliate to deliver to Macatawa on or prior to the Effective Time of the Merger a written agreement, reasonably satisfactory to Macatawa, that such person shall not offer to sell or otherwise dispose of any shares of Macatawa Common Stock beneficially owned by or issued to such person pursuant to the Merger in violation of the Securities Act or the regulations thereunder.

     5.8 Approval of Plan of Merger by Macatawa Shareholders. Macatawa, acting through its Board of Directors, shall, in accordance with the Michigan Act and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, convene, and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a shareholders meeting for the purpose of adopting this Plan of Merger and the issuance of the shares of Macatawa Common Stock pursuant to the Merger (the "Macatawa Shareholders' Meeting"). At such meeting, the Board of Directors of Macatawa shall unanimously recommend that its shareholders vote for approval of this Plan of Merger and the issuance of the shares of Macatawa Common Stock pursuant to the Merger and use all reasonable efforts to solicit from its shareholders proxies to vote on the proposal to approve this Plan of Merger and the issuance of such shares and to secure a quorum at such meeting.

     5.9 Approval of Plan of Merger by Grand Shareholders. Grand, acting through its Board of Directors, or a duly authorized committee shall, in accordance with the Michigan Act and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, convene, and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a shareholders meeting for the purpose of adopting this Plan of Merger (the "Grand Shareholders' Meeting").

          5.9.1 Board Recommendation. Except while Grand has received in writing a Superior Proposal (as defined in Section 5.9.4 (Superior Proposal)), which proposal is still pending, at the Grand Shareholders' Meeting and in any proxy materials used in connection with the Grand Shareholders' Meeting, the Board of Directors of Grand shall recommend that its shareholders vote for approval of this Plan of Merger.

          5.9.2 Solicitation of Proxies. Except after the occurrence of a Fiduciary Event and while such event continues:

               (a) Grand shall use all reasonable efforts to solicit from its shareholders proxies to vote on the proposal to approve this Plan of Merger and to secure a quorum at the Grand Shareholders' Meeting.

               (b) Except while Grand has received in writing a Superior Proposal that is still pending, Grand shall use all reasonable efforts to secure the vote of shareholders required by the Michigan Act and Grand's Articles of Incorporation and Bylaws to approve this Plan of Merger.

          5.9.3 Fiduciary Event. A "Fiduciary Event" shall have occurred when the Board of Directors of Grand has (a) received in writing a Superior Proposal (as defined in Section 5.9.4 (Superior Proposal)) that is then pending, (b) determined in good faith (having considered the advice of legal counsel) that its fiduciary duties to Grand's shareholders under applicable law would require the Board of Directors to so withdraw, modify, or change its recommendation, and (c) determined to accept and recommend the Superior Proposal to the shareholders of Grand.

          5.9.4 Superior Proposal. A "Superior Proposal" means any bona fide unsolicited Acquisition Proposal (as defined in Section 5.10.1 (No Solicitation)) made by a third party on terms that the Board of Directors of Grand determines in its good faith judgment, (having considered the written advice of Austin Associates or another financial advisor of recognized reputation) to be materially more favorable to Grand's shareholders than this Plan of Merger from a financial point of view.

          5.9.5 Notice. Grand shall notify Macatawa at least ten business days prior to taking any action with respect to such Superior Proposal or taking any action with respect to the withdrawal, modification, or change of its recommendation to its shareholders for adoption of this Plan of Merger.

         5.10 Competing Proposals. Except as provided below, neither Grand nor its subsidiaries, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Without limiting the foregoing:

          5.10.1 No Solicitation. Neither Grand nor its subsidiaries, nor any of their respective directors, officers, employees, attorneys, investment bankers, representatives, or agents, shall, directly or indirectly, (i) invite, initiate, solicit, or encourage an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal unless a Fiduciary Event has occurred and continues or such discussions or negotiations are likely to lead to a Superior Proposal. A proposal, offer, or other expression of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving Grand or its subsidiaries, or substantially all of their respective assets or properties, other than the Merger shall be referred to as an "Acquisition Proposal".

          5.10.2 Communication of Other Proposals. Grand shall cause written notice to be delivered to Macatawa promptly upon receipt of any Acquisition Proposal. Such notice shall contain the material terms and conditions of the Acquisition Proposal to which such notice relates. Within ten business days after Grand's receipt of an Acquisition Proposal, Grand shall give notice to Macatawa whether or not a Fiduciary Event has occurred or a Superior Proposal is reasonably likely to result, and if not, Grand's notice shall include a copy of Grand's unequivocal rejection of the Acquisition Proposal in the form actually delivered to the person from whom the Acquisition Proposal was received. Thereafter, Grand shall promptly notify Macatawa of any material changes in the terms, conditions, and status of such Acquisition Proposal.

          5.10.3 Furnishing Information. Unless a Fiduciary Event has occurred and continues or there is reasonable likelihood that a Superior Proposal would result, neither Grand nor its subsidiaries, nor any of their respective directors, officers, employees, attorneys, investment bankers, representatives, or agents, shall furnish any nonpublic information concerning Grand or its subsidiaries to any person who is not affiliated or under contract with Grand or Macatawa, except as required by applicable law or regulations. Prior to furnishing such information to any person who is not affiliated or under contract with Grand or Macatawa, Grand shall receive from such person an executed confidentiality agreement with terms no less favorable to Grand than those contained in its confidentiality agreement with Macatawa, and Grand shall then provide only such information as has been furnished previously to Macatawa.

          5.10.4 Payment after Certain Events. If, after this Plan of Merger is executed, the Board of Directors of Grand or the shareholders of Grand accept or approve any Acquisition Proposal or Superior Proposal, which competes or is otherwise inconsistent with the transactions contemplated by this Plan of Merger or terminates this Plan of Merger due to a Fiduciary Event, then Grand shall promptly pay to Macatawa a fee of $2,000,000.

          5.10.5 Corporate Liability for Individual's Breach. For the purposes of this Section 5.10 (Competing Proposals), any breach of this Section 5.10 (Competing Proposals) or of any subsection hereof by an executive officer, director, attorney or financial advisor of Grand, in his or her individual capacity, shall be deemed to be a breach by Grand. Notwithstanding the above, no provision of this Plan of Merger shall be construed to require either party or their directors to take any action that would violate applicable law (whether statutory or common law), rule, or regulation.

     5.11 Indemnification. Macatawa shall honor any and all rights to indemnification and advancement of expenses now existing in favor of the present and former directors and officers of Grand, the Bank, or the Mortgage Company under their Articles of Incorporation or Bylaws included in the Grand Disclosure Statement, which shall survive the Merger as enforceable contractual rights, and shall, as contractual rights, continue with respect to acts or omissions occurring before the Effective Time of the Merger with the same force and effect as prior to the Effective Time of the Merger. This Section 5.11 (Indemnification) is for the benefit of persons who are or have been directors or officers of Grand and shall be enforceable by and only by such persons and their estates and personal representatives.

     5.12 Insurance. Macatawa shall use all reasonable efforts to cause the persons currently serving or having served as officers and directors of Grand immediately prior to the Effective Time of the Merger to be covered for a period of at least six years from the Effective Time of the Merger by the directors' and officers' liability insurance policy ("D&O Policy") maintained by Grand (provided that Macatawa may substitute for such Grand D&O Policy a substitute D&O Policy of at least the same coverage and amounts as Macatawa provides to its own officers and directors) with respect to acts or omissions occurring prior to the Effective Time of the Merger that were committed by such officers and directors in their capacity as such. In no event shall Macatawa be required to spend, directly or indirectly, more than $96,000 in the aggregate to either maintain or provide insurance coverage pursuant to this Plan of Merger. If Macatawa does not advise Grand in writing prior to the Grand Shareholders' Meeting that it has procured such coverage, Grand shall be permitted (after giving Macatawa three business days prior written notice and an additional two business day period to purchase such coverage), in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of $96,000. This Section
5.12 (Insurance) is for the benefit of persons who are or have been directors or officers of Grand and shall be enforceable by and only by such persons and their estates and personal representatives.

     5.13 Name. After the Effective Time of the Merger, Macatawa agrees that it shall retain and use the "Grand" name and charter for a period of at least two
(2) years from the Effective Time of the Merger, unless the Board of Directors of the Bank agrees otherwise.

     5.14 Charitable Giving. Notwithstanding Section 5.3 (Conduct of Business Pending the Effective Time of the Merger) Grand and Bank shall be permitted to make charitable contributions, authorized by their respective boards of directors, with respect to Grand's 2001 fiscal year (some of which will be payable in 2002) in an amount equal to 10% of pretax profits for 2001, provided such charitable contributions are properly accrued as an expense for the year ended on or before December 31, 2001. Macatawa agrees to work with the Board of Directors of the Bank to develop an appropriate community-giving plan for the Bank to be implemented after the Effective Time of the Merger.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1 Registration Statement. As soon as is reasonably practical, Macatawa agrees to prepare and file with the SEC under the Securities Act the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Macatawa of the shares of Macatawa Common Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Registration Statement to become effective. Macatawa agrees to provide Grand with the opportunity to review and comment upon the Registration Statement, each amendment to the Registration Statement, and each form of the Prospectus and Proxy Statement before filing. Macatawa agrees to provide Grand with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Macatawa agrees to notify Grand of any stop orders or threatened stop orders with respect to the Registration Statement. Grand agrees to provide all necessary information pertaining to Grand and its subsidiaries promptly upon request, and to use all reasonable efforts to obtain the cooperation of Grand's independent accountants and attorneys, in connection with the preparation of the Registration Statement.

     6.2 Other Filings. Macatawa agrees to prepare and file, as soon as is reasonably practical, with the Federal Reserve Board, the State of Michigan, and any other appropriate regulatory agencies all documents in connection with the transactions contemplated by this Plan of Merger. Macatawa agrees to provide Grand with the opportunity to review and comment upon such documents before filing, to make such amendment and file such supplements thereto as Macatawa may reasonably request, and to provide Grand with copies of all correspondence received from these agencies and all responsive correspondence sent to these agencies.

     6.3 Press Releases. Grand and Macatawa shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Plan of Merger, except as may be otherwise required by law. Neither Grand nor Macatawa shall issue any news releases with respect to this Plan of Merger or the Merger unless such news releases have been mutually agreed upon by the parties, except as required by law.

     6.4  Miscellaneous  Agreements  and  Consents.  Subject  to the  terms  and conditions  of  this  Plan of  Merger,  each of the  parties  agrees  to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Merger. Macatawa and Grand will use reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

     6.5 Financial Information. Subject to Section 6.6 (Investigation), after the date of the execution of this Plan of Merger until the Effective Time of the Merger, each party shall promptly deliver to the other party copies of:

               (a) Each monthly internal financial report (if any) prepared with respect to Grand or Macatawa, as applicable, and its subsidiaries on a consolidated or unconsolidated basis; and

               (b) Each  financial  report or statement  submitted to regulatory
          authorities  for  Grand  or  Macatawa,   as  applicable,   and/or  any
          subsidiary.

     6.6 Investigation.

          6.6.1 Access to Information by Macatawa. For the purpose of permitting an examination of Grand by such of Macatawa's officers, attorneys, accountants, and representatives for the purposes of Macatawa's evaluation of the Merger, Grand shall:

               (a) Permit, and shall cause the Bank and all other subsidiaries of Grand to permit, full access to their respective properties, books, and records at reasonable times;

               (b) Use reasonable efforts to cause its and the Bank's directors, officers, employees, accountants, and attorneys and those of all subsidiaries of Grand to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by Macatawa's officers, attorneys, accountants, and representatives;

               (c) Furnish to Macatawa, upon request, any information reasonably requested respecting Grand's and any of its subsidiaries' properties, assets, business, and affairs; and

               (d) Permit representatives of Macatawa to attend meetings of the Board of Directors and committees of the boards of directors of Grand and its subsidiaries; provided, however, that representatives of Macatawa will excuse themselves during discussion of this Plan of Merger and the transactions contemplated hereby and during discussion of matters that the Board of Directors of Grand reasonably believes to be of competitive significance.

          6.6.2 Access to Information by Grand. For the purposes of permitting an examination of Macatawa by such of Grand's officers, attorneys, accountants, and representatives for the purposes of Grand's evaluation of the Merger, Macatawa shall permit access to such of Macatawa's and its subsidiaries books and records and at such times as reasonably and mutually agreed between the President of each of Macatawa and Grand.

          6.6.3 Consent to Disclose. Macatawa and Grand each acknowledge that certain information may not be disclosed by Macatawa or Grand or their subsidiaries without the prior written consent of persons not affiliated with Macatawa or Grand. If such information is requested by Macatawa or Grand, then the other party shall use, or cause its subsidiaries to use, reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained.

          6.6.4 Confidentiality. Except as provided in Section 6.6.6 (Other Information), while this Plan of Merger is in effect and at all times thereafter, Macatawa and Grand each agree to treat as strictly confidential and agree not to divulge to any other person, natural or corporate (other than employees of, and attorneys, accountants, and financial advisers for, such party who are reasonably believed to have a need for such information in connection with the Merger), and not to make any business use not related to the Merger of, any financial statements, schedules, contracts, agreements, instruments, papers, documents, or other information relating to the other party and the other party's subsidiary(ies) which it may come to know as a direct result of a disclosure by the other party or the other party's subsidiary(ies), or which may come into its possession directly as a result of and during the course of such investigation. Macatawa and Grand recognize and understand the close proximity of their respective markets and agree that the fact that a party to this Plan of Merger is or begins doing business with a customer of the other party will not be presumed to be a breach of the provisions of this Section 6.6.4 (Confidentiality).

          6.6.5 Return of Materials. Upon the termination of this Plan of Merger, Macatawa and Grand each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiary(ies), and all notes and summaries of such written materials, in connection with such investigation, including any and all copies of any of the foregoing. Macatawa and Grand each agree to preserve intact all such materials which are returned to them and to make such materials reasonably available upon request or subpoena for a period of not less than five years from the termination of this Plan of Merger or such longer or shorter period of time as they may mutually agree.

          6.6.6 Other Information. The provisions of this Section 6.6 (Investigation) shall not preclude Macatawa or Grand, or their respective subsidiaries, from using or disclosing information which is: (i) readily ascertainable from public information or trade sources; (ii) known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Plan of Merger or received from a third party not under any obligation to Grand or Macatawa, or their respective subsidiaries, to keep such information confidential; or (iii) reasonably required to be included in any filing or application required by any governmental or regulatory agency, including without limitation Macatawa's application or applications to the Federal Reserve Board, and Macatawa's or Grand's annual report and proxy statement. Macatawa shall permit Grand to review Macatawa's application or applications to the Federal Reserve Board prior to filing and Grand may reasonably request that sensitive or competitive information be separately filed as confidential in accordance with instructions, rules, and regulations issued by such agency.

          6.6.7 Insider Trading. Grand and Macatawa shall take responsible steps to assure that any person who receives nonpublic information concerning Macatawa or Grand pursuant to this Plan of Merger will not buy or sell, or advise other persons to buy or sell, Macatawa Common Stock or Grand Common Stock until such information is disclosed to the public.

     6.7 Environmental Investigation. Macatawa may, at its own option and expense, engage environmental consultants to conduct a preliminary ("Phase I") environmental assessment of any parcel of real estate owned and used in the operation of Grand's or its subsidiaries' businesses and any other real estate owned. Grand and its subsidiaries shall provide reasonable assistance, including site access, to such a consultant for purposes of conducting the Phase I assessments. The fees and expenses of a consultant with respect to the Phase I assessments shall be paid by Macatawa, subject to the provisions of Section 10.5 (Expenses). If any environmental conditions are found, reasonably suspected, or would tend to be indicated by the report of the consultant which may be contrary to the representations and warranties set forth in Section 4.21 (Environmental Matters), without regard to any exceptions that may be contained in the Grand Disclosure Statement, then Macatawa shall obtain from one or more mutually acceptable consultants or contractors, as appropriate, an estimate of the cost of any further environmental investigation, sampling, analysis, remediation, or other follow-up work that may be necessary to address those conditions in accordance with applicable Environmental Laws. Macatawa shall forward copies of any such estimates to Grand upon receipt.

          6.7.1 Mutual Agreement. Upon receipt of the estimate of the costs of all follow-up work to the Phase I assessments or any subsequent investigation phases that may be conducted, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All work plans for any post-Phase I assessment activities, or any removal or remediation actions that may be performed, shall be mutually satisfactory to Macatawa and Grand. If the work plans or removal or remediation actions would entail a material cost to complete, Macatawa and Grand shall discuss a mutually acceptable modification to this Plan of Merger. Macatawa and Grand shall cooperate in the review, approval, and implementation of all work plans.

          6.7.2 Right to Abandon. If the parties are unable to agree upon a course of action for further investigation and remediation of an environmental condition or issue raised by an environmental assessment and/or a mutually acceptable modification to this Plan of Merger, and the condition or issue is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which Macatawa and its subsidiaries (after the Merger) would be subject as owner or operator of the property involved can be quantified and limited to an amount which would not have a Material Adverse Effect on the business or financial condition of Grand and its subsidiaries on a consolidated basis , then Macatawa may abandon this Plan of Merger pursuant to Section 9.3.3 (Environmental Risk).

     6.8 Employee Benefit Plans. The Grand Pension Plan will be frozen as of the Effective Time of the Merger, so that there shall be no further accrual of benefits under the Grand Pension Plan after such time. Simultaneously with or in anticipation of freezing of the Grand Pension Plan, Grand will amend the Grand Benefit Restoration Plan to provide that the restored benefit under that plan includes the portion of any accrued benefit under the Grand Pension Plan that is not vested when benefit accruals are frozen and does not later vest due to termination of the Grand Pension Plan. Macatawa expressly reserves the right to terminate the Grand Pension Plan at any time it so chooses after the Effective Time of the Merger. The Grand 401(k) Plan will be merged into or combined with the Macatawa Bank 401(k) Plan at such time after the Effective Time of the Merger and in such manner as determined by Macatawa.

                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO MACATAWA'S OBLIGATIONS

     All obligations of Macatawa under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Macatawa), prior to or at the Closing, of each of the following conditions:

     7.1 Renewal of Representations and Warranties, Etc.

          7.1.1 Representations and Warranties. Grand's representations and warranties shall then be true in all material respects or, if one or more representations or warranties shall then be untrue or incomplete, the cumulative effect of all untrue or incomplete representations and warranties shall not then be materially adverse relative to the business, income, financial condition or prospects of Grand and its subsidiaries on a consolidated basis. For purposes of this Section 7.1.1 (Representations and Warranties), representations and warranties made with respect to specified dates or events need only to have been true in all material respects as of such dates or events. Any representation or warranty which becomes untrue because of any change intended by this Plan of Merger shall not be considered to be a breach of this Plan of Merger because of such change.

          7.1.2 Compliance with Agreements. Grand and its subsidiaries shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Grand or its subsidiaries prior to or at the Closing in all material respects.

          7.1.3 Certificates. Compliance with Sections 7.1.1 (Representations and Warranties) and 7.1.2 (Compliance with Agreements) shall be evidenced by one or more certificates signed on behalf of Grand by appropriate officers of Grand and, with respect to agreements, conditions, and covenants pertaining to its subsidiaries, by appropriate officers of its subsidiaries, dated as of the date of the Closing, certifying the foregoing in such detail as Macatawa may reasonably request, and describing any exceptions to such compliance in such certificates.

     7.2 Opinion of Legal Counsel. Grand shall have delivered to Macatawa an opinion of its counsel consistent with Appendix A, dated as of the date of the Closing and reasonably satisfactory to counsel for Macatawa.

     7.3 Required Approvals. Macatawa shall have received:

          7.3.1 Regulatory. All such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by Grand and Macatawa of their respective obligations under this Plan of Merger and the consummation of the Merger.

          7.3.2 Shareholder. The requisite approval of the Macatawa shareholders of this Plan of Merger and the Merger and evidence reasonably satisfactory to Macatawa of the requisite approval of Grand's shareholders of this Plan of Merger and the Merger.

     7.4 Order, Decree, Etc. Neither Macatawa nor Grand shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     7.5 Proceedings. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened: (i) against Grand or its subsidiaries or their respective properties or businesses which may result in any liability to either of them or its subsidiaries which could have a Material Adverse Effect on the financial condition, net income, business, or properties of Grand and its subsidiaries on a consolidated basis; or (ii) which challenges the Merger or this Plan of Merger.

     7.6 Tax Matters. Macatawa shall have received an opinion of Varnum, Riddering, Schmidt & Howlett LLP, reasonably satisfactory in form and substance, substantially to the effect that:

          7.6.1 Reorganization. The Merger of Grand with and into Macatawa will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and Macatawa and Grand will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

          7.6.2 Assets' Tax Basis. The basis of the Grand assets in the hands of Macatawa immediately after the Merger will be the same as the basis of those assets in the hands of Grand immediately prior to the Merger.

          7.6.3 No Gain or Loss. No gain or loss will be recognized to Macatawa on the receipt by Macatawa of the assets of Grand in exchange for Macatawa Common Stock and the assumption by Macatawa of the liabilities of Grand.

          7.6.4 Holding Period. The holding period of the assets of Grand in the hands of Macatawa will include the holding period during which Grand held such assets.

          The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Macatawa's counsel from Grand and its subsidiaries and Macatawa and its subsidiaries.

     7.7 Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     7.8 Certificate as to Outstanding Shares. Macatawa shall have received one or more certificates signed by the secretary of Grand on behalf of Grand, certifying the total number of shares of capital stock of Grand issued and outstanding as of the close of business on the day immediately preceding the Closing, all in such form as Macatawa may reasonably request.

     7.9 Change of Control Waivers. Macatawa shall have received evidence of the waiver of any material rights and the waiver of the loss of any material rights which may be triggered by the change of control of Grand upon consummation of the Merger under any agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments, all in form and substance reasonably satisfactory to Macatawa.

     7.10 Employment Agreements. The Amended and Restated Employment Agreements described in the Grand Disclosure Statement shall have been executed and shall not have been terminated, cancelled or amended.

     7.11 Grand Stock Options. There shall not have been any issuances of Grand Stock Options since the date of this Plan of Merger.

     7.12 Amendment of Grand Stock Options. Grand shall have amended its stock option plans or caused the written amendment of each outstanding Grand Stock Option grant prior to the Closing if and to the extent necessary to permit the conversion of the outstanding Grand Stock Options as contemplated by Section 2.2 (Conversion of Grand Stock Options).

     7.13 Fairness Opinion. Macatawa shall have received an opinion reasonably acceptable to Macatawa, dated as of the date of this Plan of Merger and renewed as of a date approximately the date of the Prospectus and Proxy Statement, that the terms of the Merger are fair to Macatawa's shareholders from a financial standpoint as of that date and such opinion shall not have been subsequently withdrawn; provided, that Macatawa shall have used all reasonable efforts to obtain such a fairness opinion.

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO GRAND'S OBLIGATIONS

     All obligations of Grand under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer), prior to or at the Closing, of each of the following conditions:

     8.1 Renewal of Representations and Warranties, Etc.

          8.1.1 Representations and Warranties. Macatawa's representations and warranties shall then be true in all material respects or, if one or more representations or warranties shall then be untrue, the cumulative effect of all untrue representations and warranties shall not then be materially adverse relative to the business, income, or financial condition of Macatawa and its subsidiaries on a consolidated basis. For purposes of this
     Section 8.1.1 (Representations and Warranties), representations and warranties made with respect to specified dates or events need only to have been true in all material respects as of such dates or events. Any representation or warranty which becomes untrue because of any change intended by this Plan of Merger shall not be considered to be a breach of this Plan of Merger because of such change.

          8.1.2 Compliance with Agreements. Macatawa and its subsidiaries shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Macatawa and its subsidiaries prior to or at the Closing in all material respects.

          8.1.3 Certificates. Compliance with Sections 8.1.1 (Representations and Warranties) and 8.1.2 (Compliance with Agreements) shall be evidenced by one or more certificates signed on behalf of Macatawa by the appropriate officers of Macatawa and, with respect to agreements, conditions, and covenants pertaining to its subsidiaries, by appropriate officers of its subsidiaries, dated as of the date of the Closing, certifying the foregoing in such detail as Grand may reasonably request, and describing any exceptions to such compliance in such certificates.

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     8.2 Opinions of Legal  Counsel.  Macatawa  shall have delivered to Grand an opinion of its counsel consistent with Appendix B, dated as of the date of the Closing and reasonably satisfactory to counsel for Grand.

     8.3 Required Approvals. Grand shall have received:

          8.3.1 Regulatory. Grand and Macatawa shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by Grand and Macatawa, or their subsidiaries, of their respective obligations under this Plan of Merger and the consummation of the Merger.

          8.3.2 Shareholder. The Grand shareholders shall have approved this Plan of Merger and Grand shall have received evidence reasonably satisfactory to Grand of the requisite approval of the Macatawa shareholders of this Plan of Merger and the Merger.

     8.4 Order, Decree, Etc. Neither Macatawa nor Grand shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     8.5 Proceedings. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened: (i) against or relating to either Grand or Macatawa or their respective subsidiaries or their respective properties or businesses which may result in any liability to either of them or its subsidiaries which could have a Material Adverse Effect on the financial condition, net income, business, properties, operations, or prospects of either of them and its subsidiaries on a consolidated basis; or (ii) which challenges the Merger or this Plan of Merger.

     8.6 Tax Matters. Grand shall have received an opinion from Varnum, Riddering Schmidt & Howlett LLP, reasonably satisfactory in form and substance, substantially to the effect that:

          8.6.1 Reorganization. The Merger of Grand with and into Macatawa will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and Macatawa and Grand will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

          8.6.2 No Gain or Loss. No gain or loss will be recognized by the shareholders of Grand who receive shares of Macatawa Common Stock in exchange for all of their shares of Grand Common Stock, except to the extent of any cash received in lieu of a fractional share of Macatawa Common Stock.

          8.6.3 Stock Tax Basis. The basis of the Macatawa Common Stock to be received by shareholders of Grand will, in each instance, be the same as the basis of the respective shares of Grand Common Stock surrendered in exchange therefor.

          8.6.4 Holding Period. The holding period of the Macatawa Common Stock received by shareholders of Grand will, in each instance, include the period during which the Grand Common Stock surrendered in exchange therefor was held, provided that the Grand Common Stock was, in each instance, held as a capital asset in the hands of the shareholder of Grand at the Effective Time of the Merger.

     8.7 Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     8.8 Listing of Shares. The shares of Macatawa Common Stock that shall be issued to the shareholders of Grand upon consummation of the Merger shall have been authorized for listing on The NASDAQ Stock Market upon official notice of issuance.

     8.9 Certificate as to Outstanding Shares. Grand shall have received one or more certificates signed by Macatawa's transfer agent and the secretary of Macatawa on behalf of Macatawa, certifying the total number of shares of capital stock of Macatawa issued and outstanding as of the close of business on the day immediately preceding the Closing, all in such form as Grand may reasonably request.

     8.10 Fairness Opinion. Grand shall have received an opinion acceptable to Grand, dated as of the date of this Plan of Merger and renewed as of a date approximately the date of the Prospectus and Proxy Statement, that the financial terms of the Merger are fair to Grand's shareholders from a financial standpoint as of that date and such opinion shall not have been subsequently withdrawn; provided, that Grand shall have used all reasonable efforts to obtain such a fairness opinion.

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                                   ARTICLE IX
                              ABANDONMENT OF MERGER

     This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger (notwithstanding that approval of this Plan of Merger by the shareholders of Grand and Macatawa may have previously been obtained) as follows:

     9.1 Mutual Abandonment. By mutual consent of the boards of directors, or duly authorized committees thereof, of Macatawa and Grand.

     9.2 Upset Date. By either Macatawa or Grand if the Merger shall not have been consummated on or before June 30, 2002 and such failure to consummate the Merger is not caused by a breach of this Plan of Merger by the terminating party.

     9.3 Macatawa's Rights to Terminate. By Macatawa under any of the following circumstances:

          9.3.1 Failure to Satisfy Closing Conditions. If any of the conditions specified in Article VII have not been met or waived by Macatawa, at such time as such condition can no longer be satisfied notwithstanding Grand's reasonable efforts to comply with those covenants and satisfy those conditions by Grand in this Plan of Merger.

          9.3.2 Shareholder Approval. This Plan of Merger is not approved by the requisite vote of the shareholders of Grand or Macatawa at a meeting duly called and held for that purpose at which a quorum is present and voted in person or by proxy and such meeting has been finally adjourned.

          9.3.3 Environmental Risks. If Macatawa has given Grand notice of termination based on an unacceptable Environmental Risk, as provided in
     Section 6.7.2 (Right to Abandon).

          9.3.4 Occurrence of a Fiduciary Event. At any time after there has occurred a Fiduciary Event.

          9.3.5 Material Adverse Event. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Grand.

          9.3.6 Community Reinvestment Act Rating. If, prior to the Closing, the Bank is examined for compliance with the Community Reinvestment Act and receives a rating lower than "Satisfactory" or, if the report of examination is still pending on the date of the Closing, Macatawa is unable to satisfy itself that the Bank will receive a rating of Satisfactory or better.

     9.4 Grand's Rights to Terminate. By the Board of Directors, or a duly authorized committee thereof, of Grand under any of the following circumstances:

     9.4.1 Failure to Satisfy Closing Conditions. If any of the conditions specified in Article VIII have not been met or waived by Grand at such time as such condition can no longer be satisfied notwithstanding Macatawa's reasonable efforts to comply with those covenants given by Macatawa in this Plan of Merger.

     9.4.2 Shareholder Approval. This Plan of Merger is not approved by the requisite vote of the shareholders of Grand or Macatawa at a meeting duly called and held for that purpose at which a quorum is present and voted in person or by proxy and such meeting has been finally adjourned.

     9.4.3 Community Reinvestment Act Rating. If, prior to the Closing, any of the banking subsidiaries of Macatawa is examined for compliance with the Community Reinvestment Act and receives a rating lower than "Satisfactory" or, if the report of examination is still pending on the date of the Closing, Grand is unable to satisfy itself that such bank or banks will receive a rating of Satisfactory or better.

     9.4.4 Material Adverse Event. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Macatawa.

     9.5 Effect of Termination. In the event of termination of this Plan of Merger by either Grand or Macatawa as provided in this Article IV (Abandonment of Merger), this Plan of Merger shall forthwith have no effect, and none of Grand,

Macatawa, any of their respective subsidiaries, or any of their respective directors, officers, or employees shall have any liability of any nature whatsoever under this Plan of Merger, or in connection with the transactions contemplated by this Plan of Merger, except that (a) Sections 5.10.4 (Payment after Certain Events), 6.6.4 (Confidentiality), 6.6.5 (Return of Materials),
10.3 (Nonsurvival of Representations, Warranties, and Agreements), and 10.5 (Expenses) shall survive any termination of this Plan of Merger, and (b) notwithstanding anything to the contrary contained in this Plan of Merger, neither Grand nor Macatawa shall be relieved or released from any of its liabilities or damages arising out of a knowing or intentional breach of a representation and warranty or a breach of any other provision of this Plan of Merger.

                                    ARTICLE X
                                  MISCELLANEOUS

     Subject to the terms and conditions of this Plan of Merger, Macatawa and Grand further agree as follows:

     10.1 "Material Adverse Effect" Defined. As used in this Plan of Merger, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, has had or could have a material negative impact on (a) the business, assets, financial condition, results of operations, or value of Macatawa and its subsidiaries, taken as a whole, or Grand and its subsidiaries, taken as a whole, as the case may be; or (b) the ability of Macatawa or Grand, as the case may be, to satisfy the applicable closing conditions or consummate the Merger. Notwithstanding the above, the impact of the following shall not be included in any determination of a Material Adverse Effect: (a) changes in GAAP, generally applicable to financial institutions and their holding companies; (b) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party; (c) changes in economic conditions (including changes in the level of interest rates) generally affecting financial institutions; and (d) fees and expenses reasonably related to this transaction (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention provisions) incurred or paid without violation of the representations, warranties or covenants contained in this Plan of Merger.

     10.2 "Knowledge" Defined. As used in this Plan of Merger, the term "knowledge" means the actual knowledge of any director or officer (as that term is defined in Rule 16a-1 of the Exchange Act) of Grand or Macatawa, as the case may be.

     10.3 Nonsurvival of Representations, Warranties, and Agreements. None of the representations, warranties, covenants, and agreements in this Plan of Merger or in any other agreement or instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time of the Merger, except for those covenants and agreements contained herein that, by the terms hereof, apply or are to be performed in whole or in part after the Effective Time of the Merger.

     10.4 Amendment. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, written agreement of Macatawa and Grand, executed by the respective officers thereunto duly authorized, at any time prior to the Effective Time of the Merger.

     10.5 Expenses. Except as otherwise provided in this Plan of Merger, Grand and Macatawa shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. The costs of all filing fees pertaining to the Registration Statement shall be paid by Macatawa. The costs of printing and mailing the Prospectus and Proxy Statement to their respective shareholders shall be borne by Macatawa and by Grand respectively.

     10.6 Specific Enforcement. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages will be inadequate and not susceptible of computation because of the unique nature of Grand, the subsidiaries of Grand, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.

     10.7 Jurisdiction; Jury. The parties acknowledge that jurisdiction and venue may be permissible in more than one jurisdiction or court district. Macatawa and Grand each hereby agree not to assert any defense of improper jurisdiction or venue and each waive their right to a trial by jury.

     10.8 Waiver. Any of the terms or conditions of this Plan of Merger may be waived in writing at any time by action taken by the Board of Directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

     10.9 Notices. All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given and effective immediately if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

If to Grand:                           With a copy to:

Grand Bank Financial Corporation       Warner Norcross & Judd LLP
Attention:  Charles C. Stoddard, CEO   Attention:  Gordon R. Lewis
126 Ottawa Avenue, NW, Suite 100       900 Fifth Third Center
P.O. Box 3580                          111 Lyon Street, NW
Grand Rapids, Michigan 49503-2867      Grand Rapids, Michigan 49503-2487
Telephone:  616-235-7000               Telephone:  616-752-2000
Fax:  616-235-2160                     Fax:  616-222-2752

If to Macatawa:                        With a copy to:

Macatawa Bank Corporation              Varnum, Riddering Schmidt & Howlett LLP
Attention: Benj. A. Smith, III,        Attention: Donald L. Johnson
Chairman and CEO                       Bridgewater Place
c/o Smith & Associates                 P.O. Box 352
106 East 8th Street                    333 Bridge Street, NW
Holland, Michigan 49423                Grand Rapids, Michigan 49501-0352
Telephone:  616-396-0199               (49504 for deliveries)
Fax:  616-396-2381                     Telephone:  616-336-6000
                                       Fax:  616-336-7000

     10.10 Governing Law. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, without regard to principles of conflicts of laws.

     10.11 Entire Agreement. This Plan of Merger (including all exhibits and ancillary agreements described in this Plan of Merger) supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the agreements and documents referred to in this Plan of Merger) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; except for matters set forth in any written instrument concurrently or contemporaneously executed by the parties. No party may assign any of its rights or obligations under this Plan of Merger to any other person.

     10.12 Third Party Beneficiaries. The terms and conditions of this Plan of Merger shall inure to the benefit of and be binding upon Macatawa and Grand and their respective successors. Except to the extent provided in Sections 5.11 (Indemnification) and 5.12 (Insurance), nothing in this Plan of Merger, express or implied, is intended to confer upon any person other than Macatawa and Grand any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger.

     10.13 Counterparts. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by facsimile transmission from a party. If so delivered by facsimile transmission, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

     10.14 Further Assurances; Privileges. Macatawa and Grand each shall, at the request of the other, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger.

     10.15 Headings, Etc. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger. With respect to any term, references to the singular form of the word include its plural form and references to the plural form of the word include its singular form.

     10.16 Calculation of Dates and Deadlines. Unless otherwise specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Holland, Michigan.

     10.17 Severability. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.

     The undersigned have duly executed and acknowledged this Plan of Merger as of the date first written above.

                          GRAND BANK FINANCIAL CORPORATION


                          By:      /s/ Charles C. Stoddard
                                   Charles C. Stoddard
                                   Its Chairman and CEO


                          MACATAWA BANK CORPORATION


                          By:      /s/ Benj. A. Smith III
                                   Benj. A. Smith III
                                   Its Chairman and CEO

                                   Appendix B



November 20, 2001


CONFIDENTIAL

Board of Directors
Grand Bank Financial Corporation
126 Ottawa Avenue NW, Ste 100
Grand Rapids, Michigan  49503

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Grand Bank Financial Corporation, Grand Rapids, Michigan ("Grand") and its shareholders, of the terms of the Agreement and Plan of Merger dated as of November 20, 2001 (the "Agreement") between Grand and Macatawa Bank Corporation, Holland, Michigan ("Macatawa"). The Agreement provides for the Merger of Grand with and into Macatawa (the "Merger"), with Macatawa being the surviving company.

     The terms of the Agreement provide for a fixed exchange ratio in which each common share of Grand will be exchanged for 17.5979 shares of Macatawa common stock. Based on Grand's current common shares outstanding, Macatawa will issue approximately 2,375,000 shares of common stock to Grand common stockholders. The Agreement further provides that stock options previously granted by Grand be converted into and become options to purchase Macatawa common stock.

Austin Associates, LLC ("Austin Associates"), as part of its investment banking practice, is customarily engaged in the valuation of businesses and securities in connection with mergers and acquisitions, and valuations for estate, corporate and other purposes. Austin Associates acted as Grand's financial advisor in connection with, and has participated in negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

     (i) Reviewed the audited financial statements of Grand for each of the years ending 1996 through 2000, and the audited financial statements of Macatawa for each of the years ending 1998-2000;

    (ii) Reviewed unaudited financial statements of Grand and Macatawa for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

   (iii) Reviewed certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Grand and Macatawa provided to us or publicly available for purposes of our analysis;

    (iv) Participated in meetings and telephone conferences with representatives of Grand and Macatawa concerning the financial condition, business, assets, financial forecasts and prospects of the companies, as well as other matters we believed relevant to our inquiry;

     (v) Compared the results of operations and financial condition of Grand with that of certain companies, which we deemed to be relevant for purposes of this opinion;

    (vi) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

   (vii)  Reviewed the Agreement and certain related documents; and

  (viii)  Performed   such  other   reviews  and  analyses  as  we  have  deemed
          appropriate.

In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the status and value of Grand or Macatawa's assets, and have instead relied upon representations and information concerning assets of both companies in the aggregate. In rendering our opinion, we have assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to Grand or Macatawa, or to Grand shareholders receiving Macatawa stock. In addition, we have assumed in the course of obtaining the necessary approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Grand and its shareholders.

This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. This opinion is limited to the fairness, from a financial point of view, of the terms of the Agreement, and does not address the underlying business decision by Grand's Board of Directors to effect the Merger and does not constitute a recommendation to any Grand shareholder as to how such shareholder should vote with respect to the Merger.

Austin Associates reserves the right to review all disclosures in the proxy materials and consent to the characterization of our fairness opinion. For our services in rendering this opinion, Grand will pay us a fee, a significant portion of which is contingent upon the consummation of the Merger. Grand has also agreed to indemnify us against certain liabilities.

Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement are fair, from a financial point of view, to Grand and its shareholders.

Respectfully,


/s/ Austin Associates, LLC

Austin Associates, LLC

                                   Appendix C


                           [To be filed by Amendment]

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Macatawa Bank Corporation ("Macatawa") is obligated under its Restated Articles of Incorporation to indemnify its directors and executive officers who serve or have served at the request of Macatawa as directors, officers, employees, agents or fiduciaries of Macatawa or another corporation or other enterprise to the fullest extent permitted under the Michigan Business Corporation Act. Persons who are not directors or executive officers may be similarly indemnified in respect of such services to the extent authorized by Macatawa's Board of Directors.

     Sections 561 through 571 of the Michigan Business Corporation Act contain provisions governing the indemnification of directors and officers by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that any director or officer has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the  mandatory  indemnification  provided  under the  Michigan  Business
Corporation Act. The Michigan Business Corporation Act permits partial indemnification for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

     A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made by a majority vote of a quorum of the Board of Directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all "independent directors" not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. An authorization for payment of indemnification may be made by: (1) the Board of Directors by (a) a majority vote of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (b) a majority vote of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (c) a majority vote of one or more "independent directors" who are not parties or threatened to be made parties to the action, suit or proceeding, or (d) if the corporation lacks the appropriate persons for alternatives (a) through (c), by a majority vote of the entire Board of Directors; or (2) the shareholders. Under the Michigan Business Corporation Act, Macatawa may indemnify a director without a determination that the director has met the applicable standard of conduct unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act (which prohibits certain dividends, distributions to shareholders and certain loans to insiders of the corporation), or intentionally committed a criminal act. A director may file for a court determination of the propriety of indemnification in any of the situations set forth in the preceding sentence.

     Under the Michigan Business Corporation Act, Macatawa may pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking to repay the

                                    Part II-1
advance if it is ultimately determined that he or she did not meet the standard of conduct, which undertaking need not be secured.

     The indemnification provisions of the Michigan Business Corporation Act are not exclusive of the rights to indemnification under a corporation's articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the Michigan Business Corporation Act continues as to a person who ceases to be a director, officer, employee or agent.

     The Michigan Business Corporation Act permits Macatawa to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with Macatawa, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Macatawa maintains such insurance on behalf of its directors, officers, employees and agents.





                                   Part II-2

Item 21.  Exhibits and Financial Statement Schedules.

     A. Exhibits.  The following exhibits are filed as part of this Registration
Statement:

Number              Exhibit

2 Agreement and Plan of Merger dated November 20, 2001. Included as Appendix A to the prospectus and joint proxy statement.

4.1      Articles of Incorporation of Macatawa Bank  Corporation,  incorporated
         by  reference  to  Exhibit  3.1  to  the  Macatawa  Bank   Corporation
         Registration Statement on Form SB-2 (Registration No. 333-45755).

4.2      Bylaws of Macatawa  Bank  Corporation,  incorporated  by  reference to
         Exhibit 3.2 to the Macatawa Bank Corporation Registration Statement on Form SB-2 (Registration No. 333-45755).

5.1      Opinion of Varnum, Riddering, Schmidt & Howlett LLP.

8.1      Opinion of Varnum, Riddering, Schmidt & Howlett LLP as to Tax Matters.*

23.1     Consent  of  Macatawa's  Independent  Accountants,  Crowe,  Chizek and
         Company LLP.

23.2     Consent of  Grand's  Independent  Certified  Public  Accountants,  BDO
         Seidman LLP.

23.3     Consent of Macatawa's Counsel. Included in Exhibit 5.1

23.4     Consent of Grand's Counsel.

23.5     Consent of Grand's Financial Advisor.

23.6     Consent of Macatawa's Financial Advisor. *

24 Powers of Attorney (included on the signature page on page II-6 of this Registration Statement on Form S-4).

99.1     Notice of Special Meeting of Macatawa Shareholders.

99.2     Form of Proxy for Macatawa Bank Corporation.

99.3     Notice of Special Meeting of Grand Shareholders.

99.4     Form of Proxy for Grand Bank Financial Corporation.

*        To be filed by Amendment.

     B. Financial Statements and Schedules.

     All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission have been omitted because they either are not required under the related instructions or the required information has been included in the financial statements of Macatawa or notes thereto.

     C. Opinions of Financial Advisor.

     The form of opinion of Austin Associates, LLC is included as Appendix B to the prospectus and joint proxy statement. The opinion of Donnelly, Penman, French, Haggarty & Co. will be included as Appendix C to the prospectus and joint proxy statement upon filing of an Amendment.

                                   Part II-3

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Part II-4

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                     * * * *




                                   Part II-5

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Holland, State of Michigan, on December 28, 2001.

                                               MACATAWA BANK CORPORATION


                                               By:    /s/ Benjamin A. Smith, III
                                                      Benjamin A. Smith, III
                                                      Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benj. A. Smith, III and Philip J. Koning, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents , and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in a and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated

       Signature                     Title                             Date
       ---------                     -----                             ----
/s/ Benj. A. Smith, III
Benj. A. Smith, III           Principal Executive Officer      December 28, 2001
                              and a Director

/s/ Steven L. Germond
Steven L. Germond             Principal Financial and          December 28, 2001
                              Accounting Officer

/s/ Philip J. Koning
Philip J. Koning              President and a Director         December 28, 2001


/s/ G. Thomas Boylan
G. Thomas Boylan              Director                         December 28, 2001


/s/ Robert E. DenHerder
Robert E. DenHerder           Director                         December 28, 2001


/s/ John F. Koetje
John F. Koetje                Director                         December 28, 2001


                                   Part II-6

                                  EXHIBIT INDEX


Number                               Exhibit

2 Agreement and Plan of Merger dated November 20, 2001. Included as Appendix A to the prospectus and joint proxy statement.

4.1      Articles of Incorporation of Macatawa Bank  Corporation,  incorporated
         by  reference  to  Exhibit  3.1  to  the  Macatawa  Bank   Corporation
         Registration Statement on Form SB-2 (Registration No. 333-45755).

4.2      Bylaws of Macatawa  Bank  Corporation,  incorporated  by  reference to
         Exhibit 3.2 to the Macatawa Bank Corporation Registration Statement on Form SB-2 (Registration No. 333-45755).

5.1      Opinion of Varnum, Riddering, Schmidt & Howlett LLP.

8.1      Opinion of Varnum, Riddering, Schmidt & Howlett LLP as to Tax Matters.*

23.1     Consent  of  Macatawa's  Independent  Accountants,  Crowe,  Chizek and
         Company LLP.

23.2 Consent of Grand's Independent Certified Public Accountants, BDO Seidman, LLP.

23.3     Consent of Macatawa's Counsel. Included in Exhibit 5.1

23.4     Consent of Grand's Counsel.

23.5     Consent of Grand's Financial Advisor.

23.6     Consent of Macatawa's Financial Advisor. *

24 Powers of Attorney (included on the signature page on page II-6 of this Registration Statement on Form S-4).

99.1     Notice of Special Meeting of Macatawa Shareholders.

99.2     Form of Proxy for Macatawa Bank Corporation.

99.3     Notice of Special Meeting of Grand Shareholders.

99.4     Form of Proxy for Grand Bank Financial Corporation.

*        To be filed by Amendment




                                   Part II-7

                                   Exhibit 5.1



                                December 28, 2001


Macatawa Bank Corporation
348 South Waverly Road
Holland, Michigan 49423

         Subject: Registration Statement on Form S-4
                  2,459,905 Shares of Common Stock, No Par Value per Share
Gentlemen:

     We are counsel to Macatawa Bank Corporation ("Macatawa") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Macatawa common stock, no par value ("Common Stock"), pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about December 28, 2001.

     We are familiar with the proceedings taken by Macatawa in connection with the authorization of up to 2,459,905 shares of Common Stock to be issued to the shareholders of Grand Bank Financial Corporation. We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that the Common Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement, legally issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

     This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601 of Regulation S-K, may be relied upon only by you and the Commission and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.

                                Very truly yours,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                  /s/ Varnum, Riddering, Schmidt & Howlett LLP

DLJ/mjb



                                 Exhibit 5.1-1

                                  Exhibit 23.1

                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Registration Statement of Macatawa Bank Corporation on Form S-4 and related Prospectus/Joint Proxy Statement of our report dated January 24, 2001, on the consolidated financial statements of Macatawa Bank Corporation, as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 appearing in the 2000 Form 10-K of Macatawa Bank Corporation. We also consent to the use of our name as "Experts" in the Prospectus/Joint Proxy Statement.


                                /s/ Crowe, Chizek and Company LLP
                                Crowe, Chizek and Company LLP


December 26, 2001
Grand Rapids, Michigan




                                 Exhibit 23.1-1

                                  Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We do hereby consent to the use in this Registration Statement (Form S-4) of Macatawa Bank Corporation and related Prospectus/Joint Proxy Statement of our report dated January 17, 2001 on the consolidated balance sheets of Grand Bank Financial Corporation as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, contained therein.

     We also consent to the reference to us under the caption "Experts" in the Prospectus/Joint Proxy Statement.



/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
December 28, 2001




                                 Exhibit 23.2-1

                                  Exhibit 23.5

                        Consent of Austin Associates, LLC


     We hereby consent to the use of our opinion letter to the Board of Directors of Grand Bank Financial Corporation, included as Appendix B to the Proxy Statement/Prospectus which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed Merger of Grand Bank Financial Corporation and Macatawa Bank Corporation and to the references to such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term experts as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Austin Associates, LLC
By:  /s/ Austin Associates, LLC

December 28, 2001
Grand Rapids, Michigan





                                 Exhibit 23.5-1

                                  Exhibit 99.1


                                 [MACATAWA LOGO]

                            MACATAWA BANK CORPORATION
                                348 Waverly Road
                             Holland, Michigan 49423
                            Telephone (616) 820-1444

Dear Shareholder:

     On behalf of Macatawa Bank Corporation's Board of Directors, I cordially invite you to attend the Special Meeting of Shareholders of Macatawa Bank Corporation to be held on:

                        _____________, ____________, 2002
                        ___________ local time
                        ___________________________
                        ___________________________
                        Holland, Michigan  49423

for the following purposes:

1. The approval and adoption of the Agreement and Plan of Merger, dated as of November 20, 2001, between Macatawa Bank Corporation and Grand Bank Financial Corporation and the issuance of shares of Macatawa Bank Corporation's common stock pursuant to the Agreement and Plan of Merger, pursuant to which Grand will merge into Macatawa and each share of Grand common stock will be converted into 17.5979 shares of Macatawa common stock (and cash in lieu of fractional shares); and

2. To transact such other business as may properly come before the special meeting or any adjournment or postponements thereof.

     The terms of the Merger Agreement, as well as other important information relating to Macatawa and Grand, are contained in the attached prospectus and joint proxy statement. Please give this document your careful attention. Macatawa's Board of Directors has approved the Merger Agreement and unanimously recommends that Macatawa's shareholders vote "FOR" its approval and adoption and the approval of the issuance of shares of Macatawa Bank Corporation's common stock pursuant to the Merger Agreement. Only holders of Macatawa common stock as of the close of business on _____________, 2002 are entitled to vote at the special meeting.

     This notice and the attached prospectus and joint proxy statement and the accompanying form of proxy are being mailed on or about _____________, 2002. Because of the significance of the issuance of stock and proposed Merger to Macatawa, your vote at the special meeting, either in person or by proxy, is especially important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before the special meeting, as more fully explained in the attached prospectus and joint proxy statement. Thank you for your prompt attention to this important matter.

By Order of the Board of Directors



Philip J. Koning,
Secretary

Holland, Michigan


                                 Exhibit 99.1-1

                                  Exhibit 99.2


                                 REVOCABLE PROXY

                            MACATAWA BANK CORPORATION
                         Special Meeting of Shareholders

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Benj. A. Smith, III and Philip J. Koning, or either of them, of Macatawa Bank Corporation ("Macatawa"), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Macatawa that the undersigned is entitled to vote at Macatawa's Special Meeting of Shareholders (the "Meeting"), to be held on __________, 2002, at , located at _________________, Holland, Michigan 49423, at
__________ local time, and any and all adjournments and postponements thereof.

     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Macatawa at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Macatawa at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be considered terminated and of no further force and effect.

     The undersigned acknowledges receipt from Macatawa, prior to the execution of this proxy, of Notice of the Special Meeting and a Prospectus and Joint Proxy Statement.

                  (Continued and to be signed on reverse side)




                                 Exhibit 99.2-1

MACATAWA BANK CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.     (X)

     The approval and adoption of the Agreement and Plan of Merger, dated as of November 20, 2001 (the "Merger Agreement"), between Macatawa Bank Corporation and Grand Bank Financial Corporation and the issuance of shares of Macatawa Bank Corporation common stock pursuant to the Merger Agreement.

              For                     Against                 Abstain
              ( )                       ( )                     ( )

The Board of Directors recommends a vote "FOR" approval of the Merger Agreement.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF MACATAWA BANK CORPORATION PURSUANT TO THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                                Dated: ______________, 2002
                                                Print Name:_____________________
                                                Signature:______________________
                                                Print Name:_____________________
                                                Signature:______________________

                                                Please sign exactly as your name
                                                appears  on   this   card.  When
                                                signing as  attorney,  executor,
                                                administrator,    trustee     or
                                                guardian,  please give your full
                                                title.   If  shares   are   held
                                                jointly,   each   holder  should
                                                sign.

                                                PLEASE  PROMPTLY COMPLETE,  SIGN
                                                AND  MAIL   THIS  PROXY  IN  THE
                                                ENCLOSED  POSTAGE-PAID  ENVELOPE




                                 Exhibit 99.2-2

                                  Exhibit 99.3


                     [GRAND BANK FINANCIAL CORPORATION LOGO]

                        GRAND BANK FINANCIAL CORPORATION
                        126 Ottawa Avenue, N.W., Ste. 100
                        Grand Rapids, Michigan 49503-2867
                            Telephone: (616) 235-7000

Dear Shareholder:

     On behalf of Grand Bank Financial Corporation's Board of Directors we cordially invite you to attend a special meeting of shareholders of Grand Bank Financial Corporation to be held on:


                            [TIME, DATE, AND LOCATION
                                TO BE COMPLETED]



for the purpose of considering and acting upon approval of an Agreement and Plan of Merger, dated as of November 20, 2001, between Macatawa Bank Corporation and Grand Bank Financial Corporation, pursuant to which Grand will merge into Macatawa and each share of Grand common stock will be converted into 17.5979 shares of Macatawa common stock (and cash in lieu of fractional shares); and such other matters as may properly come before the special meeting or any adjournments or postponements thereof.

     The terms of the Merger Agreement, as well as other important information relating to Macatawa and Grand, are contained in the attached prospectus and joint proxy statement. Please give this document your careful attention. Grand's Board of Directors has adopted the Merger Agreement and recommends that Grand's shareholders vote "FOR" its approval. Only holders of Grand common stock as of the close of business on December ___, 2001 are entitled to vote at the special meeting.

     This notice and the attached prospectus and joint proxy statement and the accompanying form of proxy are being mailed on or about ____________, 2002. Because of the significance of the proposed Merger to Grand, your vote at the special meeting, either in person or by proxy, is especially important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. Thank you for your prompt attention to this important matter.

Sincerely,



Charles C. Stoddard                        Thomas J. Wesholski
Chairman of the Board and Chief            President and Chief Operating Officer
Executive Officer

Grand Rapids, Michigan


                                 Exhibit 99.3-1

                                  Exhibit 99.4


                                 REVOCABLE PROXY

                        GRAND BANK FINANCIAL CORPORATION
                         Special Meeting of Shareholders

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles C. Stoddard, Thomas J. Wesholski and Robert W. DeJonge or any of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Grand Bank Financial Corporation ("Grand") that the undersigned is entitled to vote at Grand's Special Meeting of Shareholders (the "Meeting"), to be held on _______________, 2002, at _____________________________, located at
_______________________,   at  ______  a.m.,   local  time,   and  any  and  all
adjournments and postponements thereof..

     The undersigned acknowledges receipt from Grand prior to the execution of this proxy, of Notice of the Special Meeting and a Prospectus and Joint Proxy Statement.


                  (Continued and to be signed on reverse side)




                                 Exhibit 99.4-1

GRAND BANK FINANCIAL CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.     (X)

     Approval of the Agreement and Plan of Merger, dated as of November 20, 2001 (the "Merger Agreement"), between Macatawa Bank Corporation and Grand Bank Financial Corporation.

                        For             Against               Abstain
                        ( )               ( )                   ( )

The Board of Directors recommends a vote "FOR" approval of the Agreement and Plan of Merger.


     This proxy will be voted as directed. If no directions are specified, this proxy will be voted for approval of the Merger Agreement. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

                                               Dated: ___________________, 2002
                                               Print Name:______________________
                                               Signature:_______________________
                                               Print Name:______________________
                                               Signature:_______________________

                                               Please sign exactly as your  name
                                               appears  on   this  card.    When
                                               signing  as  attorney,  executor,
                                               administrator,     trustee     or
                                               guardian,  please give  your full
                                               title.    If  shares   are   held
                                               jointly, each holder should sign.

                                                     YOUR VOTE IS IMPORTANT!

                                               PLEASE  PROMPTLY  COMPLETE,  SIGN
                                               AND  MAIL   THIS  PROXY   IN  THE
                                               ENCLOSED POSTAGE-PAID ENVELOPE